                                                                     EXHIBIT 4.1
================================================================================

                    FEDERAL DEPOSIT INSURANCE CORPORATION,
                     in its corporate capacity, and in its
                      capacities as administrator of the
                      Bank Insurance Fund and as receiver
                        of the Depository Institutions,


                                      and


                BANC ONE MANAGEMENT AND CONSULTING CORPORATION,
                                   Servicer


                                      and


                     State Street Bank and Trust Company,
                          in its capacity as Trustee


                          --------------------------

                        POOLING AND SERVICING AGREEMENT

                         Dated as of December 1, 1996

                          --------------------------

                                 $716,519,499

                 Commercial Mortgage Pass-Through Certificates

                                Series 1996-C1


                                ---------------

================================================================================

                               TABLE OF CONTENTS

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                                                                           ----


                                  ARTICLE I.

                                  DEFINITIONS

Section 1.01.   Defined Terms...............................................  4
  Accrual Period............................................................  4
  Accrued Interest..........................................................  4
  Acquisition Date..........................................................  4
  Adjustable Rate Mortgage Asset............................................  4
  Advance...................................................................  4
  Affiliate.................................................................  5
  Aggregate Negative Amortization...........................................  5
  Aggregate Prepayment Interest Shortfall...................................  5
  Aggregate Relief Act Shortfall............................................  5
  Aggregate Uncertificated Negative Amortization............................  5
  Allocated Principal Prepayments...........................................  5
  Appraised Mortgage Loan...................................................  5
  Appraised Value...........................................................  5
  Assignment of Leases, Rents and Profits...................................  5
  Assumed Scheduled Payment.................................................  6
  Available Distribution Amount.............................................  6
  Available Sub-Pool Coverage Amount........................................  6
  Balloon Mortgage Asset....................................................  6
  Balloon Payment...........................................................  6
  Bankruptcy Code...........................................................  6
  Basis Risk Shortfall......................................................  6
  Basis Risk Shortfall Payment..............................................  6
  Basis Risk Support Amount.................................................  6
  Book-Entry Certificate....................................................  7
  Business Day..............................................................  7
  CERCLA....................................................................  7
  Certificate...............................................................  7
  Certificate Balance.......................................................  7
  Certificate Factor........................................................  7
  Certificateholder.........................................................  7
  Certificate Owner.........................................................  7
  Certificate Rate..........................................................  8
  Certificate Register......................................................  8
  Certificate Registrar.....................................................  8
  Class.....................................................................  8
  Class Balance.............................................................  8

                                       i
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
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
                                           Class Credit Enhancement Percentage........................................   9
                                           Class I-A Balance..........................................................   9
                                           Class I-A Certificate......................................................   9
                                           Class I-B Balance..........................................................   9
                                           Class I-B Certificate......................................................   9
                                           Class I-C Balance..........................................................   9
                                           Class I-C Certificate......................................................  10
                                           Class I-D Balance..........................................................  10
                                           Class I-D Certificate......................................................  10
                                           Class I-XS Certificate.....................................................  10
                                           Class I-XS Distribution Amount.............................................  10
                                           Class II-A Balance.........................................................  10
                                           Class II-A Certificate.....................................................  11
                                           Class II-B Balance.........................................................  11
                                           Class II-B Certificate.....................................................  11
                                           Class II-C Balance.........................................................  11
                                           Class II-C Certificate.....................................................  11
                                           Class II-XS Certificate....................................................  11
                                           Class II-XS Distribution Amount............................................  11
                                           Class R-LT Certificate.....................................................  12
                                           Class R-LT Distribution Amount.............................................  12
                                           Class R-UT Certificate.....................................................  12
                                           Class R-UT Distribution Amount.............................................  12
                                           Class Negative Amortization................................................  12
                                           Clean Air Act..............................................................  12
                                           Clean Water Act............................................................  12
                                           Closing Date...............................................................  12
                                           Code.......................................................................  12
                                           Collection Account.........................................................  12
                                           Collection Report..........................................................  13
                                           Compensating Interest Payment..............................................  13
                                           Component I-AXS............................................................  13
                                           Component I-BXS............................................................  13
                                           Component I-CXS............................................................  13
                                           Component I-DXS............................................................  13
                                           Component II-AXS...........................................................  13
                                           Component II-BXS...........................................................  13
                                           Component II-CXS...........................................................  13
                                           Component Notional Amount..................................................  13
                                           Component Rate.............................................................  14
                                           Component Reference Rate...................................................  14
                                           Controlling Class R-LT Certificateholder...................................  15
                                           Corporate Trust Office.....................................................  15

                                      ii
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
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
                                            Corresponding Certificate" or "Corresponding Class.........................  15
                                            Credit Enhancement Amount..................................................  15
                                            Credit Enhancement Test....................................................  15
                                            Credit Draw Amount.........................................................  15
                                            Credit File................................................................  15
                                            Custodian..................................................................  15
                                            Cut-off Date...............................................................  15
                                            Cut-off Date Balance.......................................................  15
                                            Debt Service Reduction.....................................................  16
                                            Declaration of Trust.......................................................  16
                                            Defaulted Mortgage Asset...................................................  16
                                            Defect.....................................................................  16
                                            Defect Discovery Date......................................................  16
                                            Deferred Interest..........................................................  16
                                            Deficient Valuation........................................................  16
                                            Definitive Certificate.....................................................  16
                                            Deleted Mortgage Asset.....................................................  16
                                            Delinquency Test...........................................................  16
                                            Delinquent Mortgage Asset..................................................  17
                                            Demand Date................................................................  17
                                            Depository.................................................................  17
                                            Depository Institutions....................................................  17
                                            Depository Participant.....................................................  17
                                            Determination Date.........................................................  17
                                            Direct Mortgage Loan.......................................................  17
                                            Mortgage Loan Schedule.....................................................  17
                                            Directly Operate...........................................................  19
                                            Discount Date..............................................................  19
                                            Discounted Mortgage Asset..................................................  19
                                            Discounted Principal Balance...............................................  19
                                            Discounted Scheduled Payments..............................................  19
                                            Disqualified Organization..................................................  19
                                            Disqualifying Condition....................................................  20
                                            Distributable Interest.....................................................  20
                                            Distributable Principal....................................................  21
                                            Distribution Account.......................................................  21
                                            Distribution Date..........................................................  21
                                            Distribution Date Statement................................................  21
                                            Due Date...................................................................  21
                                            Due Period.................................................................  21
                                            Duff & Phelps..............................................................  22
                                            Effective Net Mortgage Rate................................................  22
                                            Eligible Account...........................................................  22

                                      iii
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
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
Environmental Assessment...................................................  22
Environmental Condition Precedent to Foreclosure...........................  22
ERISA......................................................................  22
ERISA-Restricted Certificate...............................................  22
Escrow Account.............................................................  22
Escrow Payment.............................................................  23
Estimated Net Cash Flow....................................................  23
Estimated Net Cash Flow Coverage Ratio.....................................  23
Event of Default...........................................................  23
Excess Coverage Amount.....................................................  23
Exemption..................................................................  23
Extended Loan Floor Rate...................................................  23
Extraordinary Expenses.....................................................  23
FDIC.......................................................................  25
Fee Interest...............................................................  26
FHLMC......................................................................  26
Final Recovery Determination...............................................  26
Final Scheduled Distribution Date..........................................  26
Fixed Rate Mortgage Asset..................................................  26
FNMA.......................................................................  26
Gross Margin...............................................................  26
Ground Lease...............................................................  26
Group I Loan...............................................................  26
Group I Mortgage Asset.....................................................  26
Group I Participation Interest.............................................  27
Group II Loan..............................................................  27
Group II Mortgage Asset....................................................  27
Group II Participation Interest............................................  27
Guaranteed Amount..........................................................  27
Guaranty Payment...........................................................  27
Guide......................................................................  27
Hazardous Materials........................................................  27
Independent................................................................  27
Independent Contractor.....................................................  27
Index......................................................................  28
Initial Pool Balance.......................................................  28
Initial Sub-Pool I Balance.................................................  28
Initial Sub-Pool II Balance................................................  28
Inspection Expenses........................................................  28
Insurance Policy...........................................................  28
Insurance Proceeds.........................................................  29
Interested Person..........................................................  29
Issue Price................................................................  29

                                      iv
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
                                            Junior Lien................................................................  29
                                            Late Collections...........................................................  29
                                            Latest Possible Maturity Date..............................................  29
                                            Lead Mortgage Loan.........................................................  29
                                            Lead Participation Interest................................................  30
                                            Lease......................................................................  30
                                            LIBOR......................................................................  30
                                            LIBOR Adjustment Date......................................................  30
                                            LIBOR Business Day.........................................................  30
                                            Limited Guaranty...........................................................  30
                                            Limited Guaranty Account...................................................  30
                                            Limited Guaranty Draw Asset................................................  30
                                            Liquidation Event..........................................................  30
                                            Liquidation Fee............................................................  30
                                            Liquidation Proceeds.......................................................  31
                                            Loan-to-Value Ratio........................................................  31
                                            Loss.......................................................................  31
                                            Lower-Tier REMIC...........................................................  31
                                            Lower-Tier REMIC Residual Cash Flow........................................  31
                                            Managing Underwriters......................................................  32
                                            Matured Performing Mortgage Loan...........................................  32
                                            Maturity Date..............................................................  32
                                            Modification Fee...........................................................  32
                                            Monthly Portion............................................................  32
                                            Moody's....................................................................  32
                                            Mortgage...................................................................  32
                                            Mortgage Assets............................................................  32
                                            Mortgagee..................................................................  32
                                            Mortgage Asset Accrual Period..............................................  32
                                            Mortgage Asset Accrued Interest............................................  33
                                            Mortgage File..............................................................  33
                                            Mortgage Loan..............................................................  34
                                            Mortgage Loan Seller.......................................................  34
                                            Mortgage Note..............................................................  34
                                            Mortgage Participation Schedule............................................  35
                                            Mortgage Rate..............................................................  36
                                            Mortgage Rate Adjustment Date..............................................  36
                                            Mortgage Schedule..........................................................  36
                                            Mortgaged Property.........................................................  36
                                            Mortgagor..................................................................  36
                                            Negative Amortization......................................................  36
                                            Net Aggregate Prepayment Interest Shortfall................................  36
                                            Net Aggregate Relief Act Shortfall.........................................  37


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
 Net Insurance Proceeds.....................................................  37
 Net Mortgage Rate..........................................................  37
 Net REO Revenues...........................................................  37
 New Lease..................................................................  37
 Non-lead Mortgage Loan.....................................................  37
 Non-lead Participation Interest............................................  38
 Non-Monthly Loan...........................................................  38
 Nonrecoverable Advance.....................................................  38
 Nonrecoverable P&I Advance.................................................  38
 Nonrecoverable Servicing Advance...........................................  38
 Non-Registered Certificate.................................................  38
 Non-United States Person...................................................  38
 Notional Amount............................................................  38
 NRSRO......................................................................  38
 Officers' Certificate......................................................  38
 Opinion of Counsel.........................................................  38
 Optimal Distributable Interest.............................................  39
 Optimal Wind-Down Date.....................................................  39
 Original Class Balance.....................................................  39
 Original Class I-A Balance.................................................  39
 Original Class I-B Balance.................................................  39
 Original Class I-C Balance.................................................  39
 Original Class I-D Balance.................................................  39
 Original Class II-A Balance................................................  39
 Original Class II-B Balance................................................  39
 Original Class II-C Balance................................................  39
 Original Uncertificated Regular Interest I-A Balance.......................  39
 Original Uncertificated Regular Interest I-B Balance.......................  39
 Original Uncertificated Regular Interest I-C Balance.......................  39
 Original Uncertificated Regular Interest I-D Balance.......................  39
 Original Uncertificated Regular Interest II-A Balance......................  39
 Original Uncertificated Regular Interest II-B Balance......................  40
 Original Uncertificated Regular Interest II-C Balance......................  40
 OTS........................................................................  40
 Ownership Interest.........................................................  40
 Participation Interest.....................................................  40
 Payment Adjustment Date....................................................  40
 Percentage Interest........................................................  40
 Permitted Investments......................................................  40
 Permitted Transferee.......................................................  42
 Person.....................................................................  42
 P&I Advance................................................................  42
 P&I Advance Date...........................................................  42


                                      vi
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
                               Prepayment Assumption......................................................  42
                               Prepayment Interest Excess.................................................  42
                               Prepayment Interest Shortfall..............................................  43
                               Prepayment Period..........................................................  43
                               Prepayment Premium.........................................................  43
                               Principal Prepayment.......................................................  43
                               Projected Net Mortgage Rate................................................  43
                               Purchase Price.............................................................  43
                               Qualification Defect.......................................................  43
                               Qualified Insurer..........................................................  44
                               Qualified Substitute Mortgage Loan.........................................  44
                               Rating Agency..............................................................  45
                               Realized Loss..............................................................  45
                               Record Date................................................................  46
                               Regular Certificate........................................................  46
                               Regular Interest...........................................................  46
                               Related Proceeds...........................................................  46
                               Relief Act.................................................................  46
                               Relief Act Shortfall.......................................................  46
                               REMIC......................................................................  46
                               REMIC Provisions...........................................................  47
                               Remittance Rate............................................................  47
                               Rents from Real Property...................................................  47
                               REO Account................................................................  47
                               REO Acquisition............................................................  47
                               REO Disposition............................................................  47
                               REO Loan...................................................................  47
                               REO Payment................................................................  48
                               REO Property...............................................................  48
                               REO Revenues...............................................................  48
                               Request for Release........................................................  48
                               Required Percentages.......................................................  48
                               Residual Account...........................................................  48
                               Residual Allocation Period.................................................  48
                               Residual Certificate.......................................................  49
                               Residual Interest..........................................................  49
                               Resolution Fee.............................................................  49
                               Resolution Period..........................................................  49
                               Resource Conservation and Recovery Act.....................................  49
                               Responsible Officer........................................................  49
                               Resulting Loss.............................................................  49
                               Scheduled Payment..........................................................  49
                               Scheduled Principal Balance................................................  49


                                      vii
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
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 Scheduled Principal Payments................................................ 50
 Security Agreement.......................................................... 50
 Senior...................................................................... 50
 Servicer.................................................................... 50
 Servicer Reimbursement Rate................................................. 50
 Servicing Advances.......................................................... 51
 Servicing Fee............................................................... 51
 Servicing Fee Rate.......................................................... 51
 Servicing Officer........................................................... 51
 Startup Day................................................................. 51
 Stated Principal Balance.................................................... 51
 Stripped Interest Certificate............................................... 52
 Stripped Interest Component................................................. 53
 Subordinated................................................................ 53
 Subordinated Percentage Amount.............................................. 53
 Sub-Pool.................................................................... 53
 Sub-Pool Certificates....................................................... 53
 Sub-Pool I.................................................................. 53
 Sub-Pool I Available Coverage Amount........................................ 53
 Sub-Pool I Available Distribution Amount.................................... 53
 Sub-Pool I Certificates..................................................... 54
 Sub-Pool I Remittance Rate.................................................. 54
 Sub-Pool I Stripped Interest Components..................................... 54
 Sub-Pool II................................................................. 54
 Sub-Pool II Available Coverage Amount....................................... 54
 Sub-Pool II Available Distribution Amount................................... 54
 Sub-Pool II Certificates.................................................... 55
 Sub-Pool II Remittance Rate................................................. 55
 Sub-Pool II Stripped Interest Components.................................... 55
 Sub-Servicer................................................................ 55
 Sub-Servicing Agreement..................................................... 55
 Substitution Shortfall Amount............................................... 55
 Tax Matters Person.......................................................... 55
 Tax Returns................................................................. 56
 The Wall Street Journal Prime Rate.......................................... 56
 Toxic Substances Control Act................................................ 56
 Trust Fund.................................................................. 56
 Trustee..................................................................... 56
 Trustee's Fee............................................................... 56
 Trustee Fee Rate............................................................ 56
 UCC Financing Statement..................................................... 56
 Uncertificated Negative Amortization........................................ 56
 Uncertificated Principal Balance............................................ 56

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
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 Uncertificated Regular Interest............................................  56
 Uncertificated Regular Interest I-A........................................  57
 Uncertificated Regular Interest I-A Balance................................  57
 Uncertificated Regular Interest I-B........................................  57
 Uncertificated Regular Interest I-B Balance................................  57
 Uncertificated Regular Interest I-C........................................  57
 Uncertificated Regular Interest I-C Balance................................  57
 Uncertificated Regular Interest I-D........................................  57
 Uncertificated Regular Interest I-D Balance................................  57
 Uncertificated Regular Interest II-A.......................................  58
 Uncertificated Regular Interest II-A Balance...............................  58
 Uncertificated Regular Interest II-B.......................................  58
 Uncertificated Regular Interest II-B Balance...............................  58
 Uncertificated Regular Interest II-C.......................................  58
 Uncertificated Regular Interest II-C Balance...............................  58
 Uncertificated Sub-Pool I Regular Interests................................  59
 Uncertificated Sub-Pool II Regular Interests...............................  59
 Uncovered Portion..........................................................  59
 Underlying Mortgage Loan...................................................  59
 Unfunded Basis Risk Shortfall..............................................  59
 Uninsured Cause............................................................  59
 United States Person.......................................................  59
 Upper-Tier REMIC...........................................................  59
 Upper-Tier REMIC Certificate...............................................  59
 Upper-Tier REMIC Sub-Pool I Available Distribution Amount..................  60
 Upper-Tier REMIC Sub-Pool II Available Distribution Amount.................  60
 Voting Rights..............................................................  60
 Weighted Average Effective Net Mortgage Rate...............................  60
 Section 1.02.    Determination of LIBOR....................................  60
 Section 1.03.    Allocations of Negative Amortization and
                  Certain Shortfalls........................................  61
 Section 1.04.    Discounting Methodology...................................  61
 Section 1.05.    Application of Residual Cash Flows........................  62

                                  ARTICLE II.

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

 Section 2.01.    Restatement of the Trust; Conveyance of
                  Mortgage Loans............................................  64
 Section 2.02.    Acceptance of the Lower-Tier REMIC by
                  Trustee...................................................  65
 Section 2.03.    Representations and Warranties of the FDIC
                  and the Servicer..........................................  66
 Section 2.04.    Remedies with respect to Defects in Mortgage
                  Files and Breaches of Representation and
                  Warranty..................................................  78


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 Section 2.05.          Representations and Warranties as to
                        Environmental Matters...............................  82
 Section 2.06.          Issuance of Certificates Evidencing Interests
                        in the Lower-Tier REMIC.............................  83
 Section 2.07.          Conveyance of Uncertificated Regular
                        Interests; Acceptance of the Upper-Tier REMIC by
                        the Trustee.........................................  83


                                  ARTICLE III.

                          ADMINISTRATION AND SERVICING
                               OF THE TRUST FUND

 Section 3.01.          Servicer to Act as Servicer.........................  85
 Section 3.02.          Collection of Mortgage Assets Payments..............  87
 Section 3.03.          Collection of Taxes, Assessments and Similar
                        Items; Escrow Accounts..............................  87
 Section 3.04.          Collection Account and Distribution Account.........  89
 Section 3.05.          Permitted Withdrawals From the Collection
                        Account.............................................  91
 Section 3.06.          Investment of Funds in the Escrow Accounts, the
                        Collection Account, the Distribution Account
                        and the REO Account.................................  93
 Section 3.07.          Maintenance of Insurance Policies; Errors and
                        Omissions and Fidelity Coverage.....................  94
 Section 3.08.          Enforcement of Due-On-Sale Clauses; Assumption
                        Agreements; Subordinate Financing...................  97
 Section 3.09.          Realization Upon Defaulted Mortgage Assets..........  98
 Section 3.10.          Trustee to Cooperate; Release of Mortgage
                        Files............................................... 101
 Section 3.11.          Servicing Compensation.............................. 102
 Section 3.12.          Inspections; Collection of Financial
                        Statements.......................................... 104
 Section 3.13.          Annual Statement as to Compliance................... 105
 Section 3.14.          Reports by Independent Public Accountants........... 105
 Section 3.15.          Access to Certain Documentation..................... 106
 Section 3.16.          Title to REO Property; REO Account.................. 106
 Section 3.17.          Management of REO Property.......................... 107
 Section 3.18.          Sale of Mortgage Assets and Sale of REO
                        Properties.......................................... 110
 Section 3.19.          Modifications, Waivers, Amendments and
                        Consents............................................ 112
 Section 3.20.          Additional Obligations of the Servicer.............. 117
 Section 3.21.          Sub-Servicing Agreements............................ 118
 Section 3.22.          Successor to Servicing and Special Servicing
                        Functions........................................... 119

                                  ARTICLE IV.

                         PAYMENTS TO CERTIFICATEHOLDERS

 Section 4.01.          Distributions....................................... 121


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
  Section 4.02.        Statements to Certificateholders..................... 129
  Section 4.03.        P&I Advances......................................... 133
  Section 4.04.        Limited Guaranty..................................... 136
  Section 4.05.        Demands on the Limited Guaranty...................... 137
  Section 4.06.        Obligations of the FDIC in respect of Basis Risk
                       Shortfalls........................................... 137
  Section 4.07.        Reports of Foreclosures and Abandonment of
                       Mortgaged Property................................... 138
  Section 4.08.        Reimbursement of Advances............................ 138


                                   ARTICLE V.

                                THE CERTIFICATES

  Section 5.01.        The Certificates..................................... 139
  Section 5.02.        Registration of Transfer and Exchange of Certificates 140
  Section 5.03.        Mutilated, Destroyed, Lost or Stolen Certificates.... 144
  Section 5.04.        Persons Deemed Owners................................ 145
  Section 5.05.        Available Information................................ 145
  Section 5.06.        Book-Entry Certificates.............................. 146

                                  ARTICLE VI.

              THE MORTGAGE LOAN SELLER, THE FDIC AND THE SERVICER


  Section 6.01.        Liability of the Mortgage Loan Seller, the
                       FDIC and the Servicer............................... 148
  Section 6.02.        Merger, Consolidation or Conversion of the
                       Mortgage Loan Seller or the Servicer................ 148
  Section 6.03.        Limitation on Liability of the Mortgage Loan
                       Seller, the FDIC, the Servicer and Others........... 148
  Section 6.04.        Resignation of the Servicer......................... 149
  Section 6.05.        Rights of the Mortgage Loan Seller and the
                       FDIC in Respect of the Servicer..................... 150
  Section 6.06.        The Mortgage Loan Seller, the FDIC and the
                       Servicer to Cooperate with the Trustee.............. 151
  Section 6.07.        The Mortgage Loan Seller, the FDIC and the
                       Trustee to Cooperate with the Servicer.............. 151

                                  ARTICLE VII.

                                    DEFAULT

  Section 7.01.        Events of Default..................................  152



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  Section 7.02.  Trustee to Act; Appointment of Successor................... 153
  Section 7.03.  Notification to Certificateholders......................... 154
  Section 7.04.  Waiver of Events of Default................................ 155
  Section 7.05.  Additional Remedies of Trustee Upon Event of Default....... 155

                                 ARTICLE VIII.

                             CONCERNING THE TRUSTEE

  Section 8.01.  Duties of Trustee.......................................... 156
  Section 8.02.  Certain Matters Affecting the Trustee...................... 157
  Section 8.03.  Trustee Not Liable for Certificates or
                 Mortgage Loans............................................. 159
  Section 8.04.  Trustee May Own Certificates............................... 159
  Section 8.05.  Fees and Expenses of Trustee; Indemnification
                 of Trustee................................................. 159
  Section 8.06.  Eligibility Requirements for Trustee....................... 161
  Section 8.07.  Resignation and Removal of the Trustee..................... 162
  Section 8.08.  Successor Trustee.......................................... 162
  Section 8.09.  Merger or Consolidation of Trustee......................... 163
  Section 8.10.  Appointment of Co-Trustee or Separate Trustee.............. 163
  Section 8.11.  Appointment of Custodians.................................. 164
  Section 8.12.  Representations and Warranties of the Trustee.............. 165
  Section 8.13.  Filings with the Securities and Exchange
                 Commission................................................. 166
  Section 8.14.  Filings with the Commonwealth of Massachusetts............. 166

                                  ARTICLE IX.

                                  TERMINATION

  Section 9.01.  Termination Upon Repurchase or Liquidation of All
                 Mortgage................................................... 167
  Section 9.02.  Termination of the Upper-Tier REMIC........................ 169
  Section 9.03.  Additional Termination Requirements........................ 169

                                   ARTICLE X.

                              REMIC ADMINISTRATION

  Section 10.01.  REMIC Administration...................................... 171
  Section 10.02.  Prohibited Transactions and Activities.................... 174

                                  ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

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                                      xii
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
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        Section 11.01.  Amendment.........................................  175
        Section 11.02.  Recordation of Agreement; Counterparts............  176
        Section 11.03.  Limitation on Rights of Certificateholders........  177
        Section 11.04.  Governing Law.....................................  178
        Section 11.05.  Notices...........................................  178
        Section 11.06.  Severability of Provisions........................  178
        Section 11.07.  Successors and Assigns............................  179
        Section 11.08.  Article and Section Headings......................  179
        Section 11.09.  Notices to Rating Agencies........................  179
        Section 11.10.  Effect of Payments by the
                        FDIC; Subrogation.................................  180
        Section 11.11.  Notices and Reports to the FDIC...................  180


                                    Exhibits
                                    --------

Exhibit A-1             Form of Class I-A Certificate
Exhibit A-2             Form of Class I-B Certificate
Exhibit A-3             Form of Class I-C Certificate
Exhibit A-4             Form of Class I-D Certificate
Exhibit A-5             Form of Class I-XS Certificate
Exhibit A-6             Form of Class II-A Certificate
Exhibit A-7             Form of Class II-B Certificate
Exhibit A-8             Form of Class II-C Certificate
Exhibit A-9             Form of Class II-XS Certificate
Exhibit A-10            Form of Class R-LT Certificate
Exhibit A-11            Form of Class R-UT Certificate
Exhibit B-1             Form of Initial Certification
Exhibit B-2             Form of Interim Certification
Exhibit B-3             Form of Final Certification
Exhibit C-1             Form of Transferor Certificate Pursuant to Section
                        5.02(b)(i)(A)
Exhibit C-2             Form of Transferor Certificate Pursuant to Section
                        5.02(b)(i)(B)
Exhibit C-3             Form of Transferee Certificate Pursuant to Section
                        5.02(b)(i)(B)
Exhibit D-1             Form of Transfer Affidavit Pursuant to Section
                        5.02(d)(i)
Exhibit D-2             Form of Transferor Certificate Pursuant to Section
                        5.02(d)(ii)
Exhibit E-1             Request for Release
Exhibit E-2             Servicer's Request to Trustee to execute legal
                        documents
Exhibit F               Form of Collection Report
Exhibit G               Form of Limited Guaranty Agreement
Exhibit G-1             Form of Limited Guaranty - Summary
Exhibit G-2             Form of Available Limited Guaranty - Available
                        Guaranty Amount
Exhibit G-3             Form of Limited Guaranty - Realized Losses
Exhibit G-4             Form of Limited Guaranty - Limited Guaranty
                        Draw Loans - Temporary Modification



Exhibit G-5             Form of Limited Guaranty - Limited Guaranty Draw Assets
                        - Discounted Mortgage Asset; Debt Service Reduction
Exhibit G-6             Form of Limited Guaranty - Limited Guaranty Draw
                        Assets - Deficiency Valuation or Other Principal Balance
                        Reduction
Exhibit G-7             Form of Limited Guaranty - Limited Guaranty Draw
                        Assets - Appraisal Reduction
Exhibit G-8             Form of Limited Guaranty - Extraordinary Expenses
Exhibit H               List of Depository Institutions
Exhibit I               List of Second, Third or Fourth Lien Mortgage Loans
Exhibit J-1             Form of Request for Reimbursement of Advances -
                        Summary
Exhibit J-2             Form of P&I Advances
Exhibit J-3             Form of Servicer Advances
Exhibit K               Form of Initial Notification for Breaches of
                        Representations and Warranties
Exhibit L               Form of Request for Payment of Interest Overcharges
Exhibit M               Form of Notice of Basis Risk Shortfall
Exhibit N               Application of Residual Cash Flows



                                   Schedules
                                   ---------

Schedule 1              Direct Mortgage Loan Schedule for Sub-Pool I
Schedule 2              Mortgage Participation Schedule for Sub-Pool I
Schedule 3              Direct Mortgage Loan Schedule for Sub-Pool II
Schedule 4              Mortgage Participation Schedule for Sub-Pool II


                                     Annex
                                     -----

Annex A-1               Comparative Financial Status Report
Annex A-2               Delinquent Loan Status Report
Annex A-3               Historical Loan Modification Report
Annex A-4               Historical Loss Estimate Report (REO - Sold or
                        Discounted Payoff)
Annex A-5               REO Status Report
Annex A-6               Servicer Watch List

          This Pooling and Servicing Agreement (the "Agreement"), dated as of December 1, 1996, by and among the Federal Deposit Insurance Corporation, acting in its corporate capacity (in such capacity, the "FDIC") to the extent set forth herein, and otherwise in its capacities as administrator of the Bank Insurance Fund and in its capacity as receiver (in such capacities, the "Mortgage Loan Seller") of the state or federally chartered depository institutions set forth on Exhibit H hereto (the "Depository Institutions"), Banc One Management and
   -------
Consulting Corporation, as Servicer, and State Street Bank and Trust Company, in its capacity as Trustee.

                             PRELIMINARY STATEMENT:

          The FDIC REMIC Trust 1996-C1 Commercial Mortgage Pass-Through Certificates, Series 1996-C1 (collectively, the "Certificates"), will be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund. As provided herein, the Trustee will elect or will cause an election to be made, as required by federal law (and, if applicable, state law), in order that the segregated pool of assets, consisting of Mortgage Assets and certain other related assets subject to this Agreement, be treated for federal (and, if applicable, state) income tax purposes as a real estate mortgage investment conduit (a "REMIC"), and such segregated pool of assets will be designated as the "Lower-Tier REMIC". Seven uncertificated partial undivided beneficial ownership interests in the assets of the Lower-Tier REMIC (collectively, the "Uncertificated Regular Interests") will be the "regular interests" in the Lower-Tier REMIC, and the Class R-LT Certificates will be the sole class of "residual interests" in the Lower-Tier REMIC, for purposes of the REMIC Provisions. The segregated pool of assets consisting of the Uncertificated Regular Interests will be designated as the "Upper-Tier REMIC", and the Trustee will make, or cause to be made, a separate REMIC election with respect thereto. The Class I-A, Class I-B, Class I-C and Class I-D Certificates (collectively, the "Sub-Pool I Certificates"), the Class II-A, Class II-B and Class II-C Certificates (collectively, the "Sub-Pool II Certificates"), the Class I-XS Certificates and the Class II-XS Certificates will be the "regular interests" in the Upper-Tier REMIC, and the Class R-UT Certificates will be the sole class of "residual interests" in the Upper-Tier REMIC, for purposes of the REMIC Provisions; provided, however, that the portion of the Sub-Pool II Certificates consisting of the Contract Rights (as defined in Section 1.01) shall not be designated as REMIC regular interests.


          The following table irrevocably sets forth the designation, initial Uncertificated Principal Balance and Latest Possible Maturity Date for the Uncertificated Regular Interests.

                                       Initial Uncertified
        Designation                     Principal Balance               Latest Possible Maturity Date(1)
        -----------                     -----------------               --------------------------------

Uncertificated Regular Interest I-A        $445,218,000                            May 25, 2026
Uncertificated Regular Interest I-B        $ 32,979,000                            May 25, 2026
Uncertificated Regular Interest I-C        $ 27,483,000                            May 25, 2026
Uncertificated Regular Interest I-D        $ 43,972,693                            May 25, 2026
Uncertificated Regular Interest II-A       $140,168,000                         November 25, 2026
Uncertificated Regular Interest II-B       $ 15,018,000                         November 25, 2026
Uncertificated Regular Interest II-C       $ 11,680,806                         November 25, 2026

(1) Determined as provided herein in the definition of "Latest Possible Maturity Date".

          The following table irrevocably sets forth the designation, Original Class Balance and Latest Possible Maturity Date for the respective Classes of Upper-Tier REMIC Certificates constituting "regular interests" in the Upper-Tier REMIC.

                               Original                Latest Possible
      Designation            Class Balance             Maturity Date(2)
      -----------            -------------             -------------
       Class I-A             $445,218,000              May 25, 2026
       Class I-B             $ 32,979,000              May 25, 2026
       Class I-C             $ 27,483,000              May 25, 2026
       Class I-D             $ 43,972,693              May 25, 2026
       Class I-XS                  N/A(1)              May 25, 2026
       Class II-A            $140,168,000              November 25, 2026
       Class II-B            $ 15,018,000              November 25, 2026
       Class II-C            $ 11,680,806              November 25, 2026
       Class II-XS                 N/A(1)              November 25, 2026

(1) As provided herein, the Class I-XS and the Class II-XS Certificates have no Class Balances and entitle the Holders hereof solely to distributions of interest accrued on the Notional Amount of such Certificates. The aggregate Notional Amount of the Class I-XS Certificates is initially equal to $549,652,693, and the aggregate Notional Amount for the Class II-XS Certificates is initially equal to $166,866,806.

(2) Determined as provided herein in the definition of "Latest Possible Maturity Date".

          As and to the extent provided herein, the Class I-B Certificates, the Class I-C Certificates, the Class I-D Certificates, the Class I-XS Certificates and the Class R-UT Certificates are subordinate to the Class I-A Certificates; the Class I-C Certificates, the Class I-D Certificates, the Class I-XS Certificates and the Class R-UT Certificates are subordinate to the Class I-B Certificates; the Class I-D Certificates, the Class I-XS Certificates and the Class R-UT Certificates are subordinate to the Class I-C Certificates; the Class I-XS Certificates and the Class R-UT Certificates are subordinate to the Class I-D Certificates; and the Class R-UT Certificates are subordinate to the Class I-XS Certificates, in each case to the extent described herein.

          As and to the extent provided herein, the Class II-B Certificates, the Class II-C Certificates, the Class II-XS Certificates and the Class R-UT Certificates are subordinate to the Class II-A Certificates; the Class II-C Certificates, the Class II-XS Certificates and the Class R-UT Certificates are subordinate to the Class II-B Certificates; the Class II-XS Certificates and the Class R-UT Certificates are subordinate to the Class II-C Certificates; and the Class R-UT Certificates are subordinate to the Class II-XS Certificates, in each case to the extent described herein.

          The Sub-Pool I Certificates, together with the Class I-XS Certificates, are not subordinate to the Sub-Pool II Certificates or the Class II-XS Certificates, and the Sub-Pool II Certificates, together with the Class II-XS Certificates, are not subordinate to the Sub-Pool I Certificates or the Class I-XS Certificates.

          As of the close of business on the Cut-off Date, the Mortgage Loans had an aggregate Cut-off Date Balance equal to the Initial Pool Balance, the Mortgage Loans in Sub-Pool I had an aggregate Cut-off Date Balance equal to the Initial Sub-Pool I Balance, and the

Mortgage Loans in Sub-Pool II had an aggregate Cut-off Date Balance equal to the Initial Sub-Pool II Balance.

          In consideration of the mutual agreements herein contained, the Federal Deposit Insurance Corporation, in its corporate capacity, and in its capacities as administrator of the Bank Insurance Fund and as receiver of the Depository Institutions, Banc One Management and Consulting Corporation, as Servicer, and State Street Bank and Trust Company as Trustee, agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

          Section 1.01.   Defined Terms.

          Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified herein or in any Mortgage Note, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

          "Accrual Period": For each Distribution Date with respect to the Uncertificated Sub-Pool I Regular Interests, the Sub-Pool I Stripped Interest Components, the Sub-Pool I Certificates, the calendar month immediately preceding such Distribution Date and with respect to the Uncertificated Sub-Pool II Regular Interests, the Sub-Pool II Stripped Interest Components, and the Sub-Pool II Certificates will be the period commencing on the immediately preceding Distribution Date (or December 23, 1996 in the case of the first Distribution
Date) and ending on the day immediately preceding such Distribution Date.

          "Accrued Interest": With respect to any Class of Regular Certificates, other than the Class I-XS and Class II-XS Certificates, for any Distribution Date, interest accrued during the related Accrual Period at the Certificate Rate applicable to such Class of Regular Certificates for such Distribution Date, accrued on the Class Balance thereof outstanding immediately prior to such Distribution Date. With respect to any Uncertificated Regular Interest for any Distribution Date, interest accrued during the related Accrual Period at the Remittance Rate applicable to such Uncertificated Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance thereof outstanding immediately prior to such Distribution Date. With respect to any Stripped Interest Component, interest accrued during the related Accrual Period at the Component Rate or Component Reference Rate, as the case may be, applicable to such Stripped Interest Component for such Distribution Date, accrued on the related Component Notional Amount thereof immediately prior to such Distribution Date.

          "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulation Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

          "Adjustable Rate Mortgage Asset": A Mortgage Asset as to which the related Mortgage Note provides for periodic adjustments following the Cut-off Date to the Mortgage Rate thereon based on changes in the related Index.

          "Advance":  Any Servicing Advance or P&I Advance.

          "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Aggregate Negative Amortization": With respect to any Distribution Date, the aggregate of all Negative Amortization for all of the Mortgage Assets for their respective Due Dates during the related Due Period. Aggregate Negative Amortization for any Distribution Date shall be allocated among the respective Uncertificated Sub-Pool I Regular Interests and Uncertificated Sub-Pool II Regular Interests pursuant to Section 1.03.

          "Aggregate Prepayment Interest Shortfall": With respect to the Mortgage Assets in a particular Sub-Pool and any Distribution Date, the excess, if any, of (a) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received during the related Prepayment Period over (b) the aggregate amount of Prepayment Interest Excess received in connection with Principal Prepayments received during the related Prepayment Period.

          "Aggregate Relief Act Shortfall": With respect to a particular Sub-Pool and any Distribution Date, the aggregate of the Relief Act Shortfalls for such Sub-Pool on such Distribution Date.

          "Aggregate Uncertificated Negative Amortization": With respect to any Distribution Date, the aggregate of all Uncertificated Negative Amortization for all of the Uncertified Sub-Pool I Regular Interests and Uncertificated Sub-Pool II Regular Interests for such Distribution Date. Aggregate Uncertificated Negative Amortization for any Distribution Date shall be allocated among the respective Classes of Certificates pursuant to Section 1.03.

          "Allocated Principal Prepayments": Any non-scheduled payments of principal on the related Mortgage Asset credited to the Trust Fund before the date that is one year prior to the maturity date of that Mortgage Asset. The repurchase of a Mortgage Asset shall not be an Allocated Principal Prepayment.

          "Appraised Mortgage Loan": A Mortgage Loan that was the subject of an appraisal contained in the Credit File on behalf of the Mortgage Loan Seller.

          "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property, based upon the most recent appraisal by an Independent appraiser that is contained in the Credit File.

          "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Mortgagor, assigning to the Mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

          "Assumed Scheduled Payment": With respect to any Balloon Mortgage Asset that is delinquent in respect of its Balloon Payment beyond the Due Period in which such Balloon Payment was first due (without regard to any acceleration of principal under the related Mortgage Note and Mortgage), as to any Due Date from and after the scheduled Maturity Date, an amount equal to the Scheduled Payment due thereon on such Due Date, assuming for purposes of calculating such Scheduled Payment (i) that the Balloon Payment is due at the end of the then-current amortization schedule for such Balloon Mortgage Asset (rather than on the Maturity Date therefor) and (ii) in the case of an Adjustable Rate Mortgage Asset, that the interest portion of such Scheduled Payment is adjusted to reflect changes to the related Mortgage Rate, taking into account any limitation to such adjustments, as well as any limitation on adjustments to Scheduled Payments, contained in the related Mortgage Note.

          "Available Distribution Amount": With respect to Sub-Pool I, the Sub-Pool I Available Distribution Amount and with respect to Sub-Pool II, the Sub-Pool II Available Distribution Amount.

          "Available Sub-Pool Coverage Amount": As defined in the Limited Guaranty.

          "Balloon Mortgage Asset": Any Mortgage Asset that provided on the date of origination for Scheduled Payments based on an amortization schedule extending beyond its Maturity Date.

          "Balloon Payment": With respect to any Balloon Mortgage Asset as of any date of determination, the Scheduled Payment payable on the Maturity Date of such Mortgage Asset.

          "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

          "Basis Risk Shortfall": With respect to any Distribution Date and the Class II-A, Class II-B or Class II-C Certificates, an amount equal to the excess, if any, of (a) the Optimal Distributable Interest for such Class and such Distribution Date over (b) all Distributable Interest for such Class and such Distribution Date.

          "Basis Risk Shortfall Payment": With respect to any Distribution Date and any Class of Sub-Pool II Certificates as to which a Basis Risk Shortfall has occurred for such Distribution Date, the allocable portion of the Basis Risk Support Amount for such Class and such Distribution Date, determined in accordance with Section 1.03.

          "Basis Risk Support Amount": With respect to any Distribution Date, an amount equal to clause (i) of the definition of the Class I-XS Distribution Amount for such Distribution Date.

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York City, New York, or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to remain closed.

          "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, 46 U.S.C. Section 9601 et seq., as amended.

          "Certificate": Any Sub-Pool I Certificate, Sub-Pool II Certificate, Stripped Interest Certificate or Residual Certificate.

          "Certificate Balance": With respect to any Regular Certificate (other than a Class I-XS or Class II-XS Certificate), as of any date of determination, the then outstanding principal amount of such Certificate, which is equal to the product of (a) the Percentage Interest evidenced by such Certificate and (b) the then Class Balance of the Class of Certificates to which such Certificate belongs.

          "Certificate Factor": With respect to any Class of Regular Certificates (other than the Class I-XS or Class II-XS Certificates), as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Balance, and the denominator of which is the related Original Class Balance.

          "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified Organization nor a non-United States Person shall be a Holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the FDIC, the Mortgage Loan Seller or the Servicer or any Affiliate thereof, in each case for its account and not for the account of others, shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 7.04 and Section 11.01(b). The Trustee shall be entitled to rely upon a certification of the FDIC, the Mortgage Loan Seller or the Servicer in determining if any Certificates are registered in the name of a respective Affiliate. For all purposes of this Agreement the Trustee shall be deemed to be the Holder of the Uncertificated Regular Interests for the benefit of the Holders of the Certificates.

          "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

          "Certificate Rate": With respect to any Distribution Date,

          (a)  as to the Class I-A Certificates, 6.75% per annum;

          (b)  as to the Class I-B Certificates, 7.125% per annum;

          (c)  as to the Class I-C Certificates, 7.250% per annum; and

          (d)  as to the Class I-D Certificates, 7.250% per annum;

          With respect to any Distribution Date other than the first Distribution Date,

          (a) as to the Class II-A Certificates, a per annum rate equal to the lesser of (i) the sum of (A) LIBOR as of the related LIBOR Adjustment Date and (B) 0.30% and (ii) the Weighted Average Effective Net Mortgage Rate for Sub-Pool II as of such Distribution Date;

          (b) as to the Class II-B Certificates, a per annum rate equal to the lesser of (i) the sum of (A) LIBOR as of the related LIBOR Adjustment Date and (B) 0.65% and (ii) the Weighted Average Effective Net Mortgage Rate for Sub-Pool II as of such Distribution Date; and

          (c) as to the Class II-C Certificates, a per annum rate equal to the lesser of (i) the sum of (A) LIBOR as of the related LIBOR Adjustment Date and (B) 1.25% and (ii) the Weighted Average Effective Net Mortgage Rate for Sub-Pool II as of such Distribution Date.

          With respect to the first Distribution Date,

          (a) as to the Class II-A Certificates, 5.95625% per annum (i.e., LIBOR as of December 19, 1996 plus 0.30%);

          (b) as to the Class II-B Certificates, 6.30625% per annum (i.e., LIBOR as of December 19, 1996 plus 0.65%); and

          (c) as to the Class II-C Certificates, 6.90625% per annum (i.e., LIBOR as of December 19, 1996 plus 1.25%).

          "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

          "Class": Collectively, all of the Certificates bearing the same designation.

          "Class Balance": As to the Class I-A Certificates, the Class I-A Balance; as to the Class I-B Certificates, the Class I-B Balance; as to the Class I-C Certificates, the Class I-C

Balance; as to the Class I-D Certificates, the Class I-D Balance; as to the Class II-A Certificates, the Class II-A Balance; as to the Class II-B Certificates, the Class II-B Balance; as to the Class II-C Certificates, the Class II-C Balance.

          "Class Credit Enhancement Percentage": With respect to any Class, a fraction, the numerator of which is the then Credit Enhancement Amount as of any date of determination with respect to that Class and the denominator of which is the sum of the then outstanding principal amounts of that Class and all Corresponding Classes.

          "Class I-A Balance": The aggregate principal amount of Class I-A Certificates outstanding as of any date of determination, which is equal to:
(a) in the case of any date of determination up to and including the initial Distribution Date, the Original Class I-A Balance; and (b) in the case of any date of determination thereafter, the Class I-A Balance outstanding immediately prior to the most recently preceding Distribution Date, as increased by any Negative Amortization allocated to the Class I-A Certificates on the preceding Distribution Date and as reduced by any distributions of principal made on the Class I-A Certificates on such preceding Distribution Date.

          "Class I-A Certificate": Any one of the Class I-A Certificates, as executed and delivered hereunder by the Trustee, substantially in the form of Exhibit A-1, senior in right of payment to the Class I-B, Class I-C, Class I-D,
-------
Class I-XS and Class R-UT Certificates as set forth herein, and evidencing a Regular Interest in the Upper-Tier REMIC for purposes of the REMIC Provisions.

          "Class I-B Balance": The aggregate principal amount of Class I-B Certificates outstanding as of any date of determination, which is equal to:
(a) in the case of any date of determination up to and including the initial Distribution Date, the Original Class I-B Balance; and (b) in the case of any date of determination thereafter, the Class I-B Balance outstanding immediately prior to the most recently preceding Distribution Date, as increased by any Negative Amortization allocated to the Class I-B Certificates on the preceding Distribution Date and as reduced by any distributions of principal made on the Class I-B Certificates on such preceding Distribution Date.

          "Class I-B Certificate": Any one of the Class I-B Certificates, as executed and delivered hereunder by the Trustee, substantially in the form of Exhibit A-2, subordinate in right of payment to the Class I-A Certificates and
-------
senior in right of payment to the Class I-C, Class I-D, Class I-XS and Class R-UT Certificates as set forth herein, and evidencing an interest designated as a Regular Interest in the Upper-Tier REMIC for purposes of the REMIC Provisions.

          "Class I-C Balance": The aggregate principal amount of Class I-C Certificates outstanding as of any date of determination, which is equal to:
(a) in the case of any date of determination up to and including the initial Distribution Date, the Original Class I-C Balance; and (b) in the case of any date of determination thereafter, the Class I-C Balance outstanding immediately prior to the most recently preceding Distribution Date, as increased by any Negative

Amortization allocated to the Class I-C Certificates on the preceding Distribution Date and as reduced by any distributions of principal made on the Class I-C Certificates on such preceding Distribution Date.

          "Class I-C Certificate": Any one of the Class I-C Certificates, as executed and delivered hereunder by the Trustee, substantially in the form of Exhibit A-3, subordinate in right of payment to the Class I-A and Class I-B
-------
Certificates and senior in right of payment to the Class I-D, Class I-XS and Class R-UT Certificates as set forth herein, and evidencing an interest designated as a Regular Interest in the Upper-Tier REMIC for purposes of the REMIC Provisions.

          "Class I-D Balance": The aggregate principal amount of Class I-D Certificates outstanding as of any date of determination, which is equal to:
(a) in the case of any date of determination up to and including the initial Distribution Date, the Original Class I-D Balance; and (b) in the case of any date of determination thereafter, the Class I-D Balance outstanding immediately prior to the most recently preceding Distribution Date, as increased by any Negative Amortization allocated to the Class I-D Certificates on the preceding Distribution Date and as reduced by any distributions of principal made on the Class I-D Certificates on such preceding Distribution Date.

          "Class I-D Certificate": Any one of the Class I-D Certificates, as executed and delivered hereunder by the Trustee, substantially in the form of Exhibit A-4, subordinate in right of payment to the Class I-A, Class I-B and
-------
Class I-C Certificates and senior in right of payment to the Class I-XS and Class R-UT Certificates as set forth herein, and evidencing an interest designated as a Regular Interest in the Upper-Tier REMIC for purposes of the REMIC Provisions.

          "Class I-XS Certificate": Any one of the Class I-XS Certificates, as executed and delivered hereunder by the Trustee, substantially in the form of Exhibit A-5, subordinate in right of payment to the Class I-A, Class I-B, Class
-------
I-C and Class I-D Certificates and senior in right of payment to the Class R-UT Certificates as set forth herein, and evidencing a Regular Interest in the Upper-Tier REMIC for purposes of the REMIC Provisions.

          "Class I-XS Distribution Amount": With respect to the Class I-XS Certificates and any Distribution Date, the sum of (i) the aggregate Distributable Interest in respect of the Sub-Pool I Stripped Interest Components for such Distribution Date, and (ii) any portion thereof remaining unpaid from previous Distribution Dates.

          "Class II-A Balance": The aggregate principal amount of Class II-A Certificates outstanding as of any date of determination, which is equal to:
(a) in the case of any date of determination up to and including the initial Distribution Date, the Original Class II-A Balance; and (b) in the case of any date of determination thereafter, the Class II-A Balance outstanding immediately prior to the most recently preceding Distribution Date, as increased by any Negative Amortization allocated to Class II-A on such preceding Distribution Date and as reduced by any distributions of principal made on the Class II-A Certificates on such preceding Distribution Date.

          "Class II-A Certificate": Any one of the Class II-A Certificates, as executed and delivered hereunder by the Trustee, substantially in the form of Exhibit A-6, senior in right of payment to the Class II-B, Class II-C, Class II-
-------
XS and Class R-UT Certificates as set forth herein, and evidencing a Regular Interest in the Upper-Tier REMIC for purposes of the REMIC Provisions.

          "Class II-B Balance": The aggregate principal amount of Class II-B Certificates outstanding as of any date of determination, which is equal to:
(a) in the case of any date of determination up to and including the initial Distribution Date, the Original Class II-B Balance; and (b) in the case of any date of determination thereafter, the Class II-B Balance outstanding immediately prior to the most recently preceding Distribution Date, as increased by any Negative Amortization allocated to Class II-B for such preceding Distribution Date and as reduced by any distributions of principal made on the Class II-B Certificates on such preceding Distribution Date.

          "Class II-B Certificate": Any one of the Class II-B Certificates, as executed and delivered hereunder by the Trustee, substantially in the form of Exhibit A-7, subordinate in right of payment to the Class II-A Certificates and
-------
senior in right of payment to the Class II-C, Class II-XS and Class R-UT Certificates as set forth herein, and evidencing an interest designated as a Regular Interest in the Upper-Tier REMIC for purposes of the REMIC Provisions.

          "Class II-C Balance": The aggregate principal amount of Class II-C Certificates outstanding as of any date of determination, which is equal to:
(a) in the case of any date of determination up to and including the initial Distribution Date, the Original Class II-C Balance; and (b) in the case of any date of determination thereafter, the Class II-C Balance outstanding immediately prior to the most recently preceding Distribution Date, as increased by any Negative Amortization allocated to Class II-C for such preceding Distribution Date and as reduced by any distributions of principal made on the Class II-C Certificates on such preceding Distribution Date.

          "Class II-C Certificate": Any one of the Class II-C Certificates, as executed and delivered hereunder by the Trustee, substantially in the form of Exhibit A-8, subordinate in right of payment to the Class II-A and Class II-B
-------
Certificates and senior in right of payment to the Class II-XS and Class R-UT Certificates as set forth herein, and evidencing an interest designated as a Regular Interest in the Upper-Tier REMIC for purposes of the REMIC Provisions.

          "Class II-XS Certificate": Any one of the Class II-XS Certificates, as executed and delivered hereunder by the Trustee, substantially in the form of Exhibit A-9, subordinate in right of payment to the Class II-A, Class II-B and
-------
Class II-C Certificates and senior in right of payment to the Class R-UT Certificates as set forth herein, and evidencing a Regular Interest in the Upper-Tier REMIC for purposes of the REMIC Provision.

          "Class II-XS Distribution Amount": With respect to the Class II-XS Certificates and any Distribution Date, the aggregate Distributable Interest in respect of the Sub-Pool II

Stripped Interest Components for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates.

          "Class R-LT Certificate": Any one of the Class R-LT Certificates, as executed and delivered hereunder by the Trustee, substantially in the form of Exhibit A-10, subordinate in right of payment to the Uncertificated Regular
-------
Interests as set forth herein, evidencing an interest designated as a Residual Interest in the Lower-Tier REMIC for purposes of the REMIC Provisions.

          "Class R-LT Distribution Amount": With respect to (i) any Distribution Date (other than the first Distribution Date), the excess, if any, of the Lower-Tier REMIC Residual Cash Flow for the immediately preceding Distribution Date over the amounts applied by the Trustee pursuant to Section 1.05(b) during the related Residual Allocation Period, and (ii) the first Distribution Date, zero.

          "Class R-UT Certificate": Any one of the Class R-UT Certificates, as executed and delivered hereunder by the Trustee, substantially in the form of Exhibit A-11, subordinate in right of payment to the Regular Certificates as set
-------
forth herein, evidencing an interest designated as a Residual Interest in the Upper-Tier REMIC for purposes of the REMIC Provisions.

          "Class R-UT Distribution Amount": With respect to (i) any Distribution Date (other than the first Distribution Date), the excess, if any, of the Upper-Tier REMIC Residual Cash Flow for the immediately preceding Distribution Date over the amounts applied by the Trustee pursuant to Section 1.05(c) during the related Residual Allocation Period, and (ii) the first Distribution Date, zero.

          "Class Negative Amortization": With respect to the related Mortgage Assets any Class of Sub-Pool Certificates, the related Negative Amortization (e.g., the Class I-A Negative Amortization).

          "Clean Air Act":  The Clean Air Act, 42 U.S.C. Section 7401 et seq.

          "Clean Water Act": The Clean Water Act, 33 U.S.C. Section 1251 et seq.

          "Closing Date":  December 20, 1996.

          "Code": The Internal Revenue Code of 1986, as it may be amended from time to time.

          "Collection Account": The segregated custodial account or accounts created and maintained by the Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "Banc One Management and Consulting Corporation, as Servicer, in trust for registered holders of FDIC REMIC Trust 1996-C1, Commercial Mortgage Pass-Through Certificates, Series 1996-C1 - Collection Account".

          "Collection Report": A report on machine readable media prepared by the Servicer pursuant to Section 4.03 and containing the information specified in Exhibit F attached hereto, with such additions, deletions and modifications
   -------
as agreed to by the Trustee and the Servicer from time to time in writing.

          "Compensating Interest Payment": With respect to any Distribution Date, the lesser of (i) the Aggregate Prepayment Interest Shortfall for the Mortgage Assets in both Sub-Pools for such Distribution Date and (ii) the Servicing Fee for the related Due Period.

          "Component I-AXS": A conceptual portion of the rights represented by the Class I-XS Certificate consisting of interest on its Component Notional Amount at a rate equal to its Component Rate.

          "Component I-BXS": A conceptual portion of the rights represented by the Class I-XS Certificate consisting of interest on its Component Notional Amount at a rate equal to its Component Rate.

          "Component I-CXS": A conceptual portion of the rights represented by the Class I-XS Certificate consisting of interest on its Component Notional Amount at a rate equal to its Component Rate.

          "Component I-DXS": A conceptual portion of the rights represented by the Class I-XS Certificate consisting of interest on its Component Notional Amount at a rate equal to its Component Rate.

          "Component II-AXS": A conceptual portion of the rights represented by the Class II-XS Certificate consisting of interest on its Component Notional Amount at a rate equal to its Component Reference Rate.

          "Component II-BXS": A conceptual portion of the rights represented by the Class II-XS Certificate consisting of interest on its Component Notional Amount at a rate equal to its Component Reference Rate.

          "Component II-CXS": A conceptual portion of the rights represented by the Class II-XS Certificate consisting of interest on its Component Notional Amount at a rate equal to its Component Reference Rate.

          "Component Notional Amount": With respect to Component I-AXS as of any date of determination, the Class I-A Balance as of such date; with respect to Component I-BXS as of any date of determination, the Class I-B Balance as of such date; with respect to Component I-CXS as of any date of determination, the Class I-C Balance as of such date; with respect to Component I-DXS as of any date of determination, the Class I-D Balance as of such date. With respect to Component II-AXS as of any date of determination, the Class II-A Balance as of such date; with respect to Component II-BXS as of any date of determination, the

Class II-B Balance as of such date; and with respect to Component II-CXS as of any date of determination, the Class II-C Balance as of such date.

          "Component Rate":  With respect to any Distribution Date,

          (a) as to Component I-AXS, the excess, if any, of (i) the Weighted Average Effective Net Mortgage Rate for Sub-Pool I as of such Distribution Date over (ii) 6.750%;

          (b) as to Component I-BXS, the excess, if any, of (i) the Weighted Average Effective Net Mortgage Rate for Sub-Pool I as of such Distribution Date over (ii) 7.125%;

          (c) as to Component I-CXS, the excess, if any, of (i) the Weighted Average Effective Net Mortgage Rate for Sub-Pool I as of such Distribution Date over (ii) 7.250%; and

          (d) as to Component I-DXS, the excess, if any, of (i) the Weighted Average Effective Net Mortgage Rate for Sub-Pool I as of such Distribution Date over (ii) 7.250%.

          "Component Reference Rate": For a Class of Sub-Pool II Certificates on any Distribution Date is equal to the lesser of the Weighted Average Effective Net Mortgage Rate of Sub-Pool II on such Distribution Date and the Pass-Through Rate for such Class on such Distribution Date.

          With respect to the first Distribution Date,

          (a)  as to Component II-AXS, 5.95625% per annum;

          (b)  as to Component II-BXS, 6.30625% per annum; and

          (c)  as to Component II-CXS, 6.90625% per annum.

          With respect to any Distribution Date other than the first Distribution Date,

          (a) as to Component II-AXS, the excess, if any, of (iii) the Weighted Average Effective Net Mortgage Rate for Sub-Pool II as of such Distribution Date over (iv) the sum of (A) LIBOR as of the related LIBOR Adjustment Date and (B) 0.30%;

          (b) as to Component II-BXS, the excess, if any, of (v) the Weighted Average Effective Net Mortgage Rate for Sub-Pool II as of such Distribution Date over (vi) the sum of (A) LIBOR as of the related LIBOR Adjustment Date and (B) 0.65%; and

          (c) as to Component II-CXS, the excess, if any, of (i) the Weighted Average Effective Net Mortgage Rate for Sub-Pool II as of such Distribution Date over (ii) the sum of (A) LIBOR as of the related LIBOR Adjustment Date and (B) 1.25%.

          "Contract Rights": Any rights to amounts from any source that are made available to cover Basis Risk Shortfall.

          "Controlling Class R-LT Certificateholder": As defined in Section 9.01(a).

          "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 225 Franklin Street, Boston, Massachusetts, 02110, Attention: Corporate Trust Department.

          "Corresponding Certificate" or "Corresponding Class": A Class or Certificate representing an interest in a particular Sub-Pool, with respect to such Sub-Pool or to the other Classes of Certificates evidencing an interest in such Sub-Pool.

          "Credit Enhancement Amount": With respect to a Class of Certificates, the sum of (i) the amount of the Limited Guaranty then available to the Corresponding Sub-Pool Certificates and (ii) the then outstanding principal amount of all Subordinated Corresponding Classes.

          "Credit Enhancement Test": With respect to any Class of Certificates will be satisfied on any Distribution Date if the Class Credit Enhancement Percentage for each Senior Corresponding Class is at least equal to its Required Percentage.

          "Credit Draw Amount":  As defined in the Limited Guaranty.

          "Credit File": Any documents, other than the Mortgage File, in the possession of the Servicer relating to the origination and servicing of any Mortgage Asset.

          "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Mortgage Loan Seller or an Affiliate of the Mortgage Loan Seller.

          "Cut-off Date": With respect to any Mortgage Asset, other than a Qualified Substitute Mortgage Loan, December 1, 1996. With respect to any Qualified Substitute Mortgage Loan, its respective date of substitution.

          "Cut-off Date Balance": With respect to any Mortgage Asset other than a Mortgage Asset that as of the Cut-off Date is a Discounted Mortgage Asset, the outstanding principal balance of such Mortgage Asset as of the Cut-off Date, net of the principal portion of all unpaid Scheduled Payments due on or before such date, plus the principal portion of all Scheduled Payments due following the Cut-off Date but received prior to such date, which is set forth on the related Mortgage Schedule. With respect to a Mortgage Asset that is a Discounted Mortgage Asset as of the Cut-off Date, the outstanding Discounted Principal Balance of such Mortgage Asset, net of the principal portion of all unpaid Scheduled Payments due on or before such date, plus the principal portion of all Scheduled Payments due following the Cut-off Date but received prior to such date, which is set forth on the related Mortgage Schedule.

          "Debt Service Reduction": With respect to any fully amortizing Mortgage Asset, a reduction in the Mortgage Rate for such Mortgage Asset made effective by the entry of an order by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

          "Declaration of Trust": The Declaration of Trust, dated as of November 13, 1996, of FDIC REMIC Trust 1996-C1, which instrument initially formed the Trust Fund.

          "Defaulted Mortgage Asset": Any Mortgage Asset as to which the related Mortgage Loan is at least 61 days' delinquent in respect of a Scheduled Payment.

          "Defect":  As defined in Section 2.02(d).

          "Defect Discovery Date": With respect to a Mortgage Asset, the date on which either the Trustee or the Servicer first discovers a Qualification Defect affecting the Mortgage Asset.

          "Deferred Interest": For any Distribution Date, the aggregate negative amortization in respect of the Mortgage Assets in a Sub-Pool for the related Due Period, which will be allocated among the Classes of Certificates first to the Corresponding Stripped Interest Certificates and then to the other Corresponding Classes in reverse alphabetical order by (i) decreasing the Distributable Interest payable in respect of each such Class on such Distribution Date and (ii) in the case of a Stripped Interest Certificate, crediting it with deferred interest, and in the case of other Classes, increasing the Class Balance of each such Class by a like amount.

          "Deficient Valuation": With respect to any Mortgage Asset, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then outstanding principal balance of the related Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

          "Definitive Certificate":  As defined in Section 5.06(a).

          "Deleted Mortgage Asset": A Mortgage Asset replaced or to be replaced by a Qualified Substitute Mortgage Loan.

          "Delinquency Test": With respect to either Sub-Pool on any Distribution Date will be met if the balance of the Mortgage Assets in such Sub-Pool that are either delinquent by more than 60 days or are REO Property does not exceed 40% of the amount then available under the Limited Guaranty applicable to such Sub-Pool.

          "Delinquent Mortgage Asset": For purposes of calculating the Servicing Fee, either (i) a Defaulted Mortgage Asset (other than a Matured Performing Mortgage Loan) or (ii) (A) a Matured Performing Mortgage Loan (other than a Balloon Mortgage Asset described in clause (B) hereof) that is not modified pursuant to Section 3.19 within 120 calendar days of its original maturity date as set forth in the related Mortgage Note or (B) a Balloon Mortgage Asset that is a Matured Performing Mortgage Loan as of the Cut-off Date and is not modified pursuant to Section 3.19 within 120 calendar days of the Closing Date.

          "Demand Date":  As defined in the Limited Guaranty.

          "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

          "Depository Institutions": The state or federally chartered depository institutions for which the Mortgage Loan Seller is acting as receiver, which are identified in Exhibit H.
                                  -------

          "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date": With respect to any Distribution Date, the 15th day of the month in which such Distribution Date occurs, or if such 15th day is not a Business Day, the Business Day immediately preceding.

          "Direct Mortgage Loan": Each of the Mortgage Loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund, the Direct Mortgage Loans so held being identified on the related Direct Mortgage Loan Schedule. As used herein, the term "Direct Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

          "Direct Mortgage Loan Schedule": With respect to each Sub-Pool, the list of Direct Mortgage Loans included in such Sub-Pool transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as
Schedule 1 in the case of Sub-Pool I and Schedule 3 in the case of Sub-Pool II (and as provided to the Trustee and the Servicer in an automated format). The Direct Mortgage Loan Schedule for each Sub-Pool shall set forth the following information with respect to each Direct Mortgage Loan in such Sub-Pool:

          (i)  the loan number;

          (ii) the name of the Mortgagor and the street address (including city, state and zip code) of the related Mortgaged Property;

          (iii)  the type of the underlying related Mortgaged Property;

          (iv)   the Loan-to-Value Ratio as of the Cut-off Date;

          (v)    the Estimated Net Cash Flow Coverage Ratio;

          (vi) (A) the original principal balance and (B) the Cut-off Date Balance;

          (vii) the Mortgage Rate in effect as of the Cut-off Date, and whether such loan is an Adjustable Rate Mortgage Asset or a Fixed Rate Mortgage Asset;

          (viii) if the Direct Mortgage Loan is an Adjustable Rate Mortgage Asset, (A) the Index identity and value, (B) the Gross Margin, (C) any lifetime interest rate floor or cap applicable to the calculation of the Mortgage Rate, (D) any limitations on the periodic adjustment to the Mortgage Rate on a Mortgage Rate Adjustment Date or the periodic adjustment to the Scheduled Payment on a Payment Adjustment Date, (E) the first Mortgage Rate Adjustment Date and the first Payment Adjustment Date following the Cut-off Date and (F) the frequency of Mortgage Rate Adjustment Dates and Payment Adjustment Dates;

          (ix)   the Scheduled Payment due under the related Mortgage Note;

          (x)    the original term, remaining term and Maturity Date;

          (xi)   the amortization term;

          (xii)  the Appraised Value;

          (xiii) the lien priority of such Direct Mortgage Loan;

          (xiv)  the Due Date;

          (xv) whether such Direct Mortgage Loan is a Matured Performing Mortgage Loan;

          (xvi) whether such Direct Mortgage Loan is a Discounted Mortgage Asset as of the Cut-off Date; and

          (xvii) the number of Scheduled Payments, if any, that are due on such Direct Mortgage Loan and remain unpaid as of the Cut-off Date.

Such list may be in the form of more than one list, collectively, setting forth all of the information required.

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer in its capacity as servicer hereunder) shall not be considered to Directly Operate a REO Property solely because the Trustee (or the Servicer in its capacity as servicer hereunder) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          "Discount Date": With respect to any Fixed Rate Mortgage Asset (including any Discounted Mortgage Asset) that has become subject to a Debt Service Reduction, the last day of the Due Period in which such event occurred.

          "Discounted Mortgage Asset": Any (x) Fixed Rate Mortgage Asset having a Net Mortgage Rate as of the Cut-off Date lower than 7.25% per annum or (y) Fixed Rate Mortgage Asset that has become subject to a Debt Service Reduction resulting in a Net Mortgage Rate less than 7.25% per annum.

          "Discounted Principal Balance": With respect to any Mortgage Asset that as of the Cut-off Date is a Discounted Mortgage Asset, as of the Cut-off Date, an amount equal to the sum of all future Scheduled Payments (including any Balloon Payment) to become due thereon net of interest calculated at the aggregate of the Servicing Fee Rate and the Trustee Fee Rate, discounted to present value on a monthly basis at 7.25% per annum. With respect to any Mortgage Asset that became a Discounted Mortgage Asset as a result of the occurrence of an event described in clause (y) of the definition thereof, as of the related Discount Date, an amount equal to the sum of the Discounted Scheduled Payments to become due thereon (assuming for purposes hereof that all payments to become due thereon are the Discounted Scheduled Payments), discounted on a monthly basis at the Projected Net Mortgage Rate thereof.

          "Discounted Scheduled Payments": As of any Determination Date, with respect to any Fixed Rate Mortgage Asset that became a Discounted Mortgage Asset following the Cut-off Date, the Scheduled Payments payable pursuant to the terms of the related Mortgage Note in accordance with the terms of a Debt Service Reduction, assuming, however, that (i) each Scheduled Payment is equal in an amount to the Scheduled Payment in effect immediately following such Debt Service Reduction, less the maximum Servicing Fee and Trustee's Fee and (ii) such Scheduled Payments remain in effect until the earlier of (a) the date on which the Scheduled Principal Balance of such Mortgage Asset would be fully amortized on the basis of the Projected Net Mortgage Rate with respect to such Mortgage Loan and such Scheduled Payments and (b) the Optimal Wind-Down Date.

          "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, unless, in the case of the FDIC, the Trustee has received an Opinion of Counsel (at the expense of the FDIC) that the holding of an Ownership Interest in a Residual Certificate by the FDIC will not cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than the FDIC) to incur any liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an Ownership Interest in the Residual Certificates to the FDIC, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) any other Person so designated by the Trustee based upon an Opinion of Counsel (at the expense of either the transferor or the transferee) provided to the Trustee that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an Ownership Interest in the Residual Certificate to such Person, or (v) any other Person identified as a disqualified organization by the REMIC Provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit. The terms "United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code.

          "Disqualifying Condition": A condition existing as a result of, or arising from, the presence of Hazardous Materials on a Mortgaged Property such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the terms of Section 501.04 of the Guide (assuming such Mortgage Loan were otherwise eligible for purchase) (except that any condition relating to the existence of lead-based paint shall be applicable only as to Mortgage Loans secured by multifamily or residential real properties), including a condition that would constitute, solely by reason of such condition, a material violation of applicable federal, state or local law in effect as of the Closing Date.

          "Distributable Interest": With respect to any Distribution Date, as to any Class of Sub-Pool I Certificates or Sub Pool II Certificates, the Accrued Interest in respect thereof for such Distribution Date, net of the portion of
(i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocable to such Class of Certificates pursuant to Section 1.03, (ii) in the case of any Sub-Pool Certificates, any Aggregate Uncertificated Negative Amortization for such Distribution Date allocable to such Class of Certificates pursuant to Section 1.03 and (iii) any Net Aggregate Relief Act Shortfall for such Distribution Date allocable to such Class of Certificates pursuant to
Section 1.03. With respect to any Distribution Date, as to any Uncertificated Regular Interest, the Accrued Interest in respect thereof for such Distribution Date, net of the portion of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocable to such Uncertificated Regular Interest pursuant to Section 1.03, (ii) in the case of any of the Uncertificated Sub-Pool I or Sub-Pool II Regular Interests, any Aggregate Mortgage Asset Negative Amortization for such Distribution Date allocable to such Uncertificated Regular Interest pursuant to Section 1.03 and (iii) any Net Aggregate Relief Act

Shortfall for such Distribution Date allocable to such Uncertificated Regular Interest pursuant to Section 1.03. With respect to any Distribution Date, as to any Stripped Interest Component, the Accrued Interest in respect thereof for such Distribution Date, net of the portion of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocable to such Stripped Interest Component pursuant to Section 1.03 and (ii) any Net Aggregate Relief Act Shortfall for such Distribution Date allocable to such Stripped Interest Component pursuant to Section 1.03.

          "Distributable Principal": For any Distribution Date, with respect to each Sub-Pool, will equal the sum of all (i) Scheduled Principal Payments and
(ii) Allocated Principal Prepayments, each with respect to such Sub-Pool received during the related Prepayment Period.

          "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) which shall be entitled "State Street Bank and Trust Company, as Trustee, in trust for the registered holders of FDIC REMIC Trust 1996-C1, Commercial Mortgage Pass-Through Certificates, Series 1996-C1 - Distribution Account."

          "Distribution Date": The 25th day of any month, or if any such day is not a Business Day, the Business Day immediately following, commencing January 27, 1997.

          "Distribution Date Statement": The statement forwarded to the holders of each Class of Certificates on each Distribution Date by the Trustee pursuant to Section 4.02 herein.

          "Due Date": With respect to (i) any Mortgage Asset on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Scheduled Payment thereon is scheduled to be first due (or, in the case of a Non-Monthly Loan, deemed to be due); (ii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Scheduled Payment on the related Mortgage Asset was scheduled to be first due (succeeding Due Dates on REO Loans shall be monthly, even if the related Mortgage Loan was a Non-Monthly Loan); and (iii) any Mortgage Asset after the Maturity Date thereon, the day of the month set forth in the related Mortgage Note on which each Scheduled Payment on such Mortgage Loan was scheduled to be first due; provided, however, that with respect to (x) any Mortgage Loan (other than a Non-Monthly Loan) that by its terms pays interest in advance of its accrual rather than in arrears, for purposes of calculating distributions on the Certificates, the interest portion of each Scheduled Payment that becomes due thereon shall be deemed to become due on, and the "Due Date" therefor shall be deemed to be, the date occurring one month after such Scheduled Payment is first due or deemed due and (y) any Non-Monthly Loan that by its terms pays interest in advance of its accrual rather than in arrears, for purposes of calculating distributions on the Certificates, the interest portion of each Scheduled Payment that becomes due thereon shall be deemed to become due on, and the "Due Date" therefor shall be deemed to be, the date occurring the same number of months after such Scheduled Payment is first due or deemed due as the number of calendar months between Due Dates on such loan.

          "Due Period": The "Due Period" for each Distribution Date commences on the second day of the calendar month preceding the month in which such Distribution Date occurs

(or in the case of the first Distribution Date, the period that begins on the day following the Cut-off Date) and ends on the first day of the month in which such Distribution Date occurs.

          "Duff & Phelps": Duff & Phelps Credit Rating Co., or any successor thereto.

          "Effective Net Mortgage Rate": With respect to any Mortgage Asset or REO Loan, for any Distribution Date, (a) if the related Mortgage Note provides that interest accrues on such Mortgage Asset or REO Loan, as the case may be, on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis"), the related Net Mortgage Rate (or, in the case of a Discounted Mortgage Asset, the Projected Net Mortgage Rate) in effect as of the commencement of the most recently ended Due Period, and (b) if the related Mortgage Note provides that interest accrues on such Mortgage Asset or REO Loan, as the case may be, other than on a 30/360 basis, the annualized rate, as calculated by the Servicer, at which interest would have to accrue thereon on a 30/360 basis during the one month period preceding the related Due Date in the most recently ended Due Period in order to produce the aggregate amount of interest (adjusted to the related Net Mortgage Rate (or, in the case of a Discounted Mortgage Asset, the Projected Net Mortgage Rate) in effect as of the commencement of the most recently ended Due Period) actually accrued during such one month period.

          "Eligible Account": Either (i) an account maintained with a federal or state chartered depository institution or trust company, the short term deposit or debt obligations of which (or of such institution's parent holding company) are rated in the highest rating category of Moody's and Duff & Phelps (or, if not rated by Duff & Phelps, by Moody's and another NRSRO) at the time of any deposit therein or (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity; provided that if any such account is maintained with a state chartered depository institution or trust company, such institution or trust company must be subject to regulations regarding fiduciary funds on deposit substantially similar to those set forth in 12 C.F.R. (S) 9.10(b). Eligible Accounts may bear interest.

          "Environmental Assessment": A "Phase I environmental site assessment" as described in, and meeting the criteria of, Chapter 5 of the Guide.

          "Environmental Condition Precedent to Foreclosure": Any of the conditions set forth in Section 3.09(c)(i) - (ii).

          "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

          "ERISA-Restricted Certificate": Any Class I-B, Class I-C, Class I-D, Class I-XS, Class II-B, Class II-C, Class II-XS or Residual Certificate.

          "Escrow Account": The account or accounts created and maintained pursuant to Section 3.03(a).

          "Escrow Payment": Any payment received by the Servicer for the account of any Mortgagor for application toward the payment of taxes, insurance premiums, assessments and similar items in respect of the related Mortgaged Property.

          "Estimated Net Cash Flow": With respect to any Mortgaged Property, as of any date of determination, rent from all leases under which the tenants have then taken occupancy (including only rents prior to expiration for those leases whose terms expire within one year of the date of determination and pass-throughs for operating expenses, taxes and utilities and excluding all free rent) less operating expenses (such as utilities, administrative expenses, repairs and maintenance) and less fixed expenses (such as insurance premiums and real estate and other taxes to be paid by the Mortgagor).

          "Estimated Net Cash Flow Coverage Ratio": With respect to any Appraised Mortgage Loan for any twelve month period, the ratio of Estimated Net Cash Flow produced by the related Mortgaged Property during such period to the aggregate amount of Scheduled Payments (other than any Balloon Payment) due under such Mortgage Loan during the following twelve month period.

          "Event of Default":  One or more of the events described in Section
7.01.

          "Excess Coverage Amount":  As defined in the Limited Guaranty.

          "Exemption": The United States Department of Labor administrative exemption, Prohibited Transaction Exemption 91-14 et al., 56 Fed. Reg. 7413
(1991), as amended, granted to Lehman Brothers Inc.

          "Extended Loan Floor Rate": With respect to any Direct Mortgage Loan or Lead Mortgage Loan for which the Servicer is considering an extension of the related Maturity Date in accordance with Section 3.19(c), a Mortgage Rate that is (a) in the case of a Fixed Rate Mortgage Asset, no lower than a per annum rate equal to the higher of the following rates at the time of the proposed extension: (i) the weighted average, expressed as a percentage and rounded to five decimal places, of the annual rate at which interest accrues on the Group I Mortgage Assets as of the Cut-off Date, weighted on the basis of the respective Cut-off Date Balances of such Mortgage Assets, and (ii) the Mortgage Rate for such Direct Mortgage Loan or Lead Mortgage Loan, and (b) in the case of an Adjustable Rate Mortgage Asset, a per annum adjustable rate (adjusted monthly without negative amortization) having a minimum mortgage rate no lower than the higher of the following rates at the time of the proposed extension: (x) the weighted average, expressed as a percentage and rounded to five decimal places, of the annual rate at which interest accrues on the Group II Mortgage Assets as of the Cut-off Date, weighted on the basis of the respective Cut-off Date Balances of such Mortgage Assets, and (y) the Mortgage Rate in effect for such Direct Mortgage Loan or Lead Mortgage Loan as of the date of the proposed extension.

          "Extraordinary Expenses": Any of the following costs, fees or expenses, as reported to the Trustee by the Servicer:

          (i) any Resolution Fees payable to the Servicer pursuant to Section 3.19;

          (ii)   interest on Advances payable to the Servicer pursuant to
     Section 4.08;

          (iii) the costs and expenses of the Servicer of enforcing the obligations of the FDIC pursuant to Sections 2.04(c) and 2.05(c) in connection with a Defect in a Mortgage File or a breach of a representation or warranty made by the FDIC pursuant to Section 2.04 or 2.05;

          (iv) the cost of Environmental Assessments obtained pursuant to 2.05(b)(ii);

          (v) certain interest accrued on Escrow Accounts payable to Mortgagors pursuant to Section 3.03(a);

          (vi) certain costs of insurance required pursuant to Section 3.07(a) and (b);

          (vii) the cost of Opinions of Counsel regarding the holding by the Trust Fund of certain personal property as required by Section 3.09(b)(ii);

          (viii) the cost of Environmental Assessments obtained pursuant to
     Section 3.09(c);

          (ix) the cost of any remedial, corrective or other action taken pursuant to Section 3.09(d) in respect of any Environmental Conditions Precedent to Foreclosure that are not satisfied;

          (x) the cost of Opinions of Counsel regarding the holding by the Trust Fund of REO Property subsequent to the second anniversary of acquisition thereof as required by Section 3.16(a);

          (xi) the costs of the Servicer and the Trustee incurred in consulting with counsel and tax accountants pursuant to Section 3.17(a) regarding the operation and management of REO Property and taxability thereof;

          (xii) the cost of opinions of MAI-certified appraisers and other experts in real estate finance/investment sales matters obtained pursuant to Section 3.18(d) in determining whether any bid received from an Interested Person represents a fair price for any Defaulted Mortgage Asset or any REO Property;

          (xiii) the cost of Opinions of Counsel obtained pursuant to Section 3.19(a) regarding whether a proposed modification, waiver or amendment of the terms of a Mortgage Asset will cause either the Lower-Tier REMIC or the Upper-Tier REMIC to (a) fail to qualify as a REMIC or (b) be subject to any tax;

          (xiv) the cost of Opinions of Counsel obtained pursuant to Section 3.19(b) regarding whether a proposed modification, waiver or amendment of the terms of a Mortgage Asset would impair the security for such Mortgage Asset;

          (xv) the cost of Opinions of Counsel obtained pursuant to Section 3.19(c) and the expenses of the Trustee and the Servicer incurred in connection with certain amendments in accordance with the provisions of
     Section 3.19(c);

          (xvi) the costs of appraisals obtained pursuant to Section 3.20(c) in the event that an aggregate of eighteen months of Scheduled Payments have been advanced and remain unreimbursed with respect to a Direct Mortgage Loan or Lead Mortgage Loan;

          (xvii) the costs of appraisals obtained by the Servicer pursuant to
     Section 4.03(e) in connection with its determination that a P&I Advance would be a Nonrecoverable P&I Advance;

          (xviii)certain legal costs and expenses reimbursable to the Servicer, the FDIC and the Mortgage Loan Seller pursuant to Section 6.03;

          (xix) the costs of the Servicer in preparing certain reports pursuant to Section 6.06;

          (xx)   the indemnification payments made to the Trustee pursuant to
     Section 8.05(b);

          (xxi) the costs incurred by the Trustee in making certain filings with the Securities and Exchange Commission and soliciting proxies pursuant to Section 8.13;

          (xxii) the costs and expenses of the Trustee incurred in consultation with tax counsel and otherwise as described pursuant to Section 3.17(a)(iii), 10.01(d) and 10.01(f);

          (xxiii)certain taxes, interest and penalties payable by the Trust Fund pursuant to Section 10.01(d);

          (xxiv) the cost of an Opinion of Counsel obtained pursuant to Section
     11.02 relating to the recordation of this Agreement; and

          (xxv) certain costs and expenses of the Servicer (other than Modification Fees) incurred as a result of a Mortgagor's request for a modification of the related Mortgage Loan as described in Section 3.19(d)(ii).

          "FDIC": The Federal Deposit Insurance Corporation, acting solely in its corporate capacity and not as Mortgage Loan Seller, or any successor thereto.

          "Fee Interest":  As defined in Section 2.03(d).

          "FHLMC": The Federal Home Loan Mortgage Corporation, or any successor thereto.

          "Final Recovery Determination": A determination by the Servicer with respect to any Defaulted Mortgage Asset (other than a Mortgage Asset as to which the related Mortgaged Property has become a REO Property, that was repurchased by or on behalf of the FDIC pursuant to Section 2.04 or 2.05, or that was purchased by the Servicer pursuant to Section 3.18(b) or the FDIC, the Mortgage Loan Seller, the Servicer or the Controlling Class R-UT Certificateholder pursuant to Section 9.01), that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Servicer, in its reasonable good faith judgment, exercised without regard to any obligation of the Servicer to make payments from its own funds pursuant to
Section 3.07(b), expects to be ultimately recoverable.

          "Final Scheduled Distribution Date": With respect to a Sub-Pool, the date that is two years, ten months after the Distribution Date that follows the scheduled maturity date of the Mortgage Asset in such Sub-Pool with the longest remaining term to scheduled maturity as of the Cut-off Date.

          "Fixed Rate Mortgage Asset": Any Mortgage Asset other than an Adjustable Rate Mortgage Asset (i.e., a Mortgage Asset as to which the related Mortgage Note provides (x) for a Mortgage Rate that remains fixed following the Cut-off Date through the term thereof (even if such Mortgage Rate were subject to adjustment prior to the Cut-off Date based on the value of a particular index) or (y) for a Mortgage Rate that is subject to increase from time to time following the Cut-off Date in accordance with a schedule set forth in the related Mortgage Loan documents).

          "FNMA": Fannie Mae (formerly known as The Federal National Mortgage Association), or any successor thereto.

          "Gross Margin": With respect to each Adjustable Rate Mortgage Asset (and any successor REO Loan), the fixed number of percentage points set forth in the Mortgage Schedule that is added to the applicable value of the related Index on each Mortgage Rate Adjustment Date in accordance with the terms of the related Mortgage Note to determine, subject to any applicable periodic and lifetime limitations on adjustments thereto, the related Mortgage Rate.

          "Ground Lease":  As defined in Section 2.03(d).

          "Group I Loan":  Any Mortgage Loan contained in Sub-Pool I.

          "Group I Mortgage Asset": Any Direct Mortgage Loan or Participation Interest contained in Sub-Pool I.

          "Group I Participation Interest": Any Participation Interest contained in Sub-Pool

I.
          "Group II Loan":  Any Mortgage Loan contained in Sub-Pool II.

          "Group II Mortgage Asset": Any Direct Mortgage Loan or Participation Interest contained in Sub-Pool II.

          "Group II Participation Interest": Any Participation Interest contained in Sub-Pool

II.

          "Guaranteed Amount":  As defined in the Limited Guaranty.

          "Guaranty Payment":  A payment made by the FDIC pursuant to Section
3.02 of the Limited Guaranty.

          "Guide": The FNMA Multifamily Seller/Servicer Guide (i) in effect as of the Closing Date, for purposes of the definition of "Disqualifying Condition" and (ii) as amended from time to time, for all other purposes of this Agreement.

          "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, medical wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws or regulations now existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified an unusable, be included in the foregoing definition.

          "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Mortgage Loan Seller, the Servicer and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Mortgage Loan Seller, the Servicer or any Affiliate thereof, and (iii) is not connected with the Mortgage Loan Seller, the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Mortgage Loan Seller, the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Mortgage Loan Seller or the Servicer or any Affiliate thereof, as the case may be. The Trustee and the Servicer may rely, in the performance of any duty hereunder, upon the statement of any Person contained in any certificate or opinion that such Person is Independent according to this definition.

          "Independent Contractor": Any Person (other than the Servicer) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section

856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, delivered to the Trustee), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or any other Person (including the Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

          "Index": With respect to each Adjustable Rate Mortgage Asset (and any successor REO Loan), for each Mortgage Rate Adjustment Date applicable thereto, the base index (or, if so provided in the related Mortgage Note, a fraction of a base index) used to determine the new Mortgage Rate in effect thereon as specified in the related Mortgage Note. If the Index currently in effect for any Adjustable Rate Mortgage Asset (or successor REO Loan) ceases to be available, the Servicer shall, subject to Section 3.20 and the terms of the related Mortgage Note, select The Wall Street Journal Prime Rate as the alternative index.

          "Initial Pool Balance": The aggregate outstanding principal balance of the Mortgage Assets as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

          "Initial Sub-Pool I Balance": The aggregate outstanding principal balance of the Group I Mortgage Assets as of the Cut-off Date, after application of principal due on or before such date, whether or not received.

          "Initial Sub-Pool II Balance": The aggregate outstanding principal balance of the Group II Mortgage Assets as of the Cut-off Date, after application of principal due on or before such date, whether or not received.

          "Inspection Expenses": The expenses of the Servicer of inspecting Mortgaged Properties pursuant to Section 3.12(a)(i)(A) and (B), which for any calendar year, commencing January 1, 1997, which shall not in the aggregate exceed $350 per property described in Section 3.12(a)(i)(A) and (B).

          "Insurance Policy": With respect to any Direct Mortgage Loan or Lead Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

          "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with applicable law, the terms and conditions of the related Mortgage Note and Mortgage and the servicing standards set forth in Section 3.01.

          "Interested Person": The FDIC, the Mortgage Loan Seller, the Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

          "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and regulations promulgated thereunder.

          "Junior Lien": A lien on a Mortgaged Property that secures a Mortgage Loan and is subordinate to the lien of another mortgage on such Mortgaged Property.

          "Late Collections": With respect to any Mortgage Asset, all amounts received during any Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, that represent late payments or collections of principal or interest due (without regard to any acceleration of principal of such Mortgage Asset) but delinquent for a previous Due Period and not previously recovered. With respect to any REO Loan, all amounts received in respect of the related REO Property during any Due Period, whether as REO Revenues, Insurance Proceeds, Liquidation Proceeds or otherwise, that represent late collections of (i) Scheduled Payments (other than any Balloon Payment) due in respect of the related Mortgage Asset (without regard to any acceleration of principal of such Mortgage Asset) but unpaid as of the date of REO Acquisition, (ii) any Assumed Scheduled Payments in respect of the related Mortgage Asset for Due Dates prior to the date of REO Acquisition, to the extent not paid by the Mortgagor under any forbearance arrangement entered into pursuant to Section 3.19, or (iii) any REO Payments in respect of such REO Loan for Due Dates in preceding Due Periods, in any such case described in the preceding clauses (i) - (iii) if and to the extent amounts received in respect of the related REO Property have not been previously applied thereto.

          "Latest Possible Maturity Date": The latest possible maturity date, solely for purposes of Treasury regulation Section 1.860G-1(a)(4)(iii), of any Uncertificated Regular Interest or any Class of Certificates representing a Regular Interest in the Upper-Tier REMIC, is set forth in the Preliminary Statement, which in the case of any Regular Certificate is the Latest Possible Maturity Date of any Uncertificated Regular Interest, and in the case of any Uncertificated Regular Interest is the Distribution Date that immediately follows the scheduled Maturity Date of the Mortgage Loan in the related Sub-Pool with the longest remaining term to scheduled maturity as of the Cut-off Date.

          "Lead Mortgage Loan": A Mortgage Loan underlying a Lead Participation Interest.

          "Lead Participation Interest": A Participation Interest in which the Mortgage Loan Seller, pursuant to the related Participation Interest agreement, held, as of the Cut-Off Date, the "controlling" interest, relative to other lenders with interests therein.

          "Lease": Any lease, license or other agreement pursuant to which any Person is entitled to use, occupy or possess all or a portion of a Mortgaged Property.

          "LIBOR": The average of the interbank offered rates for one month United States dollar deposits in the London market, which will be determined on each LIBOR Adjustment Date pursuant to Section 1.02.

          "LIBOR Adjustment Date": With respect to the determination of the Certificate Rates on the Class II-A, Class II-B or Class II-C Certificates for any Distribution Date other than the first Distribution Date, or the determination of the Component Reference Rates on Component II-AXS, Component II-BXS or Component II-CXS for any Distribution Date (other than the first Distribution Date), the LIBOR Business Day prior to the immediately preceding Distribution Date.

          "LIBOR Business Day": Any day on which banks are open for dealing in foreign currency and exchange in London and New York City.

          "Limited Guaranty": The Limited Guaranty Agreement dated as of the Closing Date between the FDIC and the Trustee in the form attached hereto as Exhibit G.
-------

          "Limited Guaranty Account":  As defined in Section 4.04(b).

          "Limited Guaranty Draw Asset":  As defined in the Limited Guaranty.

          "Liquidation Event": With respect to any Mortgage Asset, any of the following events: (i) such Mortgage Asset is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Asset; (iii) such Mortgage Asset is repurchased by or on behalf of the FDIC pursuant to Section
2.04 or 2.05 or has become a Deleted Mortgage Asset; or (iv) such Mortgage Asset is purchased by the Servicer pursuant to Section 3.18(c) or by the FDIC, the Mortgage Loan Seller, the Servicer or by the Controlling Class R-LT Certificateholder pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) an REO Disposition occurs with respect to such REO Property; or (ii) such REO Property is purchased by the FDIC, the Mortgage Loan Seller, the Servicer or by the Controlling Class R-LT Certificateholder pursuant to Section 9.01.

          "Liquidation Fee": The fee payable as described in Section 3.11 to the Servicer in connection with an REO Disposition or in connection with the sale, settlement or collection of a Defaulted Mortgage Asset pursuant to Section
3.18 to a Person, other than an Interested Person, equal to 1.10% of the net Liquidation Proceeds if such sale, settlement or collection is completed within 12 months from the date on which the Mortgage Asset became a Defaulted Mortgage Asset or REO Property; provided, however, that if such sale, settlement or collection is completed during any subsequent six-month period, then the Liquidation Fee rate shall be decreased by .05% (e.g., 1.10% to 1.05%) from the Liquidation Fee rate applicable in the immediately preceding period, subject to a floor of .75%; provided, however, that payment of such fee shall not be required hereunder if doing so would be a violation of, or would subject the Trustee, the FDIC, the Mortgage Loan Seller, or the Trust Fund to liability under any state or local statute, regulation or similar requirement, including without limitation, those governing the licensing of real estate brokers or salesmen.

          "Liquidation Proceeds": Cash amounts (other than Insurance Proceeds or REO Revenues) received or paid by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Asset, through trustee's sale, foreclosure sale, REO Disposition or otherwise, (iii) the sale of a Mortgage Asset or REO Property pursuant to Section 3.18, (iv) the repurchase of any Mortgage Loan by or on behalf of the FDIC pursuant to Section
2.04 or 2.05 and (v) the purchase of a Mortgage Asset or REO Property by the FDIC, the Mortgage Loan Seller, the Servicer or by the Holder of the Controlling Class R-LT Certificateholder pursuant to Section 9.01.

          "Loan-to-Value Ratio": With respect to any Mortgage Asset as of any date, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Asset at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

          "Loss":  As defined in Section 2.04.

          "Lower-Tier REMIC": A segregated pool of assets subject hereto, constituting a trust created hereby and to be administered hereunder, consisting of: (i) the Mortgage Assets as from time-to-time are subject to this Agreement and all payments under and proceeds of such Mortgage Assets received after the Cut-off Date, together with all documents included in the related Mortgage File and Credit File; (ii) such funds or assets, excluding the right to receive Basis Risk Shortfall Payments from the FDIC pursuant to Section 4.06, as from time-to-time are deposited in the Collection Account, the Distribution Account and, if established, the REO Account; (iii) any REO Property (or REO Loan in respect thereof) acquired in respect of the Mortgage Loans; and (iv) the rights of the Mortgagee under all Insurance Policies with respect to the Mortgage Loans; provided, however, that the Upper-Tier REMIC does not include any Contract Rights.

          "Lower-Tier REMIC Residual Cash Flow": With respect to any Distribution Date, the sum of (1) the excess, if any, of the Sub-Pool I Available Distribution Amount for such Distribution Date over the amount required to be distributed in respect of the Uncertificated Sub-Pool I Regular Interests pursuant to Section 4.01(a) for such Distribution Date and (2) the excess, if any, of the Sub-Pool II Available Distribution Amount for such Distribution Date over the amount required to be distributed in respect of the Uncertificated Sub-Pool II Regular Interests pursuant to Section 4.01(b) for such Distribution Date.

          "Managing Underwriters": Collectively, Lehman Brothers Inc. and Goldman, Sachs & Co.

          "Matured Performing Mortgage Loan": A Mortgage Loan that is delinquent as to its Balloon Payment as of the Cut-off Date, that has not yet been the subject of a modification as a consequence thereof and on which the Mortgagor makes Assumed Scheduled Payments as indicated on the Mortgage Schedule.

          "Maturity Date": With respect to any Mortgage Loan, other than a Matured Performing Mortgage Loan, as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Asset, (ii) any grace period permitted by the related Mortgage Note, or (iii) any modification, waiver or amendment of such Mortgage Asset granted or agreed to by the Servicer pursuant to Section 3.19. With respect to any Matured Performing Mortgage Loan, the date described in the preceding sentence, following the modification thereof pursuant to Section 3.19(e).

          "Modification Fee":  The fee payable to the Servicer as described in
Section 3.11.

          "Monthly Portion": With respect to a Non-Monthly Loan and any Due Period, other than a Mortgage Loan having a Due Date during such Due Period, the interest portion of the Scheduled Payment for such loan due on the next succeeding Due Date for such loan divided by the number of calendar months between Due Dates on such loan.

          "Moody's":  Moody's Investors Service, Inc., or any successor thereto.

          "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a first or other lien on the related Mortgaged Property, together with any rider, addendum or amendment thereto, as amended from time-to-time.

          "Mortgage Assets": Collectively, the Direct Mortgage Loans and the Participation Interests. As used herein, the balance or Scheduled Principal Balance of a Mortgage Asset shall be the balance or Scheduled Principal Balance (as applicable) of the related Mortgage Loan multiplied by Trust Fund's percentage ownership of the related Mortgage Loan.

          "Mortgagee": With respect to any Mortgage Loan as of any date of determination, the holder of the related Mortgage and Mortgage Note as of such date.

          "Mortgage Asset Accrual Period": With respect to any Mortgage Asset or REO Loan and any Due Date, the one month period immediately preceding such Due Date.

          "Mortgage Asset Accrued Interest": With respect to each Mortgage Asset and each Due Date, the aggregate amount of interest accrued in respect of such Mortgage Asset during the related Mortgage Asset Accrual Period at the Mortgage Rate then in effect.

          "Mortgage File": With respect to any Direct Mortgage Loan or Lead Participation Interest, collectively the following documents:

          (i) either (a) the original of the Mortgage Note or a copy thereof, endorsed by the Mortgage Loan Seller in substantially the following form: to "State Street Bank and Trust Company, as Trustee, for the registered holders of FDIC REMIC Trust 1996-C1, Commercial Mortgage Pass-Through Certificates, Series 1996-C1, without recourse," or (b) a lost note affidavit;

          (ii) the original Mortgage or a certified copy thereof, with evidence of recording indicated thereon;

          (iii) originals or certified copies of any related Assignment of Leases, Rents and Profits and any related Security Agreement (if, in either case, such item is a document separate from the Mortgage) and any related UCC Financing Statements in each case, with evidence of recording indicated thereon;

          (iv) an assignment of the Mortgage, executed to the order of the Trustee in the following form: "State Street Bank and Trust Company, as Trustee, for the registered holders of FDIC REMIC Trust 1996-C1, Commercial Mortgage Pass-Through Certificates, Series 1996-C1, without recourse," in recordable form;

          (v) assignments of any related Assignment of Leases, Rents and Profits and any related Security Agreement (if, in either case, such item is a document separate from the Mortgage), executed to the order of the Trustee in the following form: to "State Street Bank and Trust Company, as Trustee, for the registered holders of FDIC REMIC Trust 1996-C1, Commercial Mortgage Pass-Through Certificates, Series 1996-C1, without recourse";

          (vi) originals or certified copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed or substituted;

          (vii) the originals or certificates of a lender's title insurance policy issued on the date of the origination of such Mortgage Loan, together with each endorsement thereto or, with respect to each Mortgage Loan not covered by a lender's title insurance policy, an attorney's opinion of title issued as of the date of origination of such Mortgage Loan given by an attorney licensed to practice law in the jurisdiction where the related Mortgaged Property is located;

          (viii) a certified copy of the Ground Lease, if any, encumbered by the related Mortgage, any amendments thereto, any intervening assignments thereof, and any related subordination agreement, in each case with evidence of recording indicated thereon, if applicable;

          (ix) a copy of the UCC-1 Financing Statement(s) and related continuation statements, if any, each with evidence of filing thereon, together with an original executed form UCC-2 or UCC-3, in form suitable for filing, disclosing the assignment to the Trustee of the security interest in the personal property (if any) constituting security for repayment of the Mortgage Loan;

          (x) the original of any guaranty relating to the Mortgage Loan;

          (xi) any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such additional documents required to be added unless they are actually so added; and

          (xii) with respect to a Lead Participation Interest, an original or certified copy of the related participation agreement or participation certificate assigned by the Mortgage Loan Seller to the order of the Trustee.

          With respect to any Non-lead Participation Interest, collectively the following:

          (xiii) an assignment of all right, title and interest in such Non-lead Participation Interest to the Trustee for the benefit of the Certificateholders; and

          (xiv) an original or certified copy of the participation certificate and/or participation agreement evidencing such Non-lead Participation Interest.

          "Mortgage Loan": Each of the (i) Direct Mortgage Loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time-to-time held in the Trust Fund, the Direct Mortgage Loans so held being identified on the related Direct Mortgage Schedule and (ii) each of the Underlying Mortgage Loans as to which the Mortgage Loan Seller holds a Participation Interest, the Underlying Mortgage Loans being identified in the related Mortgage Participation Schedule. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

          "Mortgage Loan Seller": The Federal Deposit Insurance Corporation, acting in its capacity as administrator of the Bank Insurance Fund and as receiver of the Depository Institutions and not in its corporate capacity, or any successor thereto.

          "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

          "Mortgage Participation Schedule": With respect to each Sub-Pool, the list of Participation Interests included in such Sub-Pool transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as
Schedule 2 in the case of Sub-Pool I and Schedule 4 in the case of Sub-Pool II (and as provided to the Trustee and the Servicer in an automated format). The Mortgage Participation Schedule for each Sub-Pool shall set forth the following information with respect to each Participation Interest in such Sub-Pool and the related Underlying Mortgage Loan:

          (i)    the participation number;

          (ii) the name of the related Mortgagor and the street address (including city, state and zip code) of the related Mortgaged Property;

          (iii)  the type of the underlying Mortgaged Property;

          (iv)   the Loan-to-Value Ratio as of the Cut-off Date;

          (v)    the Estimated Net Cash Flow Coverage Ratio;

          (vi) (A) the original principal balance and (B) the Cut-off Date Balance;

          (vii) the Mortgage Rate in effect at the Cut-off Date, and whether the Underlying Mortgage Loan is an Adjustable Rate Mortgage Asset or a Fixed Rate Mortgage Asset;

          (viii) if the Underlying Mortgage Loan is an Adjustable Rate Mortgage Asset, (A) the Index identity and value, (B) the Gross Margin,
                 (C) any lifetime interest rate floor or cap applicable to the calculation of the Mortgage Rate, (D) any limitations on the periodic adjustment to the Mortgage Rate on a Mortgage Rate Adjustment Date or the periodic adjustment to the Scheduled Payment on a Payment Adjustment Date, (E) the first Mortgage Rate Adjustment Date and the first Payment Adjustment Date following the Cut-off Date and (F) the frequency of Mortgage Rate Adjustment Dates and Payment Adjustment Dates;

          (ix)   the Scheduled Payment due under the related Participation
                 Interest;

          (x)    the original term, remaining term and Maturity Date;

          (xi)   the amortization term;

          (xii)  the Appraised Value;

          (xiii) the lien priority of such Underlying Mortgage Loan;

          (xiv)  the Due Date;

          (xv)   the percentage participation of such Participation Interest;

          (xvi) whether the Participation Interest is a Lead Participation Interest or a Non-lead Participation Interest.

          (xvii) the number of Scheduled Payments, if any, that are due on such Underlying Mortgage Loan and remain unpaid as of the Cut-off Date.

Such list may be in the form of more than one list, collectively, setting forth all of the information required.

          "Mortgage Rate": With respect to any Mortgage Asset, the annual rate at which interest accrues on such Mortgage Asset from time-to-time. With respect to any REO Loan, the rate per annum at which interest would then occur in accordance with the related Mortgage Note.

          "Mortgage Rate Adjustment Date": With respect to each Adjustable Rate Mortgage Asset (and any successor REO Loan), any date on which the related Mortgage Rate is subject to adjustment pursuant to the related Mortgage Note. The first Mortgage Rate Adjustment Date subsequent to the Cut-off Date for each Adjustable Rate Mortgage Asset is specified in the related Mortgage Schedule, and successive Mortgage Rate Adjustment Dates for such Mortgage Loan (and any successor REO Loan) shall thereafter periodically occur with the frequency specified in the Mortgage Schedule.

          "Mortgage Schedule": Collectively, the Direct Mortgage Loan Schedule and the Mortgage Participation Schedule, as applicable.

          "Mortgaged Property": The real property subject to the lien of a Mortgage.

          "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

          "Negative Amortization": With respect to each Mortgage Asset as of any Due Date, the amount, if any, by which the Mortgage Asset Accrued Interest for such Due Date exceeds the Scheduled Payment for such Due Date (or, in the case of a Non-Monthly Loan, the Monthly Portion of such Scheduled Payment) and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Asset. Negative Amortization shall not occur in respect of REO Loans or in respect of Balloon Mortgage Assets delinquent as to their respective Balloon Payments.

          "Net Aggregate Prepayment Interest Shortfall": With respect to each Sub-Pool and any Distribution Date, the excess, if any, of (a) the Aggregate Prepayment Interest Shortfall for such Sub-Pool and such Distribution Date over (b) the sum of the amount of Compensating Interest Payments paid by the Servicer with respect to such Sub-Pool and such Distribution Date pursuant to Section 3.20(b) and the amount of Lower-Tier REMIC Residual Cash Flow applied on such Distribution Date pursuant to Section 1.05(b)(ii) and allocable to such Sub-Pool pursuant to Section 1.03.

          "Net Aggregate Relief Act Shortfall": With respect to each Sub-Pool and any Distribution Date, the excess, if any, of (a) the Aggregate Relief Act Shortfall for such Sub-Pool and such Distribution Date over (b) the amount of Lower-Tier REMIC Residual Cash Flow applied on such Distribution Date pursuant to Section 1.05(b)(iv) and allocable to such Sub-Pool pursuant to Section 1.03.

          "Net Insurance Proceeds": With respect to any Mortgage Asset or REO Loan, any and all Insurance Proceeds collected in connection therewith, in any case net of all amounts payable or reimbursable to the Servicer out of such collection as expressly provided herein for any of the following items relating to such Mortgage Asset or REO Loan: (a) unreimbursed Servicing Advances and interest thereon in accordance with Section 4.08; (b) unreimbursed P&I Advances and interest thereon in accordance with Section 4.08; (c) unpaid Servicing Fees;
(d) any unpaid Resolution Fees; and (e) any unpaid Liquidation Fees.

          "Net Mortgage Rate": With respect to any Mortgage Asset or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect (or, if such Mortgage Rate has been reduced in connection with a Debt Service Reduction, as a result of modification, amendment or waiver entered into by the Servicer pursuant to Section 3.19 or by reason of the operation of the Relief Act, the Mortgage Rate that would then have been in effect in the absence of such event) minus the sum of the Servicing Fee Rate and the Trustee Fee Rate.

          "Net REO Revenues": With respect to any REO Loan, any and all REO Revenues collected in connection therewith, net of (a) the portion of such REO Revenues to be applied in accordance with the terms hereof to the proper operation, management, maintenance, leasing and disposition of the related REO Property and (b) all amounts payable or reimbursable to the Servicer out of such REO Revenues as expressly provided herein for any of the following items relating to such REO Loan: (i) unreimbursed Servicing Advances and interest thereon in accordance with Section 4.03 and 4.08; (ii) unreimbursed P&I Advances and interest thereon in accordance with Section 4.03 and 4.08; (iii) unpaid Servicing Fees; (iv) unpaid Modification Fees; (v) unpaid Resolution Fees; and
(vi) unpaid Liquidation Fees.

          "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed, modified or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

          "Non-lead Mortgage Loan": A Mortgage Loan underlying a Non-lead Participation Interest.

          "Non-lead Participation Interest": All Participation Interests other than Lead Participation Interests.

          "Non-Monthly Loan": Any Mortgage Asset that has Due Dates that occur less frequently than monthly.

          "Nonrecoverable Advance": A Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance.

          "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Asset or REO Loan that, in the reasonable good faith judgment of the Servicer or the Trustee, as applicable, evidenced by an Officers' Certificate to such effect, will not be ultimately recoverable from Related Proceeds or from the Limited Guaranty.

          "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Asset or REO Property that, in the reasonable good faith judgment of the Servicer or the Trustee, as applicable, evidenced by an Officers' Certificate to such effect, will not be ultimately recoverable from Related Proceeds or from the Limited Guaranty.

          "Non-Registered Certificate": Unless and until registered under the Securities Act of 1933, as amended, any Class I-XS Certificate, Class II-XS Certificate or Residual Certificate.

          "Non-United States Person": Any person other than a United States Person.

          "Notional Amount": With respect to the Class I-XS Certificates as of any date of determination, the aggregate of the Class Balances of the Sub-Pool I Certificates. With respect to the Class II-XS Certificates as of any date of determination, the aggregate of the Class Balances of the Sub-Pool II Certificates.

          "NRSRO": Moody's, Duff & Phelps, Fitch Investors Service, L.P. or Standard & Poor's Credit Rating Co.

          "Officers' Certificate": With respect to (i) the Servicer, a certificate signed by two Servicing Officers and (ii) the Trustee, a Certificate signed by a Responsible Officer.

          "Opinion of Counsel": A written opinion of counsel addressed and delivered to the Trustee reasonably acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who is in fact Independent of the Mortgage Loan Seller and the Servicer. For purposes of clause (b) hereof, outside counsel to the Mortgage Loan Seller and the Servicer shall be deemed to be Independent.

          "Optimal Distributable Interest": With respect to the Class II-A, Class II-B or Class II-C Certificates and any Distribution Date other than the first Distribution Date, the amount of interest that would be payable on such Class for such Distribution Date pursuant to clause (i) of the definition of Certificate Rate.

          "Optimal Wind-Down Date": With respect to any Mortgage Asset in a particular Sub-Pool, not later than the earliest of (i) one year prior to the applicable Final Scheduled Distribution Date for such Sub-Pool, (ii) if such Mortgage Asset is secured in whole or in part by a Mortgage on a leasehold estate, the date occurring ten years prior to the termination of such leasehold estate and (iii) five years following the Maturity Date of the related Mortgage Asset (or, with respect to a Mortgage Asset that has previously been modified, the earlier of (x) five years following the previous modification date and (y) the number of years remaining to the end of its original amortization term.

          "Original Class Balance": As to Class I-A Certificates, the Original Class I-A Balance; as to the Class I-B Certificates, the Original Class I-B Balance; as to the Class I-C Certificates, the Original Class I-C Balance; as to Class I-D Certificates, the Original Class I-D Balance; as to the Class II-A Certificates, the Original Class II-A Balance; as to the Class II-B Certificates, the Original Class II-B Balance; and as to the Class II-C Certificates, the Original Class II-C Balance.

                             "Original Class I-A Balance":          $445,218,000

                             "Original Class I-B Balance":          $ 32,979,000

                             "Original Class I-C Balance":          $ 27,483,000

                             "Original Class I-D Balance":          $ 43,972,693

                             "Original Class II-A Balance":         $140,168,000

                             "Original Class II-B Balance":         $ 15,018,000

                             "Original Class II-C Balance":         $ 11,680,806

                             "Original Uncertificated Regular       $445,218,000
                             Interest I-A Balance":

                             "Original Uncertificated Regular       $ 32,979,000
                             Interest I-B Balance":

                             "Original Uncertificated Regular       $ 27,483,000
                             Interest I-C Balance":

                             "Original Uncertificated Regular       $ 43,972,693
                             Interest I-D Balance":

                             "Original Uncertificated Regular       $140,168,000
                             Interest II-A Balance":



          "Original Uncertificated Regular                          $ 15,018,000
          Interest II-B Balance":

          "Original Uncertificated Regular                          $ 11,680,806
          Interest II-C Balance":

          "OTS":  The Office of Thrift Supervision, or any successor thereto.

          "Ownership Interest": With respect to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "Participation Interest": Each of the mortgage participation interests transferred and assigned to the Trustee pursuant to Section 2.01 and from time-to-time held in the Trust Fund, the Participation Interests so held being identified on the related Mortgage Participation Schedule. As used herein, the term "Participation Interests" includes the related certificate, participation agreement and other security documents contained in the related Mortgage File.

          "Payment Adjustment Date": With respect to each Adjustable Rate Mortgage Asset, any date on which the related Scheduled Payment is subject to adjustment pursuant to the related Mortgage Note. The first Payment Adjustment Date subsequent to the Cut-off Date for each Adjustable Rate Mortgage Asset is specified in the Mortgage Schedule, and successive Payment Adjustment Dates for such Mortgage Loan shall thereafter periodically occur with the frequency specified in the Mortgage Schedule.

          "Percentage Interest": With respect to any Regular Certificate of a particular Class, the portion of such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Balance of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Balance of such Class. With respect to any Residual Certificate, the portion of such Class evidenced by such Certificate, as specified on the face thereof.

          "Permitted Investments": Any one or more of the following obligations or securities, regardless of whether issued by the FDIC, the Servicer, the Trustee or any of their respective Affiliates and having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

          (i) direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;

          (ii) direct obligations of, or guaranteed as to timely payment of principal and interest by, FHLMC, FNMA or the Federal Farm Credit System, provided that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated "Aaa" in the case of Moody's and "AAA" in the case of Duff & Phelps or is backed by the full faith and credit of the United States of America;

          (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received the highest rating available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Regular Certificates by either Rating Agency;

          (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Regular Certificates by either Rating Agency ;

          (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in its highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Regular Certificates by either Rating Agency;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by either Rating Agency;

          (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in clause (iii) above;

          (viii) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof or the District of Columbia and rated by each Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Permitted Investments to the extent that investment therein would cause the then outstanding principal amount of securities issued by such corporation that are then held as part of the Collection Account or the Distribution Account to exceed

     20% of the aggregate principal amount of all Permitted Investments then held in the Collection Account and the Distribution Account;

          (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

          (x) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities rated "Aaa" by Moody's and "AAA" by Duff & Phelps; and

          (xi) such other obligations as are acceptable as Permitted Investments to each Rating Agency;

provided, however, that (A) such obligation or security continues to qualify as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code; (B) no obligation or security shall be a Permitted Investment if (i) such obligation or security evidences a right to receive only interest payments or (ii) the stated interest rate on such obligation or security is in excess of 120% of the yield to maturity produced by the price at which such obligation or security was purchased; and (C) if such obligation or security is, at the time of such investment, not rated by Duff & Phelps, such obligation or security need only be rated by Moody's and another NRSRO.

          "Permitted Transferee": Any Person other than a Disqualified Organization.

          "Person": Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "P&I Advance": As to any Mortgage Asset or REO Loan, any advance made by the Servicer on any P&I Advance Date pursuant to Section 4.03.

          "P&I Advance Date": The Business Day immediately prior to each Distribution Date.

          "Prepayment Assumption": The applicable prepayment assumption described on page 23 of the Prospectus, dated December 19, 1996, relating to the Regular Certificates.

          "Prepayment Interest Excess": With respect to any Distribution Date, the excess of interest collected in connection with a Principal Prepayment in whole or in part following its Due Date in the related Prepayment Period, to the extent such Principal Prepayment is accompanied by interest accrued through such date of prepayment.

          "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Asset that was subject to a Principal Prepayment in full or in part during the related Prepayment Period prior to its Due Date therein, the amount of interest that would have accrued at the Net Mortgage Rate for such Mortgage Asset on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied and ending on the day immediately preceding such Due Date, inclusive.

          "Prepayment Period": For each Distribution Date, the period commencing on the sixteenth day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the period that begins on the day following the Cut-off Date) and ending on the fifteenth day of the month in which such Distribution Date occurs.

          "Prepayment Premium": Any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

          "Principal Prepayment": Any payment of principal made on a Mortgage Asset received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Projected Net Mortgage Rate": With respect to any Fixed Rate Loan that became a Discounted Mortgage Asset following the Cut-off Date, the greater of (a) the Net Mortgage Rate for such Fixed Rate Loan and (b) 7.25% per annum.

          "Purchase Price": With respect to any Mortgage Asset to be purchased by or on behalf of the FDIC pursuant to Section 2.04 or 2.05, by the Servicer pursuant to Section 3.18(b), by the FDIC, the Mortgage Loan Seller, the Servicer or the Controlling Class R-LT Certificateholder pursuant to Section 9.01, or to be otherwise sold pursuant to Section 3.18(c), the outstanding principal balance thereof as of the date of purchase, together with (i) all accrued and unpaid interest at the Mortgage Rate on such Mortgage Asset from the Due Date as to which interest was last paid by the Mortgagor to but not including the Due Date in the Due Period in which such purchase occurred (exclusive of any portion of such interest representing Mortgage Loan Negative Amortization for prior Due Dates previously added to the principal balance of such Mortgage Loan), (ii) all related unreimbursed Servicing Advances, (iii) all accrued and unpaid interest on related Servicing Advances and related P&I Advances pursuant to Section 4.08,
(iv) if such Mortgage Asset is being purchased by or on behalf of the FDIC pursuant to Section 2.04 or 2.05, all expenses reasonably incurred or to be incurred by the Servicer and the Trustee in respect of the breach or Defect giving rise to the repurchase obligation, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, and (v) all unpaid Servicing Fees. With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

          "Qualification Defect": With respect to a Mortgage Asset, (a) a defective document in the related Mortgage File, (b) the absence of a document in such Mortgage File, or (c) the breach of any representation, warranty, or covenant with respect to the Mortgage Asset made by the FDIC, the Mortgage Loan Seller or the Servicer, but only if, as a result of any of the foregoing, the affected Mortgage Asset would cease to qualify as a "qualified mortgage" for purposes of the REMIC Provisions. With respect to a REMIC regular interest, "Qualification Defect" means the failure to qualify as a "qualified mortgage" for purposes of the REMIC Provisions.

          "Qualified Insurer": An insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction which, in the case of a hazard or flood insurance policy, shall either have a "Claims Paying Rating" of "Aa2" or better from Moody's and "A" or better from Duff & Phelps (if rated by Duff & Phelps) or be otherwise acceptable as a Qualified Insurer to each Rating Agency; provided that if such company has no "Claims Paying Rating" from Duff & Phelps, such company need only be rated by Moody's and another NRSRO. With respect to any such policy having cut-through re-insurance provisions, the foregoing rating requirement shall instead be met by the primary insurer or any insurance carrier that is providing re-insurance coverage to such insurance company in connection with the insurance coverage required, provided such re-insurance carrier has agreed that the insured parties under the primary insurance coverage that is being re-insured will have direct (or cut-through) access to such re-insurance.

          "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Asset pursuant to the terms of this Agreement, which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Asset as of the Due Date in the calendar month during which the substitution occurs, (ii)(A) in the case of a substitute mortgage loan that is an Adjustable Rate Mortgage Asset, (1) have the same Index as the Index on the Deleted Mortgage Asset, an Index based on LIBOR or an Index based on The Wall Street Journal Prime Rate, (2) have a Gross Margin not less than the Gross Margin on the Deleted Mortgage Asset, (3) if applicable, have a maximum mortgage rate and minimum mortgage rate not less than the maximum Mortgage Rate and minimum Mortgage Rate, respectively, on the Deleted Mortgage Asset, (4) provide for Scheduled Payment adjustments to occur not less frequently than on the Deleted Mortgage Asset and (5) not permit negative amortization and (B) in the case of a substitute mortgage loan that is a Fixed Rate Mortgage Asset, have a mortgage rate not less than the Mortgage Rate of the Deleted Mortgage Asset, (iii) have a remaining term to maturity not later than the earlier of the remaining term to maturity of the Deleted Mortgage Asset and the latest maturity permitted if such substitute mortgage loan were subject to the modification standards set forth in Section 3.19 hereof, (iv) comply with all of the representations and warranties set forth in Section 2.03(c) and
Section 2.05(a) hereof and (v) otherwise be acceptable to each Rating Agency.
In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Assets, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances. In order for a mortgage loan to be a Qualified Substitute Mortgage Loan (i) it must have a current Loan-to-Value Ratio no higher than that of the Deleted Mortgage Asset for which it is to be substituted and (ii) it must have a current Estimated Net Cash Flow Coverage Ratio no lower than the Estimated Net Cash Flow Coverage

Ratio (as reflected on the Mortgage Schedule, or if not reflected, acceptable to each Rating Agency) of the Deleted Mortgage Asset for which it is to be substituted.

          "Rating Agency": Each of Duff & Phelps and Moody's. If either such agency or successor thereto is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating agency or other comparable Person designated by the Mortgage Loan Seller, notice of which designation shall be given to the Trustee and Servicer.

          "Realized Loss": With respect to each Mortgage Asset as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the outstanding principal balance (reduced as described in the last paragraph of this definition, if applicable) of the related Mortgage Asset as of the commencement of the Due Period in which the Final Recovery Determination was made, plus (ii) accrued and unpaid interest at the Mortgage Rate (or, in the case of a Discounted Mortgage Asset, at the Projected Net Mortgage Rate) on such the related Mortgage Asset from the Due Date as to which interest was last paid by the Mortgagor to but not including the Due Date in the Due Period in which such Final Recovery Determination was made (exclusive of any portion of such interest representing Negative Amortization for prior Due Dates previously added to the principal balance of such Mortgage Loan), plus (iii) all related unreimbursed Servicing Advances, (iv) all accrued and unpaid interest on related Servicing Advances and related P&I Advances pursuant to Section 4.08, minus (v) the proceeds, if any, received in respect of such Mortgage Asset during the Due Period in which such Final Recovery Determination was made, net of amounts, if any, that are payable therefrom to the Servicer with respect to such Mortgage Asset in respect of unpaid Servicing Fees, Resolution Fees and Liquidation Fees.

          With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the outstanding principal balance (reduced as described in the last paragraph of this definition, if applicable) of the related Mortgage Asset as of the date of acquisition of such REO Property on behalf of the Trust Fund, plus (ii) accrued and unpaid interest at the Mortgage Rate (or, in the case of a Discounted Mortgage Asset, at the Projected Net Mortgage Rate) on such Mortgage Asset from the Due Date as to which interest was last paid by the Mortgagor to but not including the Due Date in the Due Period in which such REO Property was acquired (exclusive of any portion of such interest representing Mortgage Loan Negative Amortization for prior Due Dates previously added to the principal balance of such Mortgage Asset), plus (iii) the REO Payment for such REO Property for each Due Period commencing with the Due Period in which such REO Property was acquired and ending with the Due Period in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Asset pursuant to Sections 3.05(a)(v) and 3.09, minus (v) the aggregate of all P&I Advances made by the Servicer or the Trustee in respect of such REO Property or the related Mortgage Asset for which the Servicer or the Trustee has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.16 (c) out of REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.16.

          With respect to each Mortgage Asset which has become the subject of a Deficient Valuation, the difference between the outstanding principal balance (reduced as described in the last paragraph of this definition, if applicable) of the Mortgage Asset outstanding immediately prior to such Deficient Valuation and the outstanding principal balance of the Mortgage Asset as reduced in connection with the Deficient Valuation.

          The outstanding principal balance of any Mortgage Asset or REO Property described in the three preceding paragraphs shall be reduced in the case of any Discounted Mortgage Asset by the aggregate amount by which such balance has been discounted, commencing with any loan discounted as of the Cut-off Date.

          "Record Date": With respect to any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs with respect to the Sub-Pool I Certificates and Class I-XS Certificates, and the 24th day of the calendar month in which such Distribution Date occurs with respect to the Sub-Pool II Certificates and Class II-XS Certificates. If the Sub-Pool II Certificates cease to be registered in the name of the Depository, the Record Date shall be the Record Date for the Sub-Pool I Certificates. For so long as any Class of Certificates is registered in the name of the Depository or its nominee, the date referred to for purposes of establishing various rights of the related Certificate Owners, such as the entitlement to distributions in respect of the Certificates of such Class, are subject to the standards of the Depository.

          "Regular Certificate": Any Sub-Pool I Certificate, Sub-Pool II Certificate or Stripped Interest Certificate.

          "Regular Interest": A "regular interest" in a REMIC within the meaning of Section 860G(a)(1) of the Code.

          "Related Proceeds": With respect to an Advance on any Mortgage Asset or REO Loan or REO Property, any recovery of funds in respect thereof, other than from the Limited Guaranty, including without limitation, late payments, Insurance Proceeds, Liquidation Proceeds in respect of such Mortgage Asset, REO Loan or REO Property.

          "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          "Relief Act Shortfall": With respect to any Distribution Date and any Mortgage Asset, any reduction in the amount of interest collectible on such Mortgage Asset for the most recently ended Due Period as a result of the application of the Relief Act.

          "REMIC":  A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices or announcements promulgated thereunder, as the foregoing may be in effect from time-to-time.

          "Remittance Rate": The Sub-Pool I Remittance Rate or the Sub-Pool II Remittance Rate.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account": A segregated custodial account or accounts created and maintained by the Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Banc One Management and Consulting Corporation, as Servicer, in trust for registered holders of FDIC REMIC Trust 1996-C1, Commercial Mortgage Pass-Through Certificates, Series 1996-C1".

          "REO Acquisition":  The acquisition of any REO Property pursuant to
Section 3.09.

          "REO Disposition": The receipt by the Servicer of all payments or cash recoveries (including proceeds of a final sale) which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable from the sale or other disposition of the REO Property.

          "REO Loan": Any Direct Mortgage Loan or Lead Mortgage Loan as to which the related Mortgaged Property has become an REO Property. For the purposes specified herein, an REO Loan shall be treated, including without limitation in allocating collections in respect thereof (exclusive of amounts to be paid as Resolution Fees or Liquidation Fees, amounts to be paid or escrowed for the payment of the costs of operating, managing and maintaining such REO Property and amounts to be paid as interest on related P&I Advances and related Servicing Advances) among principal, accrued and unpaid interest and other amounts due and owing under the related Mortgage Note, exactly as the related Direct Mortgage Loan or Lead Mortgage Loan and the terms and conditions of the related Mortgage Note and Mortgage shall continue to be given full force and effect following the date of REO Acquisition, except that (i) Mortgage Loan Negative Amortization shall not occur in respect of an REO Loan, (ii) Due Dates thereon shall be deemed to occur monthly, even if the related Direct Mortgage Loan or Lead Mortgage Loan was a Non-Monthly Loan and (iii) interest deemed to be due on each Due Date shall be calculated in arrears, even if the related Direct Mortgage Loan or Lead Mortgage Loan provided for the accrual of interest in advance. All amounts due and owing in respect of such Mortgage Loan as of the date it becomes an REO Loan shall continue to be due and owing in respect of such REO Loan for purposes of this Agreement and shall not be reduced by the amount legally credited as a result of the bid and acquisition of the REO Property on behalf of the Trust Fund.

          "REO Payment": With respect to any REO Loan as to any Due Date from and after the date of the related REO Acquisition, an amount equal to the interest portion of the Scheduled Payment (or, in the case of a Non-Monthly Loan, the Monthly Portion of such Scheduled Payment) due on the related Mortgage Loan on such Due Date. If such Mortgage Loan was an Adjustable Rate Mortgage Asset, the interest portion of such Scheduled Payment shall be adjusted to reflect changes to the related Mortgage Rate, taking into account any limitation to such adjustments contained in the related Mortgage Note, but without regard to any limitation in such Mortgage Note on adjustments to Scheduled Payments.

          "REO Property": A Mortgaged Property acquired by the Servicer in the name of the Trustee on behalf of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or reasonably foreseeable default of a Mortgage Loan.

          "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

          "Request for Release": A request signed by a Servicing Officer, in the form of Exhibit E-1 attached hereto.
            -------

          The "Required Percentages" for each class of Certificates shall be:

                                                          Required
                                                         Percentage
          Sub-Pool I
            Class I-A....................................   60%
            Class I-B....................................   51%
            Class I-C....................................   47%
            Class I-D....................................   37%

          Sub-Pool II
            Class II-A...................................   66%
            Class II-B...................................   56%
            Class II-C...................................   47%

          "Residual Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 1.05(a) which shall be entitled "State Street Bank and Trust Company, as Trustee, in trust for the registered holders of FDIC REMIC Trust 1996-C1, Commercial Mortgage Pass-Through Certificates, Series 1996-C1".

          "Residual Allocation Period": With respect to any Distribution Date (other than the first Distribution Date), the period ending on such Distribution Date and commencing on the day following the immediately preceding Distribution Date.

          "Residual Certificate": Any Class R-LT Certificate or Class R-LT Certificate.

          "Residual Interest": A "residual interest" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

          "Resolution Fee": The resolution fee payable to the Servicer as described in Section 3.11.

          "Resolution Period": With respect to any Mortgage Loan (other than a Matured Performing Mortgage Loan as of the Cut-Off Date), either (x) the period commencing on the day on which such Mortgage Asset becomes a Defaulted Mortgage Asset and ending on the day that such delinquency is cured or (y) the period commencing on the 61st calendar day following its Maturity Date, as applicable.

          "Resource Conservation and Recovery Act": The Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.

          "Responsible Officer": Any officer of the Trustee in its corporate trust department or similar group and, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Resulting Loss":  As defined in Section 2.04.

          "Scheduled Payment": With respect to any Mortgage Asset, the scheduled monthly payment of principal and interest on such Mortgage Asset (or, in the case of a Non-Monthly Loan, the Monthly Portion of such Scheduled Payment), including any Balloon Payment, that is payable by a Mortgagor on each Due Date under the related instrument and applicable law (a) after giving effect to (i) any amortization of such Mortgage Asset as a result of a Principal Prepayment applied, or a Deficient Valuation made, prior to the Due Date for such Scheduled Payment; (ii) any Debt Service Reduction with respect to such Mortgage Asset or any other reduction in the amount paid under such Mortgage Asset pursuant to a cash collateral order by a court of competent jurisdiction in a proceeding under the Bankruptcy Code; (iii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; and
(iv) any modification, waiver or amendment granted or agreed to by the Servicer pursuant to Section 3.19; (b) on the assumption that all other amounts, if any, due under such Mortgage Asset are paid when due; (c) without taking into account late fees and default interest rates; and (d) in the case of a Mortgage Asset that by its terms pays interest in advance rather than in arrears, the Scheduled Payment (i) is the principal portion on such Mortgage Asset that is or would be payable on such Due Date under the related instrument and (ii) the interest portion on such Mortgage Asset that was payable on the preceding Due Date.

          "Scheduled Principal Balance": With respect to any Mortgage Asset other than a Mortgage Asset that became a Discounted Mortgage Asset following the Cut-off Date, as of any Due Date, (a) the Cut-off Date Balance of such Mortgage Asset, plus (b) any Negative

Amortization added to such Cut-off Date Balance on any Due Date after the Cut-off Date up to and including such Due Date, minus (c) the sum of:

          (i) the principal portion of each Scheduled Payment due on such Mortgage Asset on each Due Date after the Cut-off Date up to and including such Due Date (other than a Balloon Payment, but including the principal portion of any Assumed Scheduled Payment, if applicable), whether or not received or advanced;

          (ii) all Principal Prepayments received after the Cut-off Date up to and including such Due Date (or, in the case of a Discounted Mortgage Asset, the discounted portion of such prepayment);

          (iii) the principal portion of all Insurance Proceeds and Liquidation Proceeds received after the Cut-off Date up to and including such Due Date; and

          (iv) any reduction in the outstanding principal balance of such Mortgage Asset in connection with a Deficient Valuation that occurred after the Cut-off Date up to and including such Due Date.

          With respect to any Mortgage Asset that became a Discounted Mortgage Asset following the Cut-off Date, (a) the Discounted Principal Balance thereof as of the Discount Date, minus (b) the sum of the items described in clauses
(i)-(iv) of the immediately preceding sentence, to the extent received or incurred following the Discount Date.

          "Scheduled Principal Payments": The sum of (i) all principal payments required to be made under the terms of the related Mortgaged Asset credited to the Trust Fund and (ii) all non-scheduled payments of principal on the related Mortgage Asset credited to the Trust Fund after the date that is one year prior to the maturity date of that Mortgage Asset.

          "Security Agreement": With respect to any Mortgage Asset, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage or other instrument a security interest in the personal property constituting security for repayment of such Mortgage Asset.

          "Senior":   A Class is senior to a Corresponding Class if it has a
prior alphabetical designation.

          "Servicer": Banc One Management and Consulting Corporation, its successor in interest, or any successor servicer appointed as herein provided.

          "Servicer Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances and P&I Advances in accordance with
Section 4.08, which rate per annum shall be adjusted on the first Business Day of each month to equal The Wall Street Journal Prime Rate reported on that date.

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) compliance with the Servicer's obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i) - (iii) of the definition of "Liquidation Proceeds",
(iv) any modification, waiver, amendment, workout, restructure, enforcement or judicial proceedings with respect to a Mortgage Asset or a Mortgaged Property, including foreclosures, (v) the management, maintenance, leasing, operation and liquidation of any REO Property and (vi) satisfying or keeping current any mortgage loan that is secured by a lien on a Mortgaged Property that is prior to the lien of the related Mortgage Loan on such property.

          "Servicing Fee": With respect to each Mortgage Asset and REO Loan, the fee payable to the Servicer pursuant to Section 3.11(a).

          "Servicing Fee Rate": With respect to each Mortgage Asset and REO Loan, a per annum rate calculated in accordance with the following table:

            Delinquency Ratio    Servicing Fee Rate
            -----------------    ------------------
            0% - 5%                    0.17%
            over 5% - 7%               0.15%
            over 7%                    0.13%

For the purposes of this definition, "Delinquency Ratio" means the ratio (expressed as a percentage) computed on each Determination Date by dividing (i) the aggregate outstanding principal balance of all Mortgage Assets (other than REO Loans) that were Delinquent Mortgage Assets as of such date by (ii) the aggregate outstanding principal balance of all Mortgage Assets (other than REO Loans) as of such date.

          "Servicing Officer": Any officer or authorized employee of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appears on a list of servicing officers and authorized employees furnished in writing to the Trustee by the Servicer, as such list may be amended from time-to-time.

          "Startup Day": With respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC, the day designated as such in Section 10.01(c).

          "Stated Principal Balance": With respect to any Mortgage Asset other than a Mortgage Asset that became a Discounted Mortgage Asset following the Cut-off Date, as of any date of determination up to but not including the Distribution Date on which proceeds, if any, of a Liquidation Event with respect to such Mortgage Asset would be distributed, (a) the Cut-off Date Balance of such Mortgage Asset, plus (b) any Negative Amortization added to such Cut-off Date Balance on any Due Date after the Cut-off Date up to and including the Due Date in the Due Period for the most recently preceding Distribution Date, minus
(c) the sum of:

          (i) the principal portion of each Scheduled Payment due on such Mortgage Asset after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and included as part of an Available Distribution Amount distributed pursuant to Section 4.01 on or before such date of determination;

          (ii) all Principal Prepayments received with respect to such Mortgage Asset after the Cut-off Date and included as part of an Available Distribution Amount distributed pursuant to Section 4.01 on or before such date of determination (or, in the case of a Discounted Mortgage Asset and any Principal Prepayment in part, the discounted portion of such payment);

          (iii) the principal portion of all Insurance Proceeds and Liquidation Proceeds received with respect to such Mortgage Asset after the Cut-off Date and included as part of an Available Distribution Amount distributed pursuant to Section 4.01 on or before such date of determination; and

          (iv) any reduction in the outstanding principal balance of such Mortgage Asset in connection with a Deficient Valuation or Debt Service Reduction that occurred during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination.

          With respect to any Mortgage Asset that became a Discounted Mortgage Asset following the Cut-off Date, (a) the Discounted Principal Balance thereof as of the Discount Date, minus (b) the sum of the items described in clauses
(i)-(iv) of the immediately preceding sentence, to the extent received or incurred following the Discount Date.

          With respect to any REO Loan, as of any date of determination up to but not including the Distribution Date on which proceeds, if any, of a Liquidation Event with respect to such REO Loan would be distributed, an amount (not less than zero) equal to (x) the Stated Principal Balance of the related Mortgage Asset as of the date of the related REO Acquisition, minus (y) the principal portion of all Insurance Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan and included as part of an Available Distribution Amount distributed pursuant to Section 4.01 on or before such date of determination.

          A Mortgage Asset or REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance through and including the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be distributed to Certificateholders. The Stated Principal Balance of a Mortgage Asset or REO Loan following a Liquidation Event in connection therewith shall be zero.

          "Stripped Interest Certificate": A Class I-XS Certificate or a Class II-XS Certificate.

          "Stripped Interest Component": Any Sub-Pool I Stripped Interest Component or Sub-Pool II Stripped Interest Component.

          "Subordinated": A Class is subordinated to a Corresponding Class if it has a subsequent alphabetical designation.

          "Subordinated Percentage Amount": With respect to either Sub-Pool on any Distribution Date, the amount derived by (i) multiplying the Sub-Pool Allocated Principal Prepayments distributable on such Distribution Date by a fraction, the numerator of which is the outstanding principal amount of all Corresponding Classes not then entitled to receive Scheduled Principal Payments and the denominator of which is the outstanding principal amount of all Corresponding Classes and (ii) multiplying the result by the then applicable Subordinated Percentage. The applicable Subordinated Percentages for each Distribution Date are as follows:

                                            Subordinated
            Distribution Date in              Percentage
            --------------------              ----------
          January 1997 - December 2001               0%
          January 2002 - December 2002              30%
          January 2003 - December 2003              40%
          January 2004 - December 2004              60%
          January 2005 - December 2005              80%
          January 2006 and thereafter              100%

          "Sub-Pool":  Either of Sub-Pool I or Sub-Pool II.

          "Sub-Pool Certificates": Collectively, the Sub-Pool I Certificates and the Sub-Pool II Certificates.

          "Sub-Pool I": The sub-pool of Mortgage Assets identified on Schedule 1 and Schedule 2 from time-to-time, and any REO Properties acquired in respect thereof.

          "Sub-Pool I Available Coverage Amount": As defined in the Limited Guaranty.

          "Sub-Pool I Available Distribution Amount": With respect to Sub-Pool I for any Distribution Date, an amount equal to (a) the sum of (i) the amount on deposit in the Collection Account and the Distribution Account as of the close of business on the related Determination Date allocable to such Sub-Pool, (ii) the aggregate amount of any P&I Advances allocable to Sub-Pool I made by the Servicer on the related P&I Advance Date pursuant to Section 4.03, (iii) the aggregate amount received in respect of REO Properties in such Sub-Pool transferred from the REO Account (if established) to the Distribution Account on the related P&I Advance Date pursuant to Section 3.16(c) and/or Section 3.16(d),
(iv) the aggregate amount of Compensating Interest Payments allocable to such Sub-Pool made by the Servicer pursuant to Section 3.20(b) and (v) the aggregate amount paid for such Distribution Date by the FDIC in respect of Realized

Losses and Limited Guaranty Draw Assets pursuant to Section 3.02 of the Limited Guaranty that is allocable to Sub-Pool I, net of (b) the portion of the amount described in clause (a)(i) hereof that represents one or more of the following:
(i) Scheduled Payments paid by the Mortgagors that are due on a Due Date following the end of the related Due Period, (ii) any Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Asset during the related Prepayment Period), Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries (including without limitation amounts paid by the FDIC in connection with (x) the breach of a representation and warranty pursuant to
Section 2.03 and 2.05 and (y) interest overcharges on ARM Loans pursuant to
Section 3.20) received after the end of the related Due Period or Prepayment Period with respect to Principal Prepayments, (iii) any amounts payable or reimbursable from the Collection Account pursuant to clauses (ii) - (xiii) of
Section 3.05(a) in respect of such Sub-Pool, (iv) any interest or investment income earned on amounts on deposit in the Collection Account or the Distribution Account allocable to such Sub-Pool, (v) amounts payable or reimbursable to the Trustee from the Collection Account pursuant to Section 8.05 or from the Distribution Account pursuant to Section 3.04 in respect of such Sub-Pool, (vi) any amounts on deposit in the Collection Account or the Distribution Account allocable to such Sub-Pool that were not required to be deposited therein and (vii) the interest portion of Scheduled Payments on Mortgage Assets providing for the accrual of interest in advance due during the related Due Period.

          "Sub-Pool I Certificates": Collectively, the Class I-A, Class I-B, Class I-C and Class I-D Certificates.

          "Sub-Pool I Remittance Rate": With respect to each of the Uncertificated Sub-Pool I Regular Interests and any Distribution Date, a per annum rate equal to the Weighted Average Effective Net Mortgage Rate for Sub-Pool I as of such Distribution Date.

          "Sub-Pool I Stripped Interest Components": Collectively, Component I-AXS, Component I-BXS, Component I-CXS and Component I-DXS.

          "Sub-Pool II": The sub-pool of Mortgage Assets identified on Schedule 3 and Schedule 4 from time-to-time, and any REO Properties acquired in respect thereof.

          "Sub-Pool II Available Coverage Amount": As defined in the Limited Guaranty.

          "Sub-Pool II Available Distribution Amount": With respect to Sub-Pool II for any Distribution Date, an amount equal to (a) the sum of (i) the amount on deposit in the Collection Account and the Distribution Account as of the close of business on the related Determination Date allocable to Sub-Pool II,
(ii) the aggregate amount of any P&I Advances allocable to Sub-Pool II made by the Servicer on the related P&I Advance Date pursuant to Section 4.03, (iii) the aggregate amount received in respect of REO Properties in such Sub-Pool transferred from the REO Account (if established) to the Distribution Account on the related P&I Advance pursuant to Section 3.16(c) and/or Section 3.16(d), (iv) the aggregate amount of Compensating Interest Payments allocable to such Sub-Pool made by the Servicer pursuant to Section 3.20(b) and (v) the aggregate amount paid for such Distribution Date by the FDIC in respect of Realized Losses and Limited Guaranty Draw Assets pursuant to Section
3.02 of the Limited Guaranty that is allocable to Sub-Pool II, net of (b) the portion of the amount described in clause (a)(i) hereof that represents one or
more of the following:   (i) Scheduled Payments paid by the Mortgagors that are
due on a Due Date following the end of the related Due Period, (ii) any Principal Prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Asset during the related Prepayment Period), Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries (including without limitation amounts paid by the FDIC in connection with (x) the breach of a representation and warranty pursuant to
Section 2.03 and 2.05 and (y) interest overcharges on ARM Loans pursuant to
Section 3.20) received after the end of the related Due Period or Prepayment Period with respect to Principal Prepayments, (iii) any amounts payable or reimbursable from the Collection Account pursuant to clauses (ii) - (xiii) of
Section 3.05(a) in respect of such Sub-Pool, (iv) any interest or investment income earned on amounts on deposit in the Collection Account or the Distribution Account allocable to such Sub-Pool, (v) amounts payable or reimbursable to the Trustee from the Collection Account pursuant to Section 8.05 or from the Distribution Account pursuant to Section 3.04 in respect of such Sub-Pool, (vi) any amounts on deposit in the Collection Account or the Distribution Account allocable to such Sub-Pool that were not required to be deposited therein and (vii) the interest portion of Scheduled Payments on Mortgage Assets providing for the accrual of interest in advance due during the related Due Period.

          "Sub-Pool II Certificates": Collectively, the Class II-A, Class II-B and Class II-C Certificates.

          "Sub-Pool II Remittance Rate": With respect to each of the Uncertificated Sub-Pool II Regular Interests and any Distribution Date, a per annum rate equal to the Weighted Average Effective Net Mortgage Rate for Sub-Pool II as of such Distribution Date.

          "Sub-Pool II Stripped Interest Components": Collectively, Component II-AXS, Component II-BXS and Component II-CXS.

          "Sub-Servicer": Any Person with which the Servicer has entered a Sub-Servicing Agreement.

          "Sub-Servicing Agreement": The written contract between the Servicer and any Sub-Servicer relating to the servicing and administration of Mortgage Assets as provided in Section 3.21.

          "Substitution Shortfall Amount":  As defined in Section 2.04(d).

          "Tax Matters Person": With respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T.

          "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

          "The Wall Street Journal Prime Rate": The highest prime lending rate, as published from time-to-time in the "Money Rates" section of The Wall Street Journal.

          "Toxic Substances Control Act": The Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.

          "Trust Fund": Collectively, the Lower-Tier REMIC and the Upper-Tier REMIC.

          "Trustee": State Street Bank and Trust Company, or its successor in interest, or any successor trustee appointed as herein provided.

          "Trustee's Fee":  The fee payable to the Trustee pursuant to
Section 8.05(a).

          "Trustee Fee Rate":  .0065% per annum.

          "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

          "Uncertificated Negative Amortization": As to an Uncertificated Regular Interest, the Negative Amortization allocated thereto pursuant to
Section 1.03.

          "Uncertificated Principal Balance": As to the Uncertificated Regular Interest I-A, the Uncertificated Regular Interest I-A Balance; as to the Uncertificated Regular Interest I-B, the Uncertificated Regular Interest I-B Balance; as to the Uncertificated Regular Interest I-C, the Uncertificated Regular Interest I-C Balance; as to the Uncertificated Regular Interest I-D, the Uncertificated Regular Interest I-D Balance; as to the Uncertificated Regular Interest II-A, the Uncertificated Regular Interest II-A Balance; as to the Uncertificated Regular Interest II-B, the Uncertificated Regular Interest II-B Balance; and as to the Uncertificated Regular Interest II-C, the Uncertificated Regular Interest II-C Balance.

          "Uncertificated Regular Interest": An uncertificated ownership interest in the Lower-Tier REMIC having an Uncertificated Principal Balance and bearing interest at a rate equal to the applicable Remittance Rate.

          "Uncertificated Regular Interest I-A": An Uncertificated Regular Interest that bears interest on the Uncertificated Regular Interest I-A Balance at a rate equal to the Sub-Pool I Remittance Rate.

          "Uncertificated Regular Interest I-A Balance": The principal amount of the Uncertificated Regular Interest I-A as of any date of determination, which is equal to: (a) in the case of any date of determination up to and including the initial Distribution Date, the Original Uncertificated Regular Interest I-A Balance; and (b) in the case of any date of determination thereafter, the Uncertificated Regular Interest I-A Balance outstanding immediately prior to the most recently preceding Distribution Date, as increased by any Negative Amortization allocated to it, and as reduced by any distributions of principal made on the Uncertificated Regular Interest I-A on such Distribution Date.

          "Uncertificated Regular Interest I-B": An Uncertificated Regular Interest that bears interest on the Uncertificated Regular Interest I-B Balance at a rate equal to the Sub-Pool I Remittance Rate.

          "Uncertificated Regular Interest I-B Balance": The principal amount of the Uncertificated Regular Interest I-B as of any date of determination, which is equal to: (a) in the case of any date of determination up to and including the initial Distribution Date, the Original Uncertificated Regular Interest I-B Balance; and (b) in the case of any date of determination thereafter, the Uncertificated Regular Interest I-B Balance outstanding immediately prior to the most recently preceding Distribution Date, as increased by any Negative Amortization allocated to it, and as reduced by any distributions of principal made on the Uncertificated Regular Interest I-B on such Distribution Date.

          "Uncertificated Regular Interest I-C": An Uncertificated Regular Interest that bears interest on the Uncertificated Regular Interest I-C Balance at a rate equal to the Sub-Pool I Remittance Rate.

          "Uncertificated Regular Interest I-C Balance": The principal amount of the Uncertificated Regular Interest I-C as of any date of determination, which is equal to: (a) in the case of any date of determination up to and including the initial Distribution Date, the Original Uncertificated Regular Interest I-C Balance; and (b) in the case of any date of determination thereafter, the Uncertificated Regular Interest I-C Balance outstanding immediately prior to the most recently preceding Distribution Date, as increased by any Negative Amortization allocated to it, and as reduced by any distributions of principal made on the Uncertificated Regular Interest I-C on such Distribution Date.

          "Uncertificated Regular Interest I-D": An Uncertificated Regular Interest that bears interest on the Uncertificated Regular Interest I-D Balance at a rate equal to the Sub-Pool I Remittance Rate.

          "Uncertificated Regular Interest I-D Balance": The principal amount of the Uncertificated Regular Interest I-D as of any date of determination, which is equal to: (a) in the case of any date of determination up to and including the initial Distribution Date, the Original Uncertificated Regular Interest I-D Balance; and (b) in the case of any date of determination thereafter, the Uncertificated Regular Interest I-D Balance outstanding immediately prior to the most recently preceding Distribution Date, as increased by any Negative Amortization allocated to it, and as reduced by any distributions of principal made on the Uncertificated Regular Interest I-D on such Distribution Date.

          "Uncertificated Regular Interest II-A": An uncertificated partial undivided beneficial ownership in the Lower-Tier REMIC that bears interest on the Uncertificated Regular Interest II-A Balance at a rate equal to the Sub-Pool II Remittance Rate.

          "Uncertificated Regular Interest II-A Balance": The principal amount of the Uncertificated Regular Interest II-A as of any date of determination, which is equal to: (a) in the case of any date of determination up to and including the initial Distribution Date, the Original Uncertificated Regular Interest II-A Balance; and (b) in the case of any date of determination thereafter, the Uncertificated Regular Interest II-A Balance outstanding immediately prior to the most recently preceding Distribution Date, as increased by any Negative Amortization allocated to it, and as reduced by any distributions of principal made on the Uncertificated Regular Interest II-A on such Distribution Date.

          "Uncertificated Regular Interest II-B": An uncertificated partial undivided beneficial ownership in the Lower-Tier REMIC that bears interest on the Uncertificated Regular Interest II-B Balance at a rate equal to the Sub-Pool II Remittance Rate.

          "Uncertificated Regular Interest II-B Balance": The principal amount of the Uncertificated Regular Interest II-B as of any date of determination, which is equal to: (a) in the case of any date of determination up to and including the initial Distribution Date, the Original Uncertificated Regular Interest II-B Balance; and (b) in the case of any date of determination thereafter, the Uncertificated Regular Interest II-B Balance outstanding immediately prior to the most recently preceding Distribution Date, as increased by any Negative Amortization allocated to it, and as reduced by any distributions of principal made on the Uncertificated Regular Interest II-B on such Distribution Date.

          "Uncertificated Regular Interest II-C": An uncertificated partial undivided beneficial ownership in the Lower-Tier REMIC that bears interest on the Uncertificated Regular Interest II-C Balance at a rate equal to the Sub-Pool II Remittance Rate.

          "Uncertificated Regular Interest II-C Balance": The principal amount of the Uncertificated Regular Interest II-C as of any date of determination, which is equal to: (a) in the case of any date of determination up to and including the initial Distribution Date, the Original Uncertificated Regular Interest II-C Balance; and (b) in the case of any date of determination thereafter, the Uncertificated Regular Interest II-C Balance outstanding immediately prior to the most recently preceding Distribution Date, as increased by any Negative Amortization allocated to it, and as reduced by any distributions of principal made on the Uncertificated Regular Interest II-C on such Distribution Date.

          "Uncertificated Sub-Pool I Regular Interests": Collectively, the Uncertificated Regular Interest I-A, the Uncertificated Regular Interest I-B, the Uncertificated Regular Interest I-C and the Uncertificated Regular Interest I-D.

          "Uncertificated Sub-Pool II Regular Interests": Collectively, the Uncertificated Regular Interest II-A, the Uncertificated Regular Interest II-B and the Uncertificated Regular Interest II-C.

          "Uncovered Portion": With respect to any Class of Regular Certificates, the amount by which the sum of (i) the outstanding Class Balance of that Class and (ii) the aggregate outstanding Class Balances of all Corresponding Senior Classes of Regular Certificates exceeds the then Scheduled Principal Balance of the related Mortgage Assets.

          "Underlying Mortgage Loan": Consists of all Lead Mortgage Loans and all Non-lead Mortgage Loans.

          "Unfunded Basis Risk Shortfall": With respect to any Distribution Date and any Class of Sub-Pool II Certificates as to which a Basis Risk Shortfall has occurred for such Distribution Date, an amount equal to the excess, if any, of the Basis Risk Shortfall for such Class and such Distribution Date over the Basis Risk Shortfall Payment for such Class and such Distribution Date.

          "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

          "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or any trust with respect to which (i) a United States court is able to exercise primary supervision over the administration of such trust and (ii) one or more United States fiduciaries have the authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

          "Upper-Tier REMIC": The segregated pool of assets consisting of the Uncertificated Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the Certificates pursuant to Section 2.07, with respect to which a separate REMIC election is to be made. The Upper-Tier REMIC does not include any Contract Rights.

          "Upper-Tier REMIC Certificate": Any Regular Certificate or Class R-LT Certificate.

          "Upper-Tier REMIC Sub-Pool I Available Distribution Amount": With respect to any Distribution Date, the Sub-Pool I Certificates and the Class I-XS Certificates, the sum of the amounts applied pursuant to Section 4.01(a) on such Distribution Date.

          "Upper-Tier REMIC Sub-Pool II Available Distribution Amount": With respect to any Distribution Date, the Sub-Pool II Certificates and the Class II-XS Certificates, the sum of the amounts applied pursuant to Section 4.01(b) on such Distribution Date.

          "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificate. At all times during the term of this Agreement, 99% of the Voting Rights shall be allocated to the Regular Certificates (other than the Class I-XS and Class II-XS Certificates), 0.50% of the Voting Rights shall be allocated to the Class I-XS Certificates, 0.50% of the Voting Rights shall be allocated to the Class II-XS Certificates, 0% of the Voting Rights shall be allocated to the Class R-LT Certificates and 0% of the Voting Rights shall be allocated to the Class R-LT Certificates. All of the Voting Rights allocated to the Regular Certificates (other than the Class I-XS and Class II-XS Certificates) shall be allocated among the Class I-A, Class I-B, Class I-C, Class I-D, Class II-A, Class II-B, and Class II-C Certificates in proportion to the respective Class Balances of such Certificates (net, in the case of the Class I-B, Class I-C, Class I-D, Class II-B and Class II-C Certificates, of any Uncovered Portion of the related Class Balance), all of the Voting Rights allocated to the Class I-XS and Class II-XS Certificates shall be allocated among such Certificates in proportion to the respective Notional Amounts thereof. Voting Rights allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced by such Certificates.

          "Weighted Average Effective Net Mortgage Rate": With respect to a particular Sub-Pool and any Distribution Date, the weighted average, expressed as a percentage and rounded to five decimal places, of the respective Effective Net Mortgage Rates for the Mortgage Assets and REO Loans in such Sub-Pool for such Distribution Date, weighted on the basis of the respective Stated Principal Balances of such Mortgage Assets and REO Loans outstanding immediately prior to such Distribution Date.

          Section 1.02.  Determination of LIBOR.

          With respect to each Distribution Date (other than with respect to the initial Distribution Date), the Trustee will determine LIBOR by obtaining the quoted offered rate for one-month United States dollar deposits with leading banks in the London market that appears as of 11:00 a.m. (London time) on the display page designated as page 3750 on the Telerate monitor on the related LIBOR Adjustment Date.

          In the event LIBOR ceases to be available as described above, the Trustee shall select such other source as the Trustee determines is the most satisfactory alternative available under the circumstances.

          Notwithstanding the foregoing, LIBOR for a LIBOR Adjustment Date shall not be based on LIBOR for the previous LIBOR Adjustment Date for two consecutive LIBOR Adjustment Dates. If, under the priorities described above, LIBOR for a LIBOR Adjustment Date would be based on LIBOR for the previous LIBOR Adjustment Date for the second consecutive LIBOR Adjustment Date, the Trustee shall select an alternative index (over which the Trustee has no control) used for determining lending rates that is calculated and published (or otherwise made available) by an independent third party.

          The establishment of LIBOR or such alternative index by the Trustee on any LIBOR Adjustment Date, in the absence of manifest error, will be final and binding.

          Section 1.03. Allocations of Negative Amortization and Certain Shortfalls.

          Allocations of shortfalls in available funds attributable to Aggregate Negative Amortization, Net Aggregate Relief Act Shortfalls, or Negative Aggregate Prepayment Interest Shortfalls will be effected according to the priority of payments set forth in the provisions of Section 4.01. Aggregate Negative Amortization with respect to a Sub-Pool shall be allocated first to the Corresponding Stripped Interest Class and then to the remaining Corresponding Classes in reverse alphabetical order by (i) decreasing the Distributable Interest payable in respect of each such Class on such Distribution Date and
(ii) in the case of a Stripped Interest Certificate, crediting it with deferred interest, and in the case of other Classes, increasing the Class Balance of each such Class by a like amount. Interest not paid on a Class (other than a Stripped Interest Class) as a result of Negative Amortization shall be added to the principal balance of that Class and shall bear interest at the applicable Certificate Rate. Interest not paid on a Stripped Interest Class as a result of Negative Amortization and other shortfalls (other than Basis Risk Shortfalls) in interest on a Class of Sub-Pool Certificates for a Distribution Date shall be deferred interest which shall not bear interest.

     Basis Risk Shortfalls not paid on the Sub-Pool II Certificates on a Distribution Date will not be deferred and will not be distributable on future Distribution Dates. Basis Risk Shortfalls on any Distribution Date will be allocated among such classes of Sub-Pool II Certificates having Pass-Through Rates then in excess of the Weighted Average Effective Net Mortgage Rate of Sub-Pool II, pro rata, based on the applicable shortfall for each such class, which
         --------
for any such class on any Distribution Date is equal to interest accrued on such class for such Distribution Date at a rate equal to the excess of the Pass-Through Rate thereon over the Weighted Average Effective Net Mortgage Rate of Sub-Pool II.

          Section 1.04.  Discounting Methodology.

          All present value calculations with respect to Discounted Mortgage Assets shall be discounted on a monthly basis at a rate equal to (x) 7.25% per annum in the case of a Mortgage Loan that was a Discounted Mortgage Asset as of the Cut-off Date or (y) the Projected Net Mortgage Rate in the case of any Fixed Rate Mortgage Asset that becomes a Discounted Mortgage Asset following the Cut-off Date. The "principal portion" of any Scheduled Payment due on any Discounted Mortgage Asset on any Due Date therefor shall equal that portion of such payment remaining after first applying the portion of such Scheduled Payment as is necessary to cover interest on the Scheduled Principal Balance thereof at the rate described in clause (x) or (y) hereof, as applicable. The "principal portion" of any Principal Prepayment in part received on any Discounted Mortgage Asset shall be equal to the excess of the Discounted Principal Balance of such Mortgage Loan immediately prior to such prepayment over the present value of the Scheduled Payments remaining immediately following such payment. For purposes of the preceding sentence, it is assumed that each such Scheduled Payment is reduced by a maximum Servicing Fee and Trustee's Fee, and that such Scheduled Payments remain in effect until the earlier of (a) the date on which the Scheduled Principal Balance of such Mortgage Loan would be fully amortized on the basis of its Projected Net Mortgage Rate and such Scheduled Payments and (b) its respective Maturity Date. The "principal portion" of any Principal Prepayment in full received on any Discounted Mortgage Asset shall be equal to the Discounted Principal Balance of such Mortgage Loan. All present value calculations with respect to Discounted Mortgage Assets shall be performed by the Servicer.

          Section 1.05.  Application of Residual Cash Flows.

          (a) The Trustee shall establish and maintain one or more accounts (collectively, the "Residual Account"), held in trust for the benefit of the Certificateholders. If the Trustee does not elect to establish and maintain a separate Residual Account with respect to each Sub-Pool, the Trustee shall at all times during the term hereof maintain a separate ledger sub-account of the Residual Account for each Sub-Pool, which ledger sub-account shall accurately reflect each deposit to and withdrawal from the Residual Account that is allocable to such Sub-Pool. The Residual Account shall be an Eligible Account. On each Distribution Date the Trustee shall withdraw from the Distribution Account and deposit into the Residual Account the Lower-Tier REMIC Residual Cash Flow for such Distribution Date.

          (b) During each Residual Allocation Period, the Trustee shall withdraw from the Residual Account the Lower-Tier REMIC Residual Cash Flow and apply such amount in the following order of priority:

          (i) to reimburse the Servicer for Inspection Expenses incurred during such Residual Allocation Period;

          (ii) to reduce the Aggregate Prepayment Interest Shortfalls for Sub-Pool I and Sub-Pool II for the related Distribution Date, allocated between such Sub-Pools as described in Section 1.03;

          (iii) to reimburse the Servicer for any Extraordinary Expenses, other than Inspection Expenses, incurred during such Residual Allocation Period;

          (iv) to reduce the Aggregate Relief Act Shortfalls for Sub-Pool I and Sub-Pool II for the related Distribution Date, allocated as described in
     Section 1.03; and

          (v) to reduce any Credit Draw Amount for the related Distribution
     Date.

     (c) All amounts applied pursuant to Section 1.05(b)(iii) and (v) during any Residual Allocation Period shall be applied prior to making a claim on the Limited Guaranty in respect of such amounts on the related Demand Date.

     (d) All amounts applied pursuant to Section 1.05(b)(ii), (iv) and (v) during any Residual Allocation Period shall be distributed to holders of Regular Certificates on the related Distribution Date pursuant to Section 4.01.

                                  ARTICLE II.

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

          Section 2.01.  Restatement of the Trust; Conveyance of Mortgage Loans.

          (a) This Agreement amends and restates the Declaration of Trust in all respects. The Trustee will be acting not in its individual capacity but solely as Trustee hereunder. The office of the Trust Fund will be in care of the Trustee at its Corporate Trust Office, Attention: FDIC REMIC Trust 1996-C1. The actions heretofore taken by the Trustee under the authority of the Declaration of Trust are hereby ratified and confirmed.

          The Mortgage Loan Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Mortgage Loan Seller, including any security interest therein for the benefit of the Mortgage Loan Seller, in, to and under (i) the Mortgage Assets constituting Sub-Pool I and identified on Schedule 1, (ii) the Mortgage Assets constituting Sub-Pool II and identified on Schedule 2, and (iii) all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. For purposes of reconciling the entitlement to funds paid on the Mortgage Assets, the following applies:

          (1) All scheduled payments of principal and interest on the Mortgage Assets due on or before December 1, 1996, shall be and remain the property of the Mortgage Loan Seller.

          (2) All scheduled payments of principal and interest on the Mortgage Assets due on or after December 2, 1996, are hereby assigned to, and shall be the property of, the Trust Fund.

          (3) All Principal Prepayments (including any Balloon payments) of the Mortgage Assets made on or after November 22, 1996, are hereby assigned to, and shall be the property of, the Trust Fund.

The Servicer shall remit funds that it holds as servicer of the Mortgage Assets in accordance with the foregoing not later than five Business Days from the Closing Date and shall provide an accounting of the funds to each of the Trustee and the FDIC. The transfer of the Mortgage Assets and related property accomplished hereby is absolute and is intended by the parties to constitute a sale.

          (b) In connection with the Mortgage Loan Seller's assignment, the Mortgage Loan Seller does hereby deliver to, and deposit with, the Trustee, or to one or more Custodians as the agent or agents of the Trustee, the Mortgage File or Participation File for each Mortgage Asset so assigned. None of the Servicer, the Trustee or any such Custodian shall be liable for any failure by the Mortgage Loan Seller to comply with the delivery requirements of this Section 2.01(b).

          (c) The FDIC shall, as to each Direct Mortgage Loan and Lead Mortgage Loan, promptly (in any event within 60 days of the Closing Date) cause the (i) assignment of the Mortgage and the assignment of Assignment of Leases, Rents and Profits respectively specified in clauses (iv) and (v) of the definition of "Mortgage File" and (ii) the UCC-2s and UCC-3s referred to in clause (ix) of the definition of Mortgage File to be submitted for recording or filing, at its own expense, in the appropriate public office for real property records. Any such assignment delivered in blank shall be completed to the order of the Trustee prior to recording. If any such assignment is lost or returned unrecorded or unfiled because of a defect therein, the FDIC shall promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter cause the same to be duly recorded or filed.

          (d) The Mortgage Loan Seller shall complete the endorsements on those Mortgage Notes delivered in blank (or cause such to be completed) to the order of the Trustee.

          (e) All documents and records in the Mortgage Loan Seller's possession relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Servicer on or before the Closing Date and shall be held by the Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders.

          (f) The Mortgage Loan Seller in connection with the execution and delivery of this Agreement is delivering a separate Assignment of Participation Interests.

          (g) In connection with the Mortgage Loan Seller's assignment pursuant to Section 2.01(a) and in consideration of receipt by the FDIC of, among other things, the Stripped Interest Certificates, the FDIC hereby represents and warrants that it has delivered to the Trustee and the Servicer, on or before the Closing Date, a true, correct, complete and executed copy of the Limited Guaranty as in full force and effect, without amendment or modification, on the Closing Date.

          Section 2.02.  Acceptance of the Lower-Tier REMIC by Trustee.

          (a) On or prior to the Closing Date, the Trustee shall deliver to the Mortgage Loan Seller, the FDIC and the Servicer an Initial Certification in the form annexed hereto as Exhibit B-1 (the "Initial Certification"). The Trustee,
                       -------
by the execution and delivery of this Agreement, acknowledges receipt, subject to the provisions of Section 2.01 and to any exceptions noted on any exception report to the Initial Certification, of the documents specified in clauses (i) and (xiv) of the definition of "Mortgage File" (it being herein agreed that neither the Servicer nor the Trustee is under any obligation to, and neither in fact does, make any representation as to whether any of the other documents specified in the definition of "Mortgage File" exist or are required to be delivered to it), a copy of the fully executed Limited Guaranty and all other assets included in the Trust Fund in good faith, and without any notice of adverse claim, and declares that it or one or more Custodians on its behalf holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets included in the Lower-Tier REMIC and delivered to it, in trust for the exclusive use and benefit of all present and future Certificateholders. In its review of the Mortgage Files pursuant to this Agreement, the Trustee may rely upon the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon and shall not be responsible for determining whether any document is enforceable, in recordable form or properly recorded.

          (b) Within 60 days after the Closing Date, the Trustee shall deliver to the Mortgage Loan Seller, the FDIC and the Servicer an Interim Certification in the form annexed hereto as Exhibit B-2 (the "Interim Certification").
                              -------

          (c) Prior to the first anniversary date of this Agreement, the Trustee shall deliver to the Mortgage Loan Seller, the FDIC and the Servicer a Final Certification in the form annexed hereto as Exhibit B-3 (the "Final
                                            -------
Certification").

          (d) If, in the process of reviewing the Mortgage Files, the Trustee finds any document or documents constituting a part of a Mortgage File not to have been properly executed, or to be missing or to be defective on its face in any material respect (each, a "Defect" in the related Mortgage File), the Trustee shall promptly so notify the Servicer, the FDIC and the Mortgage Loan Seller.

          (e) In case of the appointment of a Custodian, the reviews, receipts and certifications provided for herein shall be given by such Custodian on behalf of the Trustee.

          Section 2.03.  Representations and Warranties of the FDIC and the
                      Servicer.

          (a) The FDIC hereby represents and warrants to and covenants with the Trustee and the Servicer, as of the Closing Date, that:

          (i) The Mortgage Loan Seller and the FDIC have taken all necessary action to authorize the execution, delivery and performance of this Agreement by them, and have the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including in the case of the Mortgage Loan Seller, but not limited to, the power and authority to sell, assign and transfer the Mortgage Assets in accordance with this Agreement.

          (ii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Servicer, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller and the FDIC, enforceable against the Mortgage Loan Seller and the FDIC in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (iii) The execution and delivery of this Agreement and the performance of its respective obligations hereunder by the Mortgage Loan Seller and the FDIC will not conflict with any provision of any law or regulation to which the Mortgage Loan Seller or the FDIC is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Mortgage Loan Seller or the FDIC is a party or by which it is bound, or any order or decree applicable to the Mortgage Loan Seller or the FDIC, or result in the creation or imposition of any lien on any of the Mortgage Loan Seller's or the FDIC's assets or property, which would materially and adversely affect the ability of the Mortgage Loan Seller or the FDIC to carry out the transactions contemplated by this Agreement. Each of the Mortgage Loan Seller and the FDIC has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by it of this Agreement.

          (iv) There is no action, suit or proceeding pending against the Mortgage Loan Seller or the FDIC in any court or by or before any other governmental agency or instrumentality that would materially and adversely affect the ability of either the Mortgage Loan Seller or the FDIC to carry out the transactions contemplated by this Agreement.

          (v) The Limited Guaranty constitutes a valid, legal and binding obligation of the FDIC, enforceable against the FDIC in accordance with the terms thereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless whether such enforcement is considered in a proceeding in equity or at law.

          (b) The Servicer hereby represents, warrants and covenants to the Trustee and the Mortgage Loan Seller, as of the Closing Date, that:

          (i) The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and the Servicer is or will be in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

          (ii) The execution and delivery of this Agreement by the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, will not violate the Servicer's articles of incorporation or code of regulations or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets or materially conflict with by reason of applicable law the performance of other activities presently carried on by it.

          (iii) The Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Mortgage Loan Seller, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely the condition (financial or other) or operations of the Servicer or the ability of the Servicer to perform its obligations under this Agreement.

          (vi) No litigation is pending or, to the best of the Servicer's knowledge, threatened against the Servicer which would prohibit the Servicer from entering into this Agreement or is likely to materially and adversely affect the condition (financial or other) or operations of the Servicer or the ability of the Servicer to perform its obligations under this Agreement.

          (vii) Each officer, director or employee of the Servicer with responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

          (viii) The execution, delivery and performance by the Servicer of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof or except such that can be obtained, given, effected or taken prior to the actual performance by the Servicer of its obligations under this Agreement.

          (ix) There are no actions, suits or proceedings pending or, to the best of the Servicer's knowledge, threatened or likely to be asserted against or affecting the Servicer, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Servicer will be determined adversely to the Servicer and will, if determined adversely to the Servicer materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement.

          (x) No information, certificate, or statement or report furnished as of the date hereof in writing signed by a Servicing Officer and delivered to the Mortgage Loan Seller, any Affiliate or the Trustee by the Servicer in connection with this Agreement contains any untrue statement of a material fact.

     (c) The FDIC hereby represents and warrants to and covenants with the Trustee and the Servicer that the information set forth in the Mortgage Schedules is correct in all material respects, and makes the following additional representations, as of the Closing Date, or as of such other date specifically expressly provided in this Section 2.03(c), that:

          (i) The Mortgage Loan Seller is the sole owner and holder of each Mortgage Asset;

          (ii) The Mortgage Loan Seller has good and marketable title to and has full right and authority to sell, assign and transfer each Mortgage Asset;

          (iii) Each Direct Mortgage Loan is a whole loan and not a participation interest in a mortgage loan;

          (iv) Each Direct Mortgage Loan and each Lead Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements or any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

          (v) The servicing and collection practices used by the related originator and the related Depository Institution with respect to each Direct Mortgage Loan and each Lead Mortgage Loan have been in all respects legal and prudent and have met customary standards utilized by prudent institutional mortgage lenders in their commercial mortgage servicing business;

          (vi) The Mortgage Loan Seller is transferring each Mortgage Asset free and clear of any and all liens, pledges, charges or security interests of any nature;

          (vii) The proceeds of each Direct Mortgage Loan and each Lead Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

          (viii) Each of the related Mortgage Note, related Mortgage and other agreements executed in connection with the Direct Mortgage Loans or the Lead Mortgage Loans is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (c) in the case of certain personal guarantees executed in connection with certain of such Mortgage Loans, the community property laws of the states in which the persons executing such guarantees are domiciled, and there is no offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage or other agreements;

          (ix) The related assignment of each Direct Mortgage Loan and Lead Mortgage Loan constitutes the legal, valid and binding assignment of such Direct Mortgage Loan and Lead Mortgage Loan to the Trustee; and the related assignment of Assignment of Leases, Rents and Profits and of the Security Agreement, if any, constitutes the legal, valid and binding assignment of such documents to the Trustee;

          (x) As to each Direct Mortgage Loan and Lead Mortgage Loan, each related Mortgage (including any related Security Agreement) is a valid and enforceable first lien, or in the case of each Mortgage relating to the Mortgage Loans listed on Exhibit I, a valid and enforceable second, third
                              -------
     or fourth lien, on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage, except for (i) liens for real estate taxes and special assessments not yet due and payable, (ii) in the case of a Junior Lien, the applicable senior lien or liens, (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the related title insurance policy or title opinion and which do not materially and adversely affect the value of the Mortgaged Property and (iv) other matters to which like properties are commonly subject that do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage;

          (xi) No Mortgage related to a Direct Mortgage Loan or a Lead Mortgage Loan has been waived, modified, altered, satisfied, canceled or subordinated in any respect or rescinded, and no Mortgaged Property related to a Direct Mortgage Loan or a Lead Mortgage Loan has been released from the lien or other encumbrance of, nor has the related Mortgagor been released from its obligations under, the Mortgage, in whole or in any part, in a manner which materially interferes with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the Mortgaged Property for the purposes specified in the Mortgage, nor has any instrument been executed that would effect any such cancellation, subordination, rescission or release, with the exception of the written instruments which are part of the related Mortgage File;

          (xii) All taxes and governmental assessments that prior to the Closing Date became due and owing in respect of, and affect, each Mortgaged Property related to a Direct Mortgage Loan or a Lead Mortgage Loan have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (xiii) All escrow deposits and payments relating to a Direct Mortgage Loan or a Lead Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or an agent thereof and there are no deficiencies in connection therewith;

          (xiv) As to each Direct Mortgage Loan and Lead Mortgage Loan, except for interest advanced during the construction period in the case of certain construction loans that have since become permanent loans, the related lender has not, directly or indirectly, advanced funds, or received any advance of funds by a party other than the related Mortgagor, for the payment of any amount required by the related Mortgage Note or the related Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first due date under the related Mortgage Note;

          (xv) The gross proceeds of each Mortgage Loan to the Mortgagor at origination did not exceed the noncontingent principal amount of the Mortgage Loan and either (A) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes of this clause (xv), the fair market value of the real property interest must first be reduced by (a) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan) and (b) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (i) and (ii) of this clause (xv) shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans), or (B) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii));

          (xvi) Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Code Section 1001 either (A) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (B) satisfies the provisions of either clause (xv)(A)(i) (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (xv)(A)(ii) above, including the proviso thereto;

          (xvii) As to each Direct Mortgage Loan and each Lead Mortgage Loan there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property, and such Mortgaged Property is in good repair and free and clear of any damage that would affect materially and adversely the value of the Mortgaged Property as security for the related Mortgage Loan or the use for which the premises were intended or, if materially damaged, in addition to the insurance described in clause (xxiii) below which covers such damage, such Mortgaged Property and such damage is covered by a rent interruption insurance policy issued by a Qualified Insurer with a term of not less than one year;

          (xviii) As to each Direct Mortgage Loan and each Lead Mortgage Loan, the related Mortgaged Property is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of the Mortgage except those which are insured against by the title insurance policy referred to in clause (xxiii) below;

          (xix) As to each Direct Mortgage Loan and Each Lead Mortgage Loan, none of the improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan lies outside of the boundaries and building restriction lines of such property, no improvements on adjoining properties materially encroach upon such Mortgaged Property, and no improvement located on or forming part of the related Mortgaged Property is in violation of any applicable zoning laws or ordinances;

          (xx) As to each Direct Mortgage Loan and each Lead Mortgage Loan, the related Mortgagor is in possession of all licenses, permits and other authorizations necessary and required by applicable law for the conduct of its business; all such licenses, permits and authorizations are valid and in full force and effect;

          (xxi) As to each Direct Mortgage Loan and each Lead Mortgage Loan, if applicable, the related Mortgagor is the owner and holder of the landlord's interest under any lease for use and occupancy of all or any portion of the related Mortgaged Property; the related Mortgage provides for the appointment of a receiver for rents in the event of default or allows the mortgagee to enter into possession to collect the rents; neither the Mortgage Loan Seller nor the Mortgagor has made any assignments of the landlord's interest in any such lease or any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable under any such lease, which assignments are presently outstanding and have priority over the related Mortgage or any related Assignment of Leases, Rents and Profits given in connection with the origination of the related Mortgage, other than as may be disclosed in the related lender's title insurance policy or opinion of title referred to in clause (xxiii) below;

          (xxii) To the extent required under applicable law, as of the Closing Date, each holder of each Direct Mortgage Loan and each Lead Mortgage Loan was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held such Mortgage Loan;

          (xxiii) Each Direct Mortgage Loan and each Lead Mortgage Loan is covered by a title insurance policy issued by a Qualified Insurer, insuring that the related Mortgage is a valid first lien (or with respect to Mortgage Loans listed on Exhibit I, a lien of the priority identified) on such Mortgaged Property, subject only to the exceptions stated therein, or, with respect to each such Mortgage Loan not covered by a title insurance policy, there exists an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located that the Mortgage is a valid first lien (or with respect to Mortgage Loans listed on Exhibit I, a lien of the priority identified) on such Mortgaged Property (subject only to (a) the lien of current real property taxes and assessments not yet due (and, in the case of a Junior Lien, the applicable senior lien or liens), (b) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically referred to in the related title insurance policy or title opinion and which do not materially and adversely affect the value of the Mortgaged Property, and (c) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage); each such title insurance policy is in full force and effect; such title insurance policy contains a negative amortization rider, if applicable, and contains no exclusion for zoning, uses, encroachments and survey; neither the Mortgage Loan Seller nor any prior mortgagee has done, by act or omission, anything which would materially impair the coverage of any such title insurance policy; and each such title insurance policy with respect to a Direct Mortgage Loan or Lead Mortgage Loan is freely assignable (subject to securing the required assignment endorsement upon payment of premium therefor if necessary) and (subject to the recordation of the assignment of Mortgage, the securing of the required assignment endorsement, if any, and the payment of the required premium therefor) will inure to the benefit of the Trustee as mortgagee of record;

          (xxiv) As to each Direct Mortgage Loan and Lead Mortgage Loan, each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion; riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the related originator consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination by the related originator in its normal commercial mortgage lending activities with respect to similar properties in the same locality; all premiums on such insurance policy have been paid; such insurance policy requires prior notice to the insured of termination or cancellation, and no such notice has been received; the related Mortgage obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor;

          (xxv) Except as specified in clause (xxvi) below and except for a delinquent Balloon Payment in the case of a Matured Performing Mortgage Loan, there is no default, breach, violation or event of acceleration existing under any Direct Mortgage Loan or Lead Mortgage Loan and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; except for a delinquent Balloon Payment in the case of a Matured Performing Mortgage Loan, the Mortgage Loan Seller has not waived any material default, breach, violation or event of acceleration with respect to a Direct Mortgage Loan or a Lead Mortgage Loan, and, pursuant to the terms of each Direct Mortgage Loan and each Lead Mortgage Loan, the related Mortgage or the related Mortgage Note, no Person other than the holder of such Mortgage Note may declare an event of default or accelerate the related indebtedness under any such Mortgage Loan;

          (xxvi) As of the Cut-off Date, all Scheduled Payments due on each Mortgage Asset on or before the Cut-off Date have been made, except as otherwise noted on the related Mortgage Schedule; as of the Cut-off Date, no Scheduled Payment due on any Mortgage Asset was more than 59 days delinquent;

          (xxvii) As to each Direct Mortgage Loan and Lead Mortgage Loan, all of the terms of each Mortgage pertaining to interest rate adjustments, payment adjustments and adjustments of the principal balance are enforceable, such adjustments will not affect the priority of the Mortgage lien, and all such adjustments and all calculations of interest made before the Cut-off Date were made correctly and in full compliance with the terms of the related Mortgage Note and Mortgage;

          (xxviii) As to each Direct Mortgage Loan and Lead Mortgage Loan, each related Mortgage Note or the related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the Mortgagor which would interfere with such right to foreclose;

          (xxix) The FDIC has no intention to foreclose on any Mortgaged Property and has no knowledge or reason to know that any Mortgage Loan will not be paid in full;

          (xxx) The Trustee, if not the owner of a Mortgage Asset, will have a valid and perfected security interest of first priority in such Mortgage Asset and the proceeds thereof;

          (xxxi) Each Mortgage Loan is a "qualified mortgage" within the meaning of section 860G of the Code and does not contain any provision that would render it not to qualify as a "qualified mortgage";

          (xxxii) Except with respect to Mortgage Loans described in Section 2.03(d) herein, each Direct Mortgage Loan and Lead Mortgage Loan is secured by a fee simple estate;

          (xxxiii) Each Participation Interest is an ownership interest in one or more Mortgage Loans with respect to each of which Mortgage Loans the representations set forth in the following subparagraphs of this Section 2.03(c) are correct: (c)(viii), (c)(x), (c)(xi), (c)(xv), (c)(xvi),
     (c)(xxix), (c)(xxxi), and (c)(xxxvi); it being agreed that this representation shall not derogate any other representation in this Agreement made by its terms with respect to either such Mortgage Loan;

          (xxxiv) With respect to any Lead Participation interest the Servicer is not required to obtain the consent of any related third-party participant in order to commence foreclosure proceedings;

          (xxxv) Each Lead Participation Interest and Non-lead Participation Interest (i) was validly issued, (ii) represents a beneficial ownership of a pro rata interest in a mortgage loan, (iii) is not subject to redemption otherwise than on payment of the Underlying Mortgage Loan, (iv) does not entitle the holder to recourse against the holder of another ownership interest in the Underlying Mortgage Loan to recover for a loss on the Underlying Mortgage Loan and (v) upon the insolvency of any related third-party participant, the Trust Fund's ownership interest therein will not be property of the estate of such third-party participant;

          (xxxvi) Each Mortgage Loan bears interest at either (i) a fixed rate or (ii) a variable rate that qualifies as a rate based on a current interest rate within the meaning of Treasury Regulation Section 1.860G-1(a)(3); and

          (xxxvii) There are no restrictions on the ability of the Mortgage Loan Seller to transfer any of the Non-lead Participation Interests (including third party rights to consent to such transfer).

          (d) With respect to any Direct Mortgage Loan or Lead Mortgage Loan that is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease to a Mortgaged Property (a "Ground Lease") but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), the FDIC hereby represents and warrants that:

          (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are part of the related Mortgage File;

          (ii) Except as may be indicated in the related title insurance policy or opinion of title referred to in Section 2.03(c)(xxiii) above, such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related Fee Interest;

          (iii) The Mortgagor's interest in such Ground Lease is assignable to the Mortgagee upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, is further assignable by the Mortgagee upon notice to, but without a need to obtain the consent of, such lessor;

          (iv) At the Closing Date, such Ground Lease is in full force and effect and no default has occurred under such Ground Lease, nor is there any existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of such Ground Lease;

          (v) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the Mortgagee, provided that the Mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease; and such Ground Lease, or an estoppel letter received by the Mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against the Mortgagee unless a copy has been delivered to the Mortgagee in the manner described in such Ground Lease;

          (vi) A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default before the lessor thereunder may terminate such Ground Lease;

          (vii) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the Maturity Date of the related Mortgage Loan;

          (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds other than in respect of a total or substantially total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by the Mortgage Loan Seller), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

          (ix) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by the Mortgage Loan Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

     (e) With respect to any Direct Mortgage Loan or Lead Mortgage Loan that is secured in whole or in part by the interest of a Mortgagor under a Ground Lease and by the related Fee Interest, the FDIC hereby represents and warrants that:

          (i) Such Fee Interest is subject, and subordinate of record, to the Mortgage; and the Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or other lien upon such Fee Interest; and

          (ii) Upon occurrence of a default under the terms of the related Mortgage by the Mortgagor, the Mortgagee has the right to foreclose upon or otherwise exercise its rights with respect to such Fee Interest within a period of time that would not have been viewed, as of the date of origination, as commercially unreasonable by the Mortgage Loan Seller.

     (f) It is understood and agreed that each of the representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee or a Custodian, as the case may be, until the termination of this Agreement, shall inure to the benefit of the Trustee and the Servicer and shall be independent of each other, such that the failure to establish a breach of a given representation and warranty with respect to a Mortgage Loan shall not preclude the existence of another breach with respect to such Mortgage Loan. Upon discovery by the Mortgage Loan Seller, the Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Certificateholders, the Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto. For purposes of the foregoing, a breach of any representation or warranty contained in this Section 2.03 shall conclusively be deemed to materially and adversely affect the interests of the Certificateholders, the Servicer or the Trustee if a loss or expense is incurred.

     (g) In addition to the foregoing representations and warranties, the FDIC covenants that upon receipt of notice of an action to be taken with respect to a Non-lead Mortgage Loan that would result in the Trust Fund failing to qualify as a REMIC, the FDIC will repurchase the related Non-lead Participation Interest at a price equal to the Purchase Price. Such repurchase shall be made as promptly as practicable, but in all events within 90 days of the date of receipt of such notice, and shall be effective as of the date of the disqualifying action.

     (h) If the authority of the FDIC or the Mortgage Loan Seller to transfer one or more of the Non-lead Participation Interests is challenged in any action at law brought by a related lead participant naming any of the Trustee, the Trust Fund, the Servicer, or the Managing Underwriters as a party defendant thereto, then the FDIC will promptly repurchase (at the Purchase Price) from the Trust Fund all related Non-lead Participation Interests.

          Section 2.04. Remedies with respect to Defects in Mortgage Files and Breaches of Representation and Warranty.

          (a) As to a Mortgage Asset that either (i) has been the subject of a notice in accordance with Section 2.03(f) or (ii) is listed on the Trustee's exception report as having one or more missing or defective documents, except for such breaches as have been cured or for such missing or defective documents listed on the Trustee's exception report that have since been delivered to the Trustee, and a breach of the representation and warranty set forth in Section 2.03(c)(xxx), upon notice from the Trustee or the Servicer, the FDIC shall promptly make an indemnification payment to the Servicer, for deposit into the Collection Account, in the amount of any loss or expense (such loss or expense, a "Loss") incurred if there is a connection between such Loss and either (1) a breach of one of the representations or warranties contained in Section 2.03 or
(2) one or more missing or defective documents (such Loss, a "Resulting Loss"). The obligation of the FDIC to make such indemnification payments shall be the exclusive remedy of the Trustee, the Certificateholders and the Servicer for any breach of a representation or warranty or for a defective or missing document required to be delivered to the Trustee or a Custodian, as the case may be, pursuant to Section 2.01. To the extent of any such indemnification payments made in respect of a Mortgage Asset, the FDIC shall be subrogated to the rights of the Trust Fund to any amounts recovered on the related Mortgage Asset or the related Mortgaged Property, provided, however, that such subrogated amounts shall be paid only from recoveries on such Mortgage Asset or the related Mortgaged Property in any Due Period which are in excess of the unpaid principal balance of such Mortgage Asset together with accrued and unpaid interest thereon at the related Mortgage Rate to the Due Date in such Due Period.
Notwithstanding the foregoing, the FDIC, at its option, shall have the right upon notice to the other parties hereto to (1) cure any breach, or cause to be delivered any missing or defective documents, with respect to any Mortgage Asset referred to in the third preceding sentence or (2) repurchase, or cause to be repurchased, any Mortgage Asset referred to in the third preceding sentence, in lieu of indemnifying for any Resulting Loss, at the Purchase Price for such Mortgage Asset and in the same manner set forth in Section 2.04(b). Any such purchase of a Mortgage Asset shall be on a whole loan, servicing released basis, or shall be a repurchase of the related Participation Interest, as appropriate. Notwithstanding anything to the contrary contained in this Section 2.04, in the event of a breach of the representation and warranty contained in Section 2.03(c), if such breach would result in the related Mortgage Asset failing to meet the conditions and requirements for inclusion in a trust set forth in the Exemption or if such breach is a Qualification Defect, the FDIC will either cure such breach or repurchase, or cause to be repurchased, the Mortgage Asset within 90 days of the Defect Discovery Date.

Notwithstanding anything to the contrary contained in this Section 2.04, in the event of a breach of the representation and warranty contained in Section 2.03(c)(xxix), the FDIC shall repurchase such Mortgage Asset or cause such Mortgage Asset to be repurchased, on or prior to the date on which the Trust Fund would otherwise acquire the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, unless the FDIC has provided the Trustee with an Opinion of Counsel (at the expense of the FDIC) that such Mortgaged Property would qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code. In the event any claim, counterclaim or defense based upon allegations which could constitute a breach of any of the FDIC's representations and warranties relating to the Mortgage Assets is raised in any litigation, the Servicer will notify the FDIC of such allegations within a reasonable time after the Servicer becomes aware of such claim, counterclaim or defense and will give the FDIC a reasonable opportunity to assist and consult with the Servicer in defending such allegations or, at the option of the FDIC, at its own expense, to conduct the defense of such allegations.

     It is intended that the FDIC shall be responsible for Losses connected in whole or in part to a breached representation referred to in the preceding paragraph or to a defective or missing document. However, it is not intended that a loss resulting from adverse market conditions become a Resulting Loss due to the fortuitous breach of an unrelated representation. Accordingly, the following shall apply in the construction of the preceding paragraph, it being understood that a good faith standard shall be used:

          (i) A Loss shall conclusively be deemed to be a Resulting Loss if it relates to a Mortgage Asset as to which there has been a breach of the representation and warranty in clause (iii), (xi), (xiv), (xxv), (xxvi) or
     (xxx) of Section 2.03(c);

          (ii) If a portion of any Loss is a Resulting Loss, the entire Loss shall be deemed to be a Resulting Loss;

          (iii) Upon notice of any Loss, the Servicer shall use its best efforts to determine if such Loss is a Resulting Loss and shall notify the Trustee and the FDIC thereof;

          (iv) A Loss will be a Resulting Loss either if the event causing the realization of the Loss is connected to the Mortgage Asset being defective or if the Loss or any portion thereof is so connected; and

          (v) Any Resulting Loss shall be established by an Officers' Certificate of the Servicer setting forth the amount of such Resulting Loss and the facts causing such Loss to be a Resulting Loss. The Trustee shall be entitled to rely on such Officers' Certificate of the Servicer unless it is incorrect on its face.

          (b)      The purchase of any Mortgage Asset pursuant to this Section
2.04 shall be effected by delivery by the FDIC of the Purchase Price therefor to the Servicer for deposit in the Collection Account, together with (i) a written certification of the amount of the Purchase Price to be paid and (ii) either (A) a written certification that such purchase is being made because the Mortgage Asset does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or (B) an Opinion of Counsel (at the expense of the FDIC) to the effect that such purchase will not result in the imposition of any prohibited transaction or contributions tax on either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the REMIC Provisions or cause either such REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding; provided, however, that such Opinion of Counsel need not indicate that such purchase will not result in the imposition of a prohibited transaction tax or a prohibited contributions tax if the purchase of the Mortgage Asset is being made to prevent either REMIC from acquiring property in foreclosure that would not qualify as "foreclosure property" within the meaning of the REMIC Provisions ("Bad Property") or because the Mortgage Asset is a Non-lead Participation Interest with respect to which there is reason to believe that actions may be taken that could cause (or increase the risk of) either REMIC to lose its REMIC status. The Trustee, upon receipt from the Servicer of an Officers' Certificate to the effect that such deposit has been made and either a copy of the FDIC's certification described in clause (ii)(A) above or the Opinion of Counsel described in clause (ii)(B) above, shall release or cause to be released to the Mortgage Asset Seller the related Mortgage File, shall execute and deliver at the expense of the FDIC such instruments of transfer or assignment in each case without recourse, representation or warranty, as shall be requested by the FDIC to vest in the FDIC any Mortgage Asset released pursuant hereto and the Trustee and the Servicer shall have no further responsibility with regard to such Mortgage Asset.

          Notwithstanding the foregoing, if the FDIC is advised by counsel (and so certifies in writing to the Servicer and the Trustee) that the Opinion of Counsel contemplated by the second preceding paragraph cannot then be rendered, the FDIC will not be required to purchase, or cause to be repurchased, the affected Mortgage Asset until promptly after either (i) such Opinion of Counsel can be rendered or (ii) a material default on such Mortgage Asset has occurred or a default in respect of payment on such Mortgage Asset is reasonably foreseeable. Any certification delivered by the FDIC pursuant to the first sentence of this paragraph shall summarize the reasons for the related advice given by its counsel, unless otherwise provided in the Opinion of Counsel.

          In lieu of purchasing any such Mortgage Asset as provided above, the FDIC may cause such Mortgage Asset to be removed from the Lower-Tier REMIC (in which case it shall become a Deleted Mortgage Asset) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.04(d).

          (c) Section 2.04 of this Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect in a Mortgage File or breach of any representation or warranty set forth in Section 2.03 hereof. Such obligations shall be enforced by the Servicer on behalf of the Trustee and the Certificateholders. The costs and expenses incurred in enforcing such obligations shall be an Extraordinary Expense.

          (d) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Assets made pursuant to Section 2.04(b) or 2.05(c) must be effected prior to the date which is two years after the Startup Day for the Lower-Tier REMIC.

          As to any Deleted Mortgage Asset for which the FDIC substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the FDIC (i) providing the Servicer with conversion data and the servicing files and copies of the Mortgage File with respect to the Qualified Substitute Mortgage Loan at least 30 days prior to the date of substitution and (ii) after such 30 day period, delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage File for such Qualified Substitute Mortgage Loan with all necessary endorsements thereon, together with a certificate from an authorized representative of the FDIC providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within five Business Days thereafter, review such documents as specified in the definition of Mortgage File and deliver to the FDIC and the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit B-2, with any applicable exceptions noted thereon. Within one
          -------
year of the date of substitution, the Trustee shall deliver to the FDIC and the Servicer a certification substantially in the form of Exhibit B-3 hereto with
                                                      -------
respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Lower-Tier REMIC and will be retained by the FDIC. For the month of substitution, distributions to Certificateholders will reflect the Scheduled Payment due on such Deleted Mortgage Asset on or before the Due Date in the month of substitution, and the FDIC shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Asset. The Trustee shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, setting forth information with respect to said Qualified Substitute Mortgage Loan, and the Trustee shall cause the appropriate Direct Mortgage Loan Schedule to be amended to reflect the removal of such Deleted Mortgage Asset from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Direct Mortgage Loan Schedule to the Servicer. Upon such substitution, such Qualified Substitute Mortgage Loan, or Loans shall be subject to the terms of this Agreement in all respects, including, all applicable representations and warranties thereof set forth in Sections 2.03(c) and 2.05, in each case as of the date of substitution.

          For any month in which the FDIC substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Assets, the Servicer will determine the amount (the "Substitution Shortfall Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Assets exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month's interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate or, in the case of a Discounted Mortgage Asset, the Projected Net Mortgage Rate. On the date of such substitution, the FDIC will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the FDIC the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be requested by the FDIC to vest in the FDIC (or its designee) any Deleted Mortgage Asset released pursuant hereto.

          Notwithstanding any other provisions herein, in no event shall the FDIC substitute Qualified Substitute Mortgage Loans with an aggregate Scheduled Principal Balance in excess of 5% of the Initial Pool Balance.

          In addition, the FDIC shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Lower-Tier REMIC, including without limitation, any federal tax "imposed on "prohibited transactions" under
Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (b) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          Section 2.05.  Representations and Warranties as to Environmental
                      Matters.

     (a) The FDIC hereby represents and warrants that, as of the Closing Date, no Mortgaged Property securing a Mortgage Asset is affected by a Disqualifying Condition.

     (b) In the event of a breach of the foregoing representation and warranty, on the written request of the Servicer, the FDIC shall take the action described in subsection (c) below, provided that (i) the Mortgage Asset is at least 60 days delinquent and (ii) if the related Mortgage Loan is a Direct Mortgage Loan or a Lead Mortgage Loan, each of the following conditions is satisfied:

          (i) No Person has completed foreclosure, accepted a deed in lieu of foreclosure or taken possession of, or taken over the operation of, the related Mortgaged Property, and the Servicer shall have delivered to the FDIC an Officer's Certificate as to the foregoing;

          (ii) The Servicer shall have delivered to the FDIC an Environmental Assessment (the cost of which shall be an Extraordinary Expense) indicating the presence of a Disqualifying Condition; and

          (iii) The Servicer shall provide an Officer's Certificate to the FDIC that the Servicer has acted in compliance with the servicing standard set forth in Section 3.01 and has not, by any action, created, caused or contributed to a Disqualifying Condition.

     (c) Upon satisfaction of the applicable foregoing conditions (unless the FDIC shall establish that the Disqualifying Condition arose subsequent to the Closing Date), the FDIC shall, within 60 days of receipt from the Servicer of written notice and the above-mentioned certifications, at the FDIC's option either (x) cure such Disqualifying Condition within 90 days of the FDIC's receipt of such notice (y) repurchase, or cause to be repurchased, the affected Mortgage Asset on a whole loan servicing-released basis at the Purchase Price or (z) substitute for such Mortgage Asset in accordance with the provisions of 2.04(d). Upon receipt by the Servicer from the FDIC of the Purchase Price for the repurchased Mortgage Loan, the Servicer shall deposit such amount in the Collection Account, and the Trustee shall, upon receipt of an Officer's Certificate certifying as to the receipt by the Servicer of the Purchase Price and the deposit of the Purchase Price into the Collection Account pursuant to this Section 2.05(c), release or cause to be released to the FDIC the related Mortgage File and shall execute and deliver at the expense of the FDIC such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be requested by the FDIC to vest in the FDIC (or its designee) any Mortgage Asset released pursuant hereto and the Trustee and the Servicer shall have no further responsibility with regard to such Mortgage Asset.

     It is understood and agreed that the obligation of the FDIC to cure, repurchase or substitute as set forth in this Section 2.05(c) shall be the exclusive remedy of the Trustee, the Certificateholders and the Servicer for a breach of the representation and warranty set forth in Section 2.05(a). Such obligation shall be enforced by the Servicer on behalf of the Trustee and the Certificateholders. The costs and expenses incurred in enforcing such obligations shall be an Extraordinary Expense.

          Section 2.06. Issuance of Certificates Evidencing Interests in the Lower-Tier REMIC.

          The Trustee acknowledges the assignment to it of the assets included in the Lower-Tier REMIC. Concurrently with such assignment and in exchange therefor, the Uncertificated Regular Interests have been created and delivered to the Mortgage Loan Seller hereunder, and the Trustee, pursuant to the written request of the Mortgage Loan Seller executed by an officer of the Mortgage Loan Seller, has executed, authenticated and delivered to or upon the order of the Mortgage Loan Seller, the Class R-LT Certificates in authorized denominations. The interests evidenced by the Class R-LT Certificates, together with the Uncertificated Regular Interests, constitute the entire beneficial ownership of the Lower-Tier REMIC. The rights of the Class R-LT Certificateholders and the Upper-Tier REMIC to receive distributions from the proceeds of the Lower-Tier REMIC in respect of the Class R-LT Certificates and the Uncertificated Regular Interests, and all ownership interests of the Class R-LT Certificateholders and the Upper-Tier REMIC in such distributions, shall be as set forth in this Agreement.

          Section 2.07. Conveyance of Uncertificated Regular Interests; Acceptance of the Upper-Tier REMIC by the Trustee.

          The Mortgage Loan Seller, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Mortgage Loan Seller in and to the Uncertificated Regular Interests to the Trustee for the benefit of the Holders of the Upper-Tier REMIC Certificates. The Trustee acknowledges the assignment to it of the Uncertificated Regular Interests, declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Upper-Tier REMIC Certificates and in exchange therefor, has executed, authenticated and delivered to or upon the order of the Mortgage Loan Seller, the Upper-Tier REMIC Certificates for the Upper-Tier REMIC, in authorized denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

                                  ARTICLE III.

                          ADMINISTRATION AND SERVICING
                               OF THE TRUST FUND

          Section 3.01.  Servicer to Act as Servicer.


          (a) The Servicer shall service and administer the Mortgage Assets on behalf of the Trustee and in the best interests of and for the benefit of the FDIC and the Certificateholders (as determined by the Servicer in its good faith reasonable judgment, without taking into account differing payment priorities among the Classes of Certificates but with a view toward maintaining the REMIC status of the Lower-Tier REMIC and the Upper-Tier REMIC) in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Assets and, to the extent consistent with the foregoing, in the same manner in which, and with the same care, prudence and diligence with which, it services and administers commercial mortgage loans or mortgage participation interests for other portfolios, giving due consideration to the customary and usual standards of practice prudent institutional mortgage lenders and loan servicers utilize with respect to mortgage assets comparable to the Mortgage Assets and with respect to transactions similar to that contemplated by this Agreement, and with the objective of maximization of the present value of net cash flows generated from the Mortgage Assets and REO Properties, but without regard to: (i) any relationship that the Servicer or any Affiliate of the Servicer may have with the related Mortgagor; (ii) the ownership of any Certificate by the Servicer or any Affiliate of the Servicer; (iii) the Servicer's obligation to make P&I Advances and Servicing Advances; (iv) the Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction and (v) the ownership or servicing by the Servicer for others of any other mortgage loans or properties.

          Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Assets, the Servicer shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer, in its own name, is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral (it being herein acknowledged that the Servicer's obligation to file financing statements and continuation statements is limited to those Mortgage Assets for which an effective financing statement or continuation statement is on file in the appropriate public filing office as determined by the Servicer based solely upon a review of the Mortgage Files and to the related collateral covered thereby or as to which it receives written notice that such a financing statement or continuation statement may be due); subject to Section 3.19, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, subordination, nondisturbance and attornment agreements, and all other comparable instruments, with respect to the Mortgage Assets, Mortgage Loans and the Mortgaged Properties. The Servicer shall service and administer the Direct Mortgage Loans and Lead Mortgage Loans in accordance with applicable law and shall provide to the related Mortgagor all reports required to be provided to them by the related Mortgage Loan. Subject to Section 3.10, the Trustee shall furnish to the Servicer any powers of attorney and other documents in forms as supplied to it by the Servicer necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Servicer. The Servicer may at its own expense (except to the extent otherwise reimbursable as a Servicing Advance) utilize agents or attorneys-in-fact in performing any of its servicing obligations hereunder, but no such utilization shall relieve the Servicer from any of its obligations hereunder, and the Servicer shall remain responsible for all acts and omissions of any such agent or attorney; provided, however, that the Trustee shall not be deemed the attorney-in-fact of the Servicer hereunder.

          (b) The Servicer, for the benefit of the Certificateholders and the Trustee, shall use reasonable efforts to enforce the obligations of the Mortgage Loan Seller and the FDIC under this Agreement. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be undertaken in such manner, to such an extent and at such times, as the Servicer, in its good faith business judgment, would undertake were it the owner of the Mortgage Assets, but without regard to the circumstances referred to in Section 3.01(a)(i)-(v). To the extent that the Servicer is not otherwise reimbursed pursuant to Section 1.05 or pursuant to the Limited Guaranty, the Servicer shall be entitled to reimburse itself for the reasonable and necessary costs of such enforcement out of funds held in respect of the applicable Sub-Pool in the Collection Account pursuant to Section 3.05(a).

          (c) The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including without limitation, payment of any agents or attorneys-in-fact utilized by the Servicer to perform its duties hereunder and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)(ii)), and shall be entitled to reimbursement therefor to the extent expressly provided in this Agreement.

          (d) Except as otherwise provided in Sections 3.06(a) and 3.18, the relationship of the Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          (e) The Servicer shall not exercise any call option with respect to any Mortgage Loan, other than in the event of default with respect to such loan.

          Section 3.02.  Collection of Mortgage Assets Payments.

          (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Assets, and shall, to the extent such procedures shall be consistent with this Agreement (including without limitation, the servicing standards set forth in Section 3.01(a)), follow such collection procedures as it would follow were it the owner of the Mortgage Assets. Notwithstanding the foregoing, the Servicer may in its discretion waive any late payment charge or penalty interest in connection with any delinquent payment on a Mortgage Loan or any prepayment premium or penalty in connection with a principal prepayment of a Mortgage Loan.

          (b) All amounts collected on any Direct Mortgage Loan or Lead Mortgage Loan in the form of payments from Mortgagors, Insurance Proceeds or Liquidation Proceeds of the nature described in clauses (i) and (ii) of the definition thereof shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, in accordance with the customary practice of the Servicer in respect of mortgage loans held for its own account. Subject to the foregoing, such amounts shall not be applied to assumption fees and late payment charges constituting additional servicing compensation as described in the first sentence of Section 3.11(b) unless and until all principal and interest then due and payable on such Mortgage Loan has been collected.

          (c) All payments of principal of and interest on the Mortgage Assets received by the Servicer prior to the Cut-off Date that are due on Due Dates following the Cut-off Date shall be deposited in the Collection Account and shall be remitted to the Trustee on the P&I Advance Date immediately following the related Due Date for distribution pursuant to Section 4.01.

          (d) Included in the Trust Fund are escrow accounts that have been funded by the Mortgage Loan Seller to assure that Escrow Accounts are properly funded. The Servicer will use its reasonable best efforts to recover from the related Mortgage all amounts so advanced by the Mortgage Loan Seller and will remit any such amounts to the Mortgage Loan Seller.

          Section 3.03.  Collection of Taxes, Assessments and Similar Items;
                      Escrow Accounts.

          (a) The Servicer shall establish and maintain one or more accounts (the "Escrow Accounts"), into which all Escrow Payments shall be deposited and retained. Escrow Accounts shall be Eligible Accounts. Withdrawals of amounts so collected from an Escrow Account may be made only to: (i) effect payment of premiums, taxes, assessments and comparable items; (ii) reimburse the Servicer for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account; (v) remove amounts deposited therein in error; or (vi) clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law or the terms of the related Mortgage Loan; provided, however, that the aggregate of all interest payable on such funds to the Mortgagors as of December 31 of each year in excess of the amount of interest earned thereon by the Servicer as of December 31 of such year shall be an Extraordinary Expense. Subject to the immediately preceding sentence, funds in the Escrow Accounts may be invested in Permitted Investments in accordance with the provisions of Section 3.06.

          (b) The Servicer shall maintain accurate records with respect to each Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums payable in respect thereof. The Servicer shall obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof (or shall acquire insurance from some other Qualified Insurer) prior to the applicable penalty or termination date, employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan. To the extent that a Mortgage Loan does not require a Mortgagor to make payments for taxes, insurance premiums and similar items in escrow, the Servicer shall require that any such payments be made by the Mortgagor at the time they first become due to the extent permitted by the Mortgage Loan.

          (c) In accordance with the servicing standard of Section 3.01(a), the Servicer shall advance as and when necessary with respect to each Mortgaged Property all such funds as are necessary for the purpose of effecting the payment of (i) real property taxes, assessments and other similar items that are or may become a lien thereon and (ii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Sections 3.05 and 3.16. No costs incurred by the Servicer in effecting the payment of real property taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

          Notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance. The determination by the Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance shall be evidenced by an Officers' Certificate (containing the information referred to in Section 4.03(e)) delivered to the Mortgage Loan Seller and the Trustee no later than the Business Day following such determination.

          Section 3.04.  Collection Account and Distribution Account.

          (a) The Servicer shall establish and maintain one or more accounts or sub-accounts (collectively, the "Collection Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. If the Servicer does not elect to establish and maintain a separate Collection Account with respect to each Sub-Pool, the Servicer shall at all times during the term hereof maintain a separate ledger sub-account of the Collection Account for each Sub-Pool, which ledger sub-account shall accurately reflect each deposit to and withdrawal from the Collection Account that is allocable to such Sub-Pool. The Collection Account shall be an Eligible Account. The Servicer shall deposit or cause to be deposited in the Collection Account, within one day of receipt (in the case of payments by Mortgagors or other collections on the Mortgage Assets) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Servicer subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Assets due and payable on or before the Cut-off Date), or payments (other than Principal Prepayments made before November 22, 1996) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Assets;

          (ii) all payments on account of interest on the Mortgage Assets (at the Servicer's option, net of the Servicing Fee) and all Prepayment Premiums;

          (iii) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan;

          (iv) all payments made by the FDIC in connection with Defects in the Mortgage Files or breaches of its representations or warranties pursuant to
     Section 2.04 and 2.05;

          (v) any amounts required to be deposited by the Servicer pursuant to Section 3.07(b);

          (vi) any amounts paid by the Servicer or the Controlling Class R-LT Certificateholder in connection with the purchase of all the Mortgage Assets and REO Properties pursuant to Section 9.01;

          (vii) any amounts required to be deposited pursuant to Section 3.06(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account;

          (viii) any other amounts received by the Servicer or payable by the Servicer that are expressly required by the terms of this Agreement to be deposited in the Collection Account.

          The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of late payment charges, default interest, Escrow Payments, charges for beneficiary statements or demands, assumption fees, amounts collected for Mortgagor checks returned for insufficient funds or other amounts paid by or on behalf of the Mortgagors that the Servicer determines in accordance with the servicing standard set forth in Section 3.01(a), not to accept for deposit in the Collection Account need not be deposited by the Servicer in the Collection Account. If the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

          (b) The Trustee shall establish and maintain one or more accounts (collectively, the "Distribution Account"), held in trust for the benefit of the Certificateholders. If the Trustee does not elect to establish and maintain a separate Distribution Account with respect to each Sub-Pool, the Trustee shall at all times during the term hereof maintain a separate ledger sub-account of the Distribution Account for each Sub-Pool, which ledger sub-account shall accurately reflect each deposit to and withdrawal from the Distribution Account that is allocable to such Sub-Pool. The Distribution Account shall be an Eligible Account. The Servicer shall deliver to the Trustee each month following the Determination Date but on or before the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Available Distribution Amount for each Sub-Pool and the related Distribution Date then on deposit in the Collection Account and any Prepayment Premiums received during the related Prepayment Period.

          In addition, the Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

          (i)   any P&I Advances;

          (ii) any amounts required to be transferred from the REO Account on any P&I Advance Date pursuant to Section 3.16(c) or 3.16(d); and

          (iii) any amounts required to be deposited by the Servicer pursuant to Section 3.06(b) in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account.

          The Trustee shall (upon receipt) deposit in the Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein.

          (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.06. The Servicer shall give notice to the Trustee of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof. If the Distribution Account is located elsewhere than at the Corporate Trust Office, the Trustee shall give notice to the Servicer of the location of the Distribution Account as of the Closing Date and shall notify the Servicer in any event of the new location of the Distribution Account prior to any change thereof.

          Section 3.05.  Permitted Withdrawals From the Collection Account.

          (a) With respect to each Sub-Pool the Servicer may, from time-to-time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

          (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so deposited pursuant to the fourth sentence of
     Section 3.04(b), or that may be withdrawn in respect of such Sub-Pool pursuant to Section 4.03(c);

          (ii) to reimburse itself or the Trustee for unreimbursed P&I Advances made in respect of such Sub-Pool, the Servicer's and the Trustee's right to reimbursement pursuant to this clause (ii) being limited to amounts attributable to Late Collections (at the Servicer's option with respect to reimbursements to the Servicer, net of the related Servicing Fees) of Scheduled Payments on the particular Mortgage Assets with respect to which such P&I Advances were made;

          (iii) to reimburse itself for unpaid Servicing Fees, Resolution Fees and other expenses payable pursuant to Section 3.19(c) and 3.19(d) allocable to the related Sub-Pool, and to reimburse itself or the Trustee for unreimbursed Servicing Advances made in respect of, such Sub-Pool, the Servicer's (or the Trustee's) right to reimburse itself pursuant to this clause (iii) with respect to any Mortgage Asset being limited to related Liquidation Proceeds and Insurance Proceeds and, in the case of the Resolution Fee, from other collections on the related Mortgage Asset, and, if the Trustee so elects under Section 8.05, to pay to the Trustee any unpaid Trustee's Fees;

          (iv) to pay itself any Liquidation Fee to which it is entitled in connection with the liquidation of a Defaulted Mortgage Asset, a Mortgaged Property securing a defaulted Mortgage Loan or a REO Property that is included in such Sub-Pool, the Servicer's right to pay itself pursuant to this clause (iv) with respect to any Mortgage Asset being limited to related Liquidation Proceeds;

          (v) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.07(a) or (b), Section 3.09(c) or (d), Section 6.06 or Section 3.17(a) that are allocable to such Sub-Pool;

          (vi) to pay (A) itself, the FDIC or the Mortgage Loan Seller, as the case may be, any amounts payable pursuant to Section 6.03 that are allocable to such Sub-Pool and (B) the Trustee or any Custodian any amounts payable pursuant to Section 8.05(a) or (b) or Section 10.01(d) that are allocable to such Sub-Pool;

          (vii) to pay itself, as additional servicing compensation in accordance with Section 3.11(a) and (b), interest and investment income earned in respect of amounts that are allocable to such Sub-Pool held in the Collection Account as provided in Section 3.06(b);

          (viii) to reimburse itself or the Trustee for Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances made in respect of such Sub-Pool;

          (ix) at the direction of the Trustee, to pay any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions that are allocable to such Mortgage Sub-Pool, to the extent that the Servicer and the Trustee are not liable therefor pursuant to
     Section 10.01(h);

          (x) to pay for the cost of an Independent MAI-appraiser retained pursuant to Section 3.18(d) that is allocable to such Sub-Pool;

          (xi) to pay for (A) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.16(a), 3.19(a), 3.19(b) and (c) that is allocable to such Sub-Pool, (B) the portion of the cost that is allocable to such Sub-Pool of the Opinions of Counsel contemplated by
     Section 11.01(a) or (c) in connection with amendments to this Agreement requested by the Servicer or the Trustee, but only in such cases as permitted by Section 11.01(g), and (C) the cost that is allocable to such Sub-Pool of recording this Agreement in accordance with Section 11.02;

          (xii) at such time as it reimburses itself or the Trustee for (A) any unreimbursed P&I Advance pursuant to subclause (ii) above, to pay itself or the Trustee any interest accrued and payable thereon in accordance with Section 4.08, or (B) any unreimbursed Servicing Advance pursuant to clause (iii) above, to pay itself or the Trustee any interest accrued and payable thereon in accordance with Section 4.08;

          (xiii) to reimburse itself or the Trustee, as the case may be, for any unreimbursed expenses allocable to such Sub-Pool reasonably incurred by such Person in respect of any Resulting Loss giving rise to an indemnification or repurchase obligation of the FDIC under this Agreement, including, without limitation, any expenses arising out of the enforcement of the indemnification or repurchase obligation, each such Person's right to reimbursement pursuant to this clause (xiii) with respect to any Mortgage Asset being limited to that portion of the Purchase Price paid for such Mortgage Asset that represents such expense in accordance with clause
     (iv) of the definition of Purchase Price or the cost of enforcing such indemnification obligation, as the case may be;

          (xiv)   to pay to the Trustee any unpaid fees and expenses;

          (xv) to reimburse itself for Extraordinary Expenses not covered pursuant to Section 1.05(b) or (c); and

          (xvi) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

          (b) Notwithstanding the foregoing, to the extent that any of the amounts referred to above are Extraordinary Expenses, the Servicer shall first require that such amounts be paid from the Limited Guaranty or pursuant to
Section 1.05, as required hereunder, to the extent of available funds, and only thereafter shall such Extraordinary Expenses be withdrawn from the Collection Account pursuant to clause (a) of this Section 3.05.

          (c) The Servicer shall keep and maintain separate accounting records, on a Mortgage Asset by Mortgage Asset and a Sub-Pool by Sub-Pool basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (ii) - (vi), (viii), (ix) and (xi) of Section 3.05(a).

          Section 3.06. Investment of Funds in the Escrow Accounts, the Collection Account, the Distribution Account and the REO Account.

          (a) The Servicer may in writing direct any depository institution maintaining the Escrow Accounts, the Collection Account, the REO Account or the Trustee with respect to the Distribution Account and Residual Accounts (each such account, for purposes of this Section 3.06, an "Investment Account") to invest the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon, and (ii) no later than the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Servicer, on behalf of the Trustee, shall maintain continuous possession of any Permitted Investment in the Escrow Accounts, the Collection Account and REO Account that is either (i) a "certificated security", as such term is defined in the Uniform Commercial Code of any applicable jurisdiction (the "UCC"), or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Servicer shall constitute possession by a person designated by the Trustee for purposes of Section 8-313 of the UCC and possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law; provided, however, that the Trustee shall not be responsible, as bailee or otherwise, for Permitted Investments held by the Servicer. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by the Servicer that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

          (b) All income and gain realized from investment of funds deposited in the Escrow Accounts (subject to the fourth sentence of Section 3.03(a)), the Collection Account, the Distribution Account or the REO Account shall be for the sole and exclusive benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.03, Section 3.05 or 3.16, as the case may be, and, if held in the Distribution Account shall be remitted by the Trustee to the Servicer on each Distribution Date. The Servicer shall deposit in the Escrow Accounts, the Collection Account, the Distribution Account or the REO Account, as the case may be, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

          (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates representing more than 50% of the Voting Rights of any Class of Regular Certificates affected thereby, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if the Servicer shall have deposited in the Escrow Accounts, the Collection Account, the Distribution Account or the REO Account, as the case may be, an amount equal to all amounts due under any such Permitted Investment (net of anticipated income or earnings thereon that would have been payable to the Servicer as additional servicing compensation), the Servicer shall have the sole right to enforce such payment or performance, and the Trustee shall deliver to the Servicer the certificate or other instrument evidencing such investment together with any necessary document of transfer.

          Section 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

          (a) The Servicer on behalf of the Trustee as mortgagee shall maintain or cause the related Mortgagor (if permitted by the related Mortgage Note) to maintain for each Direct Mortgage Loan and Lead Mortgage Loan fire and hazard insurance with extended coverage on the related Mortgaged Property with a Qualified Insurer in an amount which is at least equal to the lesser of (i) the current principal balance of such Mortgage Loan and (ii) the then current replacement cost of the improvements that are a part of such property (less a reasonable deductible). Notwithstanding the foregoing, if the maintenance of such amount of fire and hazard insurance is insufficient, in the Servicer's judgment, to avoid the application of any co-insurance clause, then the Servicer shall maintain or require the related Mortgagor to maintain such greater amount of insurance sufficient to avoid the application of any co-insurance clause.
The cost of any such insurance, if not borne by the Mortgagor, shall be an

Extraordinary Expense. If any loss which is of a type which is or which would have been covered under any such policy occurs, the Servicer will deposit in the Collection Account from its own funds an amount equal to the lesser of such loss and, so long as any recovery has been obtained under such insurance, the amount equal to any reduction in recovery under a fire and hazard insurance policy required to be maintained under the first sentence of this Section 3.07(a) (regardless of when the reduction in recovery occurred), provided (i) such reduction in recovery results from the application of a co-insurance clause in such policy, and (ii) if the proceeds of such policy were applied to the restoration and repair of the related Mortgaged Property, such property was not restored to its condition as of the Closing Date, reasonable wear and tear excepted, because of such reduction in recovery. To the extent that amounts are available in the REO Account or are required to be advanced by the Servicer pursuant to Section 3.17, the Servicer shall cause to be maintained fire and hazard insurance with a Qualified Insurer with extended coverage on each REO Property in an amount (less a reasonable deductible) which is at least equal to the greater of (i) an amount not less than is necessary to avoid the application of any co-insurance clause contained in the related fire and hazard insurance policy and (ii) the replacement cost of the improvements which are a part of such property. The Servicer shall cause to be maintained with respect to each REO Property public liability insurance with a Qualified Insurer providing such coverage against such risks as the Servicer determines, consistent with the servicing standard set forth in Section 3.01(a), to be in the best interests of the Trust Fund. Any Insurance Proceeds received by the Servicer shall be deposited into the Collection Account. It is understood and agreed that no earthquake or other additional insurance other than flood insurance is to be required of any Mortgagor or to be maintained by the Servicer, other than pursuant to the terms of the related Mortgage Note or Mortgage and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If permitted by the related Mortgage Note or Mortgage, the Servicer may maintain, if available, or may require the related Mortgagor to maintain other forms of insurance including but not limited to, loss of rents endorsements, business interruption insurance and comprehensive public liability insurance. If a Mortgaged Property or REO Property was located at the time of origination of a Direct Mortgage Loan or a Lead Mortgage Loan in a federally designated special flood hazard area, the Servicer will cause the related Mortgagor to maintain or will itself obtain flood insurance in respect thereof to the extent available. Such flood insurance shall be in an amount at least equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the greater of (a) the maximum amount of such insurance that can be obtained at a reasonable cost and
(b) the maximum amount of such insurance as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). The cost of any insurance described above, if not borne by the Mortgagor, shall be payable out of amounts available under the Limited Guaranty.

          The Servicer agrees, with respect to any Direct Mortgage Loans or Lead Mortgage Loans, to prepare and present, on behalf of the Trustee, claims under each related insurance policy maintained pursuant to this Section 3.07(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder.

          All policies required hereunder shall name the Trustee as loss payee and, to the extent available and applicable, shall contain negative amortization endorsements.

          (b)(i) If the Servicer causes the mortgagee's (or, in case of an REO Property, the Trustee's) interest in any Mortgaged Property secured by a Direct Mortgage Loan or Lead Mortgage Loan to be covered by a master or single interest blanket insurance policy naming the Trustee as loss payee or an additional insured, which policy is issued by a Qualified Insurer and provides no less coverage, in scope and amount, for such Mortgaged Property than the insurance coverage required to be maintained with respect to such Mortgaged Property pursuant to Section 3.07(a), it shall conclusively be deemed to have satisfied its obligations to maintain insurance with respect to the related Mortgage Loan pursuant to Section 3.07(a). In the event that the Servicer shall cause any such Mortgage Loan to be covered by such a master or single interest blanket insurance policy after receipt of notice that a Mortgagor has failed to maintain a fire and hazard insurance policy complying with the provisions of Section 3.07(a) for any Direct Mortgage Loan or Lead Mortgage Loan, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any such Mortgage Loan is then covered thereby), if not borne by the Mortgagor, shall be an Extraordinary Expense. In connection with its activities as Servicer hereunder, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such master or single interest blanket insurance policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

          (ii) If the Servicer obtains and maintains a blanket policy (other than a policy described in clause (i) above) with a Qualified Insurer insuring against fire and hazard losses on all or a significant portion of the mortgage loans which the Servicer services, it shall conclusively be deemed to have satisfied its obligations concerning the maintenance of insurance coverage set forth in Section 3.07(a) with respect to the Mortgage Loans covered by such blanket policy, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The incremental cost of such blanket policy allocable to the Mortgage Loans (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby) shall be an Extraordinary Expense. In connection with its activities as Servicer hereunder, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

          (iii) The Servicer shall be deemed to have satisfied the provisions of this subsection (b) if a direct or indirect parent obtains or provides any such insurance which, by its terms, also covers the Servicer.

          (c) The Servicer shall maintain a fidelity bond in the form and amount that would meet the servicing requirements of prudent institutional commercial mortgage lenders and loan servicers. The Servicer shall be deemed to have complied with this provision if one of its Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such fidelity bond shall not be canceled without ten days' prior written notice to the Trustee. In addition, the Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its obligations to service the Mortgage Assets hereunder with a Qualified Insurer. The Servicer shall be deemed to have complied with this provision if one of its Affiliates has such insurance coverage and, by the terms of such insurance policy, the coverage afforded thereunder extends to the Servicer. The Servicer shall cause each and every Sub-Servicer for it to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements. So long as the long term debt or deposit obligations of the Servicer or its direct parent are rated at least "Aa2" by Moody's and "AA" by Duff & Phelps (if rated by Duff & Phelps), the Servicer shall be allowed to provide self-insurance with respect to an errors and omissions insurance policy. In the event that there shall not have been maintained an errors and omissions policy and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Collection Account the amount that otherwise would have been payable under the policy. If the Servicer's or its direct parent's long term debt or deposit rating falls below such standards, the Servicer will be required to obtain and maintain an errors and omissions insurance policy pursuant to the foregoing requirements.

          Section 3.08. Enforcement of Due-On-Sale Clauses; Assumption Agreements; Subordinate Financing.

          (a) With respect to each Direct Mortgage Loan or Lead Mortgage Loan that contains a provision in the nature of a "due-on-sale" clause, which by its terms:

          (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

          (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, (y) to withhold its consent to any such sale or other transfer or (z) to waive such "due-on-sale" clause, in a manner consistent with the servicing standard set forth in Section 3.01(a).

          (b) With respect to each Direct Mortgage Loan or Lead Mortgage Loan that contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

          (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or

          (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, (y) to withhold its consent to the creation of any such lien or other encumbrance or (z) to waive such "due-on-encumbrance" clause, in a manner consistent with the servicing standard set forth in Section 3.01(a).

          (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Direct Mortgage Loan or Lead Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

          (d)    Except as otherwise permitted by Section 3.19 (and this Section
3.08 in the case of waivers described in this Section 3.08), the Servicer shall not agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08.

          Section 3.09.  Realization Upon Defaulted Mortgage Assets.

          (a)    The Servicer shall, subject to subsections (b) through (f), and
(j), of this Section 3.09, exercise reasonable efforts, consistent with the servicing standard set forth in Section 3.01(a), to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Direct Mortgage Loans and Lead Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property securing a Direct Mortgage Loan or a Lead Mortgage Loan shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to make a Servicing Advance toward the restoration of such property unless it shall determine in its reasonable discretion (i) that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05, 3.16 or 3.19. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement therefor as provided in Section 3.05 or 3.16.

          (b) The Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

          (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Servicer; or

          (ii) the Servicer shall have obtained an Opinion of Counsel (the cost of which shall be an Extraordinary Expense) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Trust Fund under the REMIC Provisions or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (c) Notwithstanding the foregoing provisions of this Section 3.09, the Servicer shall not, on behalf of the Trustee, complete foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the FDIC, the Mortgage Loan Seller or the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA, or any comparable law, or if, as a result of such action, the Trustee, the Mortgage Loan Seller, the FDIC, the Trust Fund or the Servicer would be subject to liability pursuant to any federal, state or local environmental statute, regulation or similar requirement including but not limited to CERCLA, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Water Act, and the Clean Air Act, or at common law, unless and until (as evidenced by an Officers' Certificate delivered to the Trustee) the Servicer has determined in accordance with the servicing standard set forth in Section 3.01(a), based on an Environmental Assessment report prepared by an Independent Person who is qualified to make such Environmental Assessment, that:

          (i) such Mortgaged Property is in compliance with applicable environmental laws in all material respects; and

          (ii) there are no circumstances or conditions present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials or for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation.

The cost of the Environmental Assessment shall be an Extraordinary Expense. The Servicer shall deliver to the FDIC and the Trustee a copy of any such Environmental Assessment. In the event that any such Environmental Assessment so warrants, the Servicer is hereby authorized to perform such additional environmental testing as it deems necessary and prudent to establish satisfaction of the foregoing Environmental Conditions Precedent to Foreclosure or to proceed in accordance with subsection (d), (e) or (f), as the case may be, below. The expenses incurred pursuant to the immediately preceding sentence shall be an Extraordinary Expense.

          (d) If (i) the environmental testing contemplated by subsection (c) above establishes that any of the Environmental Conditions Precedent to Foreclosure is not satisfied with respect to any Mortgaged Property secured by a Direct Mortgage Loan or a Lead Mortgage Loan and (ii) the Servicer in good faith reasonably believes that it is in the best economic interest of the Trust Fund to proceed against such Mortgaged Property and, if title thereto is acquired, to take such remedial, corrective or other action with respect to the unsatisfied condition or conditions as may be prescribed by applicable law to satisfy such condition or conditions, then the Servicer shall so notify the FDIC and the Trustee, and the Trustee shall forward such notice to the Certificateholders (which notice shall set forth in reasonable detail the reasons for its decisions and advising the Certificateholders of their rights to object, subject to the remainder of this sentence) and, if (i) the FDIC, in the event that amounts remain available under the Limited Guaranty, or (ii) in all other cases, the Trustee, on its own behalf or on behalf of Holders of Certificates entitled to at least 51% of the Voting Rights of any Class of Regular Certificates affected thereby have not notified the Servicer in writing of their objection within 30 days of such notification, the Servicer shall proceed against such Mortgaged Property. The cost of any remedial, corrective or other action contemplated by the preceding sentence in respect of any of the Environmental Conditions Precedent to Foreclosure that is not satisfied shall be an Extraordinary Expense, and neither the Servicer nor the Trustee shall be required to expend or risk its own funds or otherwise incur any financial liability in connection with any such action. The basis of any objection of the Trustee to the Servicer's decision to proceed against the Mortgaged Property must be reasonable and shall be set forth in any objection delivered by it.

          (e) If (i) the environmental testing contemplated by subsection (c) above establishes that any of the Environmental Conditions Precedent to Foreclosure is not satisfied with respect to any Mortgaged Property securing a Direct Mortgage Loan or Lead Mortgage Loan and (ii) either (A) the Servicer in good faith reasonably believes based upon the Environmental Assessment report that it is not in the best economic interest of the Trust Fund to proceed against such Mortgaged Property or (B) either (1) the FDIC or (2) Holders of Certificates entitled to at least 51% of the Voting Rights of any Class of Regular Certificates affected thereby, as the case may be, have notified the Trustee and the Trustee (on behalf of such Holders or on its own behalf) has notified the Servicer in writing of their objection to the Servicer's intentions to proceed against such Mortgaged Property within 30 days of receiving notice thereof as contemplated by subsection (d) above, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding against the Mortgaged Property) as determined in accordance with the servicing standard set forth in Section 3.01(a), and is hereby authorized at such time as it deems appropriate, at the option of the FDIC, to release such Mortgaged Property from the lien of the related Mortgage or to deliver such Mortgage Loan to the FDIC.

          (f) The Servicer shall report to the FDIC and the Trustee monthly as to any actions taken by the Servicer with respect to any Mortgaged Property securing a Direct Mortgage Loan or Lead Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that any of the Environmental Conditions Precedent to Foreclosure is not satisfied, in each case until the earliest to occur of satisfaction of all such conditions, repurchase of or delivery to the FDIC of the related Mortgage Loan and release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall promptly forward each such report to (i) the Certificateholders and (ii) the FDIC for so long as amounts remain available under the Limited Guaranty.

          (g) The Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property securing a Direct Mortgage Loan or Lead Mortgage Loan which is abandoned or foreclosed. The Servicer shall deliver a copy of any such report to the Trustee.

          (h) The Servicer shall have the right to determine, in accordance with its normal and usual commercial mortgage servicing procedures, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property securing a Direct Mortgage Loan or Lead Mortgage Loan is located permits such an action.

          (i) The Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of a defaulted Mortgage Asset and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officers' Certificate delivered to the Trustee no later than the third Business Day following such Final Recovery Determination.

          (j) The Servicer shall not foreclose upon any property that it has been instructed by the Trustee or the FDIC not to foreclose upon because such property would fail to constitute "foreclosure property" within the meaning of the REMIC Provisions or that the Servicer has reason to believe would not constitute such "foreclosure property."

          Section 3.10.  Trustee to Cooperate; Release of Mortgage Files.

          (a) Upon the payment in full of any Mortgage Asset, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee and any related Custodian by a certification (which certification shall be in the form of a Request for Release substantially in the form of Exhibit E-1
                                                                     -------
hereto and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release or cause the Custodian to release the related Mortgage File to the Servicer. The expenses incurred in connection with any instrument of satisfaction or deed of reconveyance (which document shall be provided by the Servicer) shall be chargeable to the Collection Account or the Distribution Account.

          (b) The Trustee upon request of the Servicer and receipt from the Servicer of a Request for Release, shall promptly release or cause the Custodian to release any Mortgage File (or any portion thereof) to the Servicer. Upon return of such Mortgage File to the Trustee, the Trustee shall acknowledge receipt thereof by executing and returning the Servicer's transmittal letter that accompanied the returned Mortgage File.

          (c) Within seven Business Days (or within such shorter period as such request can reasonably be fulfilled if the Servicer notifies the Trustee of an exigency) of the

Servicer's request therefor, the Trustee shall execute and deliver to the Servicer or the Servicer may execute and deliver in the name of the Trustee and the Trust Fund, any court pleadings, requests for trustee's sale or other documents furnished to the Trustee and necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer substantially in the form of Exhibit E-2
                                                                -------
hereto requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          Section 3.11.  Servicing Compensation.

          (a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Asset and REO Loan. As to each Mortgage Asset and REO Loan, the Servicing Fee shall accrue at the Servicing Fee Rate and shall be computed on the basis of the same principal amount respecting which any related interest payment due on such Mortgage Asset or deemed due on such REO Loan is computed (except that for purposes of calculating its fee each Mortgage Asset shall be deemed to accrue interest on the basis of a 360-day year consisting of twelve 30-day months).
The Servicing Fee with respect to any Mortgage Asset or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. As to each Mortgage Asset other than a Non-Monthly Loan, the Servicing Fee shall be payable monthly from payments of interest on such Mortgage Asset. As to each Non-Monthly Loan, the Servicing Fee shall be payable at the same frequency as the Due Date therefor, from payments of interest on such Non-Monthly Loan; however the Servicer may, at its option, advance to itself the Servicing Fee on a Non-Monthly Loan on a monthly basis, which advance shall be treated as a Servicing Advance for all purposes of this agreement. In the case of each REO Loan, the Servicing Fee shall be payable monthly from revenues generated by the related REO Property. The Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Asset out of related Liquidation Proceeds and Insurance Proceeds to the extent permitted by Section 3.05(a) and in respect of any REO Loan out of related REO Revenues, Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.16(c).

     As further compensation for its servicing activities, the Servicer will also be entitled to receive (i) a Liquidation Fee in connection with the sale, settlement or collection (for overseeing the sale) to an unaffiliated person of any REO Property or any Mortgage Asset, payable out of related sales or liquidation proceeds provided that the payment of such Liquidation Fee would not be a violation of, and would not subject the Trustee, the FDIC, the Mortgage Loan Seller or the Trust Fund to liability under, any state or local statute, regulation or other requirement (including without limitation, those governing the licensing of real estate brokers or salesmen), (ii) a Modification Fee in connection with the modification of a defaulted Mortgage Loan (or as to which default is reasonably foreseeable) and (iii) in addition to a Modification Fee, a Resolution Fee in connection with the modification during the Resolution Period of a Defaulted Mortgage Asset. The "Liquidation Fee" in respect of any defaulted Mortgage Loan or REO Property is payable to the Servicer upon liquidation of the Mortgage Loan or REO Property and shall be calculated in the following manner: in an amount equal to 1.10% of the net liquidation proceeds if such liquidation is completed within 12 months from the date on which the Mortgage Loan became a Defaulted Mortgage Asset or REO Property; provided, however, that if such sale is completed during any subsequent six-month period, then the Liquidation Fee rate shall be decreased by
 .05% (e.g., 1.10% to 1.05%) from the Liquidation Fee rate applicable in the immediately preceding six-month period, subject to a floor of .75%; provided, however, that payment of such fee shall not be required hereunder if doing so would be a violation of, or would subject the Trustee, the FDIC, the Mortgage Loan Seller, or the Trust Fund to any liability under any state or local statute, regulation or similar requirement, including, without limitation, those governing the licensing of real estate brokers or salesmen. Any shortfall in net liquidation proceeds, including a shortfall attributable to payment of the Liquidation Fee, will be covered by the Limited Guaranty, to the extent of the applicable remaining coverage available thereunder. The "Modification Fee" earned in connection with the modification of Mortgage Loan will be on amounts billed directly to the related mortgagor, shall not be the obligation of the Trustee or the Mortgage Loan Seller and will be limited to the extent that such fee is collected from the related mortgagor. In no event will the Modification Fee exceed 1% of the outstanding Principal Balance of such Mortgage Loan within any period of 12 consecutive months. The Servicer shall not receive a Modification Fee in respect of any Mortgage Asset if the Servicer forgives any debt of the related Mortgagor. The "Resolution Fee" payable in connection with the modification of a Mortgage Loan during the Resolution Period, in addition to any Modification Fee then payable by the borrower, will be equal to 1.10% of all amounts collected on such Mortgage Loan, if such modification is completed within 12 months from the date on which the Mortgage Loan became a Defaulted Mortgage Asset; provided, however, that if such modification is completed during any subsequent six-month period, then the Resolution Fee rate will be decreased by .05% (e.g., 1.10% to 1.05%) of the Resolution Fee rate applicable in the immediately preceding period subject to a floor of .75%. Any shortfall in collections resulting from the modification of a Mortgage Loan, including a shortfall attributable to payment of a Resolution Fee, will be covered by the Limited Guaranty, to the extent of the applicable remaining coverage available thereunder.

     With respect to any Matured Performing Mortgage Loan as of the Cut-off Date, no Resolution Fee is payable except with respect to modifications occurring after the 121st day following the Closing Date.

     The right to receive the Servicing Fee, the Liquidation Fee, the Modification Fee or the Resolution Fee in respect of any Mortgage Loan may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement.

          (b) Additional servicing compensation in the form of assumption fees, late payment charges, defaulted interest charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, the amount by which Prepayment Interest Excess exceeds Prepayment Interest Shortfall, and any other fees collected from borrowers not expressly payable to another person pursuant to this Agreement, in each case to the extent actually paid by a Mortgagor, shall be retained by the Servicer and shall not be required to be deposited in the Collection Account pursuant to Section 3.04(a). The Servicer shall also be entitled to additional servicing compensation in the form of interest or other income earned on deposits in the Escrow Accounts (subject to the fourth sentence of Section 3.03(a)), the Collection Account, the Distribution Account and the REO Account in accordance with Section 3.06(b).

          Section 3.12.  Inspections; Collection of Financial Statements.

          (a) The Servicer shall inspect each Mortgaged Property securing a Direct Mortgage Loan or Lead Mortgage Loan at such times and in such manner as are consistent with the servicing standard set forth in Section 3.01(a), but in any event (i)(A) at least once per calendar year, commencing January 1, 1997, for each related Mortgage Asset with an outstanding principal balance equal to at least $1,000,000 and (B) at least bi-annually, commencing January 1, 1997, for each related Mortgage Asset with an outstanding principal balance equal to at least $200,000 but less than $1,000,000 and (ii) if any Scheduled Payment (other than any Balloon Payment due with respect to a Matured Performing Mortgage Asset prior to the modification thereof pursuant to Section 3.19(e)) for such Mortgage Asset becomes more than 60 days delinquent on the related Mortgage Loan, as soon as practicable thereafter. In the course of each such inspection, the Servicer shall use its best efforts to determine the existence of any material vacancy in the Mortgaged Property, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, of any material waste committed on the Mortgaged Property, of any material failure on the part of the related Mortgagor to keep the Mortgaged Property in good condition and repair, of any permanent or substantial injury to the Mortgaged Property through unreasonable use, abuse or neglect or of any other matter which would materially and adversely affect or result in diminution of the security provided by the related Mortgage. The Servicer may, if consistent with the servicing standard set forth in Section 3.01, use its own employees to conduct all such inspections. The Servicer shall promptly make a written report of each such inspection and shall deliver a copy thereof to the Trustee within 14 days of its preparation.

          (b) With respect to each Direct Mortgage Loan or Lead Mortgage Loan, the Servicer shall make reasonable efforts to collect from the related Mortgagor such annual operating statements of the related Mortgaged Property and financial statements of such Mortgagor as may be required to be delivered pursuant to the terms of the related Mortgage. The Servicer shall promptly deliver copies thereof to the Trustee and each Rating Agency. The Servicer shall promptly review each such statement, calculate the current debt service coverage ratio for the related Mortgage Loan, and (i) deliver to the Trustee and each Rating Agency a written report signed by a Servicing Officer containing its calculations of the related debt service coverage ratios and in the case of a Mortgage Loan as to which the Servicer has observed what it considers to be extraordinary increases or decreases in the expenses or revenues associated with the related Mortgaged Property, containing an analysis of that change in circumstance and

(ii) take any action with respect to such Mortgage Loan as it deems consistent with the servicing standard set forth in Section 3.01(a).

          (c) The Trustee shall not be required to monitor receipt of, or examine the report required to be delivered to it pursuant to this Section 3.12 or the analysis submitted to it pursuant to Section 3.19(c) or (g), its sole duty with respect to such reports and analysis being to hold and make such reports and analysis available in accordance with Section 5.05.

          Section 3.13.  Annual Statement as to Compliance.

          The Servicer will deliver to the Trustee, with a copy to the Mortgage Loan Seller, on or before April 30 of each year, beginning in 1998, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision,
(ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and (iii) the Servicer has received no notice regarding qualification, or challenging the status, of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body.

          Section 3.14.  Reports by Independent Public Accountants.

          On or before April 30 of each year, beginning in 1998, the Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Servicer), which is a member of the American Institute of Certified Public Accountants and is reasonably satisfactory to each Rating Agency, to furnish a statement to the Trustee, the FDIC and the Mortgage Loan Seller to the effect that such firm has examined certain documents and records relating to the servicing by or on behalf of the Servicer during the preceding calendar year of the Mortgage Assets under this Agreement and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such firm confirms that such servicing has been conducted in compliance with (i) this Pooling and Servicing Agreement, in the case of the statements to be delivered on or before April 30, 1998 and April 30, 1999 and (ii) the servicing guidelines established by the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced by FHLMC, in the case of each statement to be delivered thereafter, except in any case for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report, in which case such exceptions and errors shall be so reported. In rendering any such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC

(rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

          Section 3.15.  Access to Certain Documentation.

          The Servicer shall provide to the Trustee, and to the OTS, the FDIC (Division of Supervision), and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any reasonable nonconfidential and nonproprietary documentation regarding the Mortgage Assets and the servicing thereof that, in the case of the Trustee, it may request and, in other cases, as may be required by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Servicer designated by it. The Servicer shall not deny access to the Trustee, on the grounds of confidentiality or ownership, to any document or record, including any that might be in electronic form, that would be reasonably necessary for the Trustee to determine if an Event of Default has occurred hereunder, to verify any amount set forth in any Collection Report, to prepare any Tax Return or to show, in any instance, that the Trustee acted properly hereunder and nothing in this Section shall affect any right the Trustee might have under any law, through legal process, to discover or otherwise obtain access to any document or records in the possession of the Servicer with respect to the Mortgage Loans or the transactions contemplated by this Agreement.

          Section 3.16.  Title to REO Property; REO Account.

          (a) This Section shall apply only to REO Property acquired for the account of the Trust Fund, and shall not apply to any REO Property relating to a Mortgage Asset which was repurchased from the Trust Fund pursuant to any provision hereof. If title to any such REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee on behalf of the Certificateholders. The Servicer, on behalf of the Trust Fund, shall sell any REO Property within two years after the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless (i) the Internal Revenue Service grants an extension of time to sell such property or
(ii) the Servicer obtains for the Trustee an Opinion of Counsel (the cost of which shall be an Extraordinary Expense), addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the second anniversary of such acquisition will not result in the imposition of taxes on the Trust Fund or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Any extension referred to in clause (i) shall be requested by the Servicer at least 60 days before the day on which the two-year grace period would otherwise expire.

          (b) The Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues derived from REO Property. If the Servicer does not elect to establish and maintain a separate REO Account with respect to each Sub-Pool, the Servicer shall at all times during the term hereof maintain a separate ledger sub-account of the REO Account for each Sub-Pool, which ledger sub-account shall accurately reflect each deposit to and withdrawal from the REO Account that is allocable to such Sub-Pool. The REO Account shall be an Eligible Account. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Servicer shall give notice to the Trustee of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

          (c) The Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues and all Insurance Proceeds received in respect of an REO Property. The Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance, leasing and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. In addition, the Servicer may from time-to-time make withdrawals from the REO Account, out of amounts on deposit therein with respect to any REO Property: (i) to pay itself unpaid Servicing Fees, Resolution Fees or Liquidation Fees in respect of the related REO Loan or related Mortgage Loan; (ii) to reimburse itself or the Trustee for unreimbursed Servicing Advances in respect of such REO Property or the related Mortgage Loan and to pay to itself or the Trustee interest thereon in accordance with Section 4.08; and (iii) to reimburse itself or the Trustee for unreimbursed P&I Advances in respect of the related REO Loan or related Mortgage Loan and to pay to itself and the Trustee interest thereon in accordance with Section 4.08. On each P&I Advance Date, the Servicer shall withdraw from the REO Account and deposit into the Distribution Account, the Net REO Revenues and Net Insurance Proceeds therein received during the most recently ended Due Period, provided that the Servicer may establish and retain in an account for the benefit of the Certificateholders, funds for a reasonable reserve for repairs, replacements, capital improvements and other related expenses.

          (d) The proceeds of any REO Disposition shall be deposited in the REO Account and shall be transferred, net of any payments to the Servicer as provided in Section 3.16(c), to the Distribution Account on the P&I Advance Date in the Due Period following receipt thereof for distribution on the succeeding Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash.

          (e) The Servicer shall keep and maintain separate records, on an REO Property by REO Property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b), (c) or
(d).

          Section 3.17.  Management of REO Property.

          (a) Prior to the acquisition of title to a Mortgaged Property the Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Servicer determines from such review that:

                (i) None of the income from Directly Operating such Mortgaged Property would be subject to (1) tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or (2) the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Servicer as REO Property;

                (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another person to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such Mortgaged Property would not result in income subject to an REO Tax, then the Servicer may (provided that, in the judgement of the Servicer, it is commercially feasible to do so) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that there is no commercially reasonable feasible means to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Servicer shall give written notice to the Trustee summarizing a proposed plan ("Proposed Plan") to manage such property as REO Property. Such notice shall include potential sources of income, and to the extent reasonably feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such notice, the Trustee (who may obtain the advice of tax professionals) shall consult with the Servicer and shall advise the Servicer of the Trustee's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the Trustee shall (to the extent feasible) advise the Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the Servicer, upon consultation with the Trustee (who may in turn obtain advice of tax counsel, the cost of which shall be an Extraordinary Expense) shall decide either to (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

          The Servicer's decision as to how each REO Property shall be managed and operated shall be based in either case on the good faith and reasonable judgment of the Servicer as to which means would be in the best interests of the Certificateholders by maximizing (to the extent commercially feasible) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent institutional mortgage loan servicers and asset managers operating acquired mortgage property comparable to such REO Property. The Servicer may consult with counsel (the expense of which shall be an Extraordinary Expense) in connection with determinations required under this
Section 3.17(a). Neither the Servicer nor the Trustee shall be liable to the Certificateholders, the Trust Fund or the FDIC for errors in judgement made in good faith in the exercise of its discretion while performing its responsibilities under this Section 3.17(a). Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Asset pursuant to the terms and subject to the conditions of Section 3.18.

          (b) If the Trustee acquires any REO Property pursuant to Section 3.09, the Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as provided in Section 3.17(a), result in the receipt by the Trust Fund of any income subject to the tax on "prohibited transactions" under
Section 860F(a) of the Code. Subject to the foregoing and to the specific requirements and prohibitions of this Agreement, the Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the manner in which the Servicer would manage and operate such property if it were owned by the Servicer, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders, and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including:

                (i) all insurance premiums due and payable in respect of such REO Property;

                (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

                (iii) all costs and expenses necessary to maintain, lease, operate, manage and sell such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in (i) - (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes unless (as evidenced by an Officers' Certificate (consistent with the requirements of Section 4.03(e)) delivered to the Trustee) the Servicer would not make such advances if the Servicer owned such REO Property or, in the Servicer's reasonable good faith judgment, the payment of such amounts will not be recoverable from the operation or sale of such REO Property; provided, however, that the Servicer may make any such advance even if it is not recoverable from the operation or sale of such property if it is deemed by the Servicer to be a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

          (c) The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                (i) the terms and conditions of any such contract may not be inconsistent herewith;

                (ii) subject to Section 3.17(a), any such contract may require, or may be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (b) hereof, and (B) remit all related revenues collected (net of such costs and expenses) to the Servicer upon receipt;

                (iii) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of Certificateholders with respect to the operation and management of any such REO Property; and

                (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

          (d) The Servicer shall prepare and file reports of foreclosure and abandonment in accordance with Section 6050J of the Code.

          Section 3.18.  Sale of Mortgage Assets and Sale of REO Properties.

          (a) The Servicer may sell a Mortgage Asset or REO Property (or deliver a satisfaction of Mortgage or deed or similar instrument at a foreclosure sale) only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in this Agreement.

          (b) In the event that any Mortgage Asset becomes a Defaulted Mortgage Asset and the Servicer has determined in good faith that such Defaulted Mortgage Asset will become subject to foreclosure proceedings, the Servicer shall promptly so notify the Trustee. The Servicer may at its option purchase from the Trust Fund, at a price equal to the Purchase Price, any such Defaulted Mortgage Asset. The Purchase Price for any Defaulted Mortgage Asset purchased hereunder shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officers' Certificate from the Servicer to the effect that such deposit has been made, shall release or cause to be released to the Servicer the related Mortgage File and shall execute and deliver such instruments of transfer or assignment in such form as are furnished to the Trustee, in each case without recourse, as shall be necessary to vest in the Servicer such Defaulted Mortgage Asset.

          (c) The Servicer may offer to sell to any Person any Defaulted Mortgage Asset not otherwise purchased by the Servicer pursuant to subsection
(b) above, and any REO Property, if and when the Servicer determines, consistent with the servicing standard set forth in Section 3.01(a), that such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Servicer to be sufficient to result in the sale of such REO Property within the time period specified in Section 3.16(a). The Servicer shall give the Trustee not less than three Business Days' prior notice of its intention to sell any Defaulted Mortgage Asset or REO Property. The Servicer shall accept the highest cash bid received from any Person for any Defaulted Mortgage Asset or any REO Property in an amount at least equal to the Purchase Price for such Mortgage Asset or REO Property as of the proposed date of the sale. In the absence of any such bid, the Servicer shall accept the highest cash bid that is determined to be a fair price for such Defaulted Mortgage Asset or REO Property by the Servicer, if the highest bidder is a Person other than an Interested Person, or determined by the Trustee, if the highest bidder is an Interested Person. In the absence of any bid determined to be fair as aforesaid, the Servicer may offer the Defaulted Mortgage Asset or REO Property for sale to any Person, other than an Interested Person, in a commercially reasonable manner and shall accept the highest cash bid received therefor in excess of the highest bid previously submitted. If no such bid is received, any Interested Person may resubmit its original bid, and the Trustee shall accept the highest outstanding bid, regardless of from whom received. No Interested Person shall be obligated to submit a bid to purchase any Defaulted Mortgage Asset or any REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Asset or any REO Property pursuant hereto.

          Notwithstanding the foregoing, the Servicer may reject the highest cash bid and/or accept a lower cash bid or otherwise sell a Defaulted Mortgage Asset or any REO Property other than in a manner prescribed by the immediately preceding paragraph (subject, however, to Section 3.16(a)) if it determines at any time, consistent with the servicing standard set forth in Section 3.01(a), that to do so would be in the best economic interests of the Certificateholders. The basis for any such action will be described in an Officers' Certificate delivered to the Trustee.

          (d) In determining whether any bid received from an Interested Person represents a fair price for any Defaulted Mortgage Asset or any REO Property, the Trustee may obtain and conclusively rely on the opinion of an Independent MAI-certified appraiser with an expertise in the relevant property type or any other expert in real estate finance/investment sales matters retained by the Trustee, the costs of which shall be an Extraordinary Expense. In determining whether any bid constitutes a fair price for any Defaulted Mortgage Asset or any REO Property, the Servicer shall take into account and any appraiser or other expert in real estate finance/investment sales matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Asset, the financial standing of the tenants of the Mortgaged Property or REO Property, the physical condition of the Mortgaged Property or REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in Section 3.16(a).

          (e) Subject to the provisions of Section 3.16, the Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Asset or REO Property, and the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Asset or any REO Property shall be final and without recourse to the Trustee or the Trust Fund (other than representations and warranties of the Trust Fund with respect to ownership of the Mortgage Asset or REO Property and the condition of the related Mortgaged Property), and to the extent such Person shall act in accordance with the terms of this Agreement, neither the Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Servicer or the Trustee.

          Section 3.19.  Modifications, Waivers, Amendments and Consents.

          (a) Subject to the provisions of this Section 3.19, the Servicer shall have the right, but not the obligation, on behalf of the Trust Fund to agree to any modification, waiver or amendment of any term of any Direct Mortgage Loan or Lead Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers or amendments of any such Mortgage Loan shall be in writing and, except as set forth in Section 3.19(c) below, shall be consistent with the servicing standard set forth in Section 3.01(a). Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not agree to any modification, waiver or amendment of any term of any such Mortgage Loan unless it has first obtained and delivered to the Trustee an Opinion of Counsel (the cost of which shall be an Extraordinary Expense), which may be applicable to more than one transaction or generally to a class or classes of transactions described therein, to the effect that the proposed modification, waiver or amendment (or the charging of a fee therefor as provided in Section 3.19(d)) will not cause (i) the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding, (ii) a gain on the disposition of a qualified mortgage which would be subject to the 100% tax on prohibited transactions imposed by Section 860F(a) of the Code or (iii) the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions or equivalent provisions of federal, state or local law or ordinance; provided, however, that no such Opinion of Counsel shall be required for a modification, waiver or amendment made pursuant to
Section 3.19(c) except as otherwise required under Section 3.19(c)(iii).

          (b) The Servicer may agree to a modification, waiver or amendment of any term of any Mortgage Loan only if such modification, waiver or amendment would not, except as provided in Section 3.19(c) below:

          (i) affect the amount or timing of any payment of principal or interest thereunder; or

          (ii) either (x) materially impair the security for such Mortgage Loan (including, but not limited to, the continued validity and enforceability of any guaranty given as additional security in connection with the origination of the Mortgage Loan), as evidenced by an Opinion of Counsel (the cost of which shall be an Extraordinary Expense) of Independent counsel delivered to the Servicer (which Opinion of Counsel need only contain the opinion that the modification, waiver or amendment will not materially impair the security for such Mortgage Loan as a legal matter and may contain customary and reasonable exceptions) or (y) in the Servicer's judgment, reduce the likelihood of timely payment of amounts thereon.

          (c) If the Servicer determines in its reasonable judgment that a material default has occurred or a payment default is reasonably foreseeable and that modification, waiver or amendment of the terms of such Mortgage Loan is reasonably likely to produce a greater recovery on a present value basis than liquidation of such Mortgage Loan, the Servicer may, subject in each such case to the remainder of this Section 3.19(c) and to the servicing standard set forth in Section 3.01(a), agree to a modification, waiver or amendment of any of the following terms of such Mortgage Loan with the consent of the FDIC, for so long as amounts remain available under the Limited Guaranty (or, if the Limited Guaranty is no longer outstanding for the related Sub-Pool, the consent of the holders of a majority of the most subordinated Corresponding Class), (subject to the remainder of this Section 3.19(c) and 3.19(g)), but otherwise without the consent of the Trustee or any Certificateholders:

          (i) The Servicer may from time-to-time extend the Maturity Date of any such Mortgage Loan to a date occurring not later than the Optimal Wind-Down Date with respect thereto;

          (ii) The Servicer may from time-to-time (A) reduce the amounts owing under any such Mortgage Loan by forgiving principal and/or (B) forgiving interest accrued on such Mortgage Loan and/or (C) reduce the Scheduled Payments on any such Mortgage Loan (including by reducing the principal balance or amortization schedule thereof) provided that the modification does not provide for the deferral of interest in an amount that would increase the principal balance of the Mortgage Loan by more than 10%; and

          (iii) The Servicer may from time-to-time permit the Mortgagor to substitute collateral for all or a portion of the Mortgaged Property or to pledge additional collateral for the Mortgage Loan, or may release part of the Mortgaged Property; provided, however, that the Servicer shall have requested and received an Opinion of Counsel (the cost of which shall be an Extraordinary Expense) addressed to the Trustee to the effect that any such substitution, additional pledge or release of collateral is permitted hereby and will not cause the Mortgage Loan to cease to be a qualified mortgage within the meaning of Section 860G(a)(3)(A) of the Code, and provided, further, that the Servicer shall not permit the Mortgagor to substitute any collateral pursuant to this Section 3.19 unless the Servicer shall have first determined in accordance with the servicing standard set forth in Section 3.01(a), based upon an environmental site assessment satisfying the requirements set forth in
     Section 3.09(c) and prepared by an Independent Person who is qualified to make environmental site assessments, at the expense of the Mortgagor, that such substitute collateral is in compliance with applicable environmental laws and that there are no circumstances or conditions present at such substitute collateral relating to the use, management or disposal of any Hazardous Materials or for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then effective federal, state or local law or regulation, or, if any such containment, clean-up or remediation is required, that adequate funds therefor have been placed in escrow with the Servicer by or on behalf of the Mortgagor.

          Notwithstanding the foregoing, the right of the FDIC (or, if the Limited Guaranty is no longer outstanding for such related Sub-Pool, the holders of a majority of the most subordinated Corresponding Class) to withhold its (or their) consent to a proposed modification, waiver or amendment of a Mortgage Loan is limited solely to modifications, waivers and amendments of the provisions of a Mortgage Loan, other than the extension of the Maturity Date thereof pursuant to clause (c)(i) of this Section 3.19, having an outstanding principal balance at the time of the proposed modification, waiver or amendment in excess of $400,000. Any such right must be exercised within 10 Business Days of notice of the proposed modification from the Servicer and if not exercised, shall be deemed waived. Such notice shall be sent by the Servicer to (i) the FDIC at the address set forth in Section 11.05 or (ii) to the Trustee for notice to registered holders of the Corresponding Class whose consent is required.

          In the event that the Servicer intends to agree to extend the Maturity Date of any Mortgage Loan as permitted by clause (i) above, the Servicer will first determine the Extended Loan Floor Rate applicable to such Mortgage Loan. In connection with an extension of the Maturity Date of an Adjustable Rate Mortgage Asset, the Servicer shall require (A) that the Index for any such modified Adjustable Rate Mortgage Asset be either (1) LIBOR or (2) The Wall Street Journal Prime Rate and (B) that the Gross Margin on such modified Adjustable Rate Mortgage Asset equal the Gross Margin of such loan immediately prior to the date of the proposed modification plus the shortfall, if any, between the Index value of the Adjustable Rate Mortgage Asset immediately prior to the date of the proposed modification and the modified Index value thereof as of the date of the modification. If an amortization schedule can be established with respect to such Mortgage Loan that would fully amortize such Mortgage Loan by an extended maturity date on a level payment basis and would result in adjusted Scheduled Payments (with interest calculated at a rate at least equal to the applicable Extended Loan Floor Rate) that can be supported by the net operating income of the related Mortgaged Property (together with such other sources of payment as the Servicer determines are acceptable therefor), the Servicer shall, pursuant to the related modification, waiver or amendment providing for such extension, extend such Maturity Date and require that such adjusted Scheduled Payments be made. If the Servicer determines that the net operating income, together with any such other sources of payment, will not support such adjusted Scheduled Payments, the Servicer shall either agree to a Balloon Payment at the proposed extended maturity date (which must occur no later than the Optimal Wind-Down Date) and a schedule of Scheduled Payments that would fully amortize the Mortgage Loan by the Optimal Wind-Down Date, taking into account such Balloon Payment, or reduce the Scheduled Payments of such Mortgage Loan pursuant to the preceding clause (ii) without extending the Maturity Date thereof. Notwithstanding anything to the contrary contained in this Section 3.19, the Servicer shall not agree to any modification, waiver or amendment of any Mortgage Loan (x) that provides for the calculation of interest on a basis that does not assume a 360-day year consisting of twelve 30-day months and (y) secured in whole or in part by a Ground Lease and not the related fee interest if such modification, waiver or amendment would extend the Maturity Date of such Mortgage Loan to a date less than ten years prior to the expiration of such Ground Lease.

          In the event the Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property or pledge additional collateral for the Mortgage Loan as permitted by the preceding clause (iii), if the security interest of the Trust Fund in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the Trustee shall not be required to consent to any substitution or addition of collateral or to hold any such collateral that will require the Trustee to undertake any additional duties or obligations or incur any additional expense.

          Subject to Section 3.19(g), if either the Servicer or Holders of Certificates representing at least 25% of the Voting Rights submit to the Trustee a proposal to amend the provisions of this Section 3.19(c) as they relate to the Servicer's ability to modify, waive or amend the terms of any Mortgage Loan, the Trustee shall submit such proposal to a vote of the Certificateholders. Such proposal shall be deemed to be adopted, and the provisions of this Section 3.19(c) to be amended accordingly, if such proposal receives the affirmative vote of Holders of Certificates representing at least 51% of the Voting Rights of each Class of Regular Certificates affected thereby and the Person submitting such proposal shall have obtained at its own expense and delivered to the Trustee an Opinion of Counsel that the proposed amendments would not cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding or any imposition of tax under the REMIC Provisions or equivalent provisions of federal, state or local law or ordinance. Any expense incurred in connection therewith shall be an Extraordinary Expense. To the extent that a proposal to amend the provisions of this Section 3.19(c) is submitted by the Holders of Certificates representing at least 25% of the Voting Rights and if such proposal is adopted pursuant to the terms of this paragraph, the reasonable expenses of the Servicer in modifying its servicing procedures to comply with this Section 3.19(c), as amended, shall be an Extraordinary Expense.

          (d)  (i)   The Servicer also shall be entitled to receive a Resolution
     Fee in connection with the modification of a Mortgage Loan during the related Resolution Period; provided, however, that no Resolution Fee shall be paid to the Servicer in respect of a modification of a Balloon Mortgage Asset that is a Matured Performing Mortgage Loan as of the Cut-off Date, unless such modification occurs on or after to the 121st calendar day following the Closing Date. The Servicer shall make reasonable efforts to collect its Modification Fee from the related Mortgagor but shall not condition its grant of any request for a consent, modification, waiver or amendment on payment thereof and no fee shall be charged to such Mortgagor to the extent reasonably unaffordable by such Mortgagor.

               (ii) The Servicer shall charge the Mortgagor for any costs and expenses incurred by the Servicer in connection with any request for a modification unless the Servicer determines that the Mortgagor cannot reasonably afford such costs and expenses, but the failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Servicer to cause such costs and expenses to be paid or reimbursed as an Extraordinary Expense.

               (iii) Any provision of this Section 3.19(d) to the contrary notwithstanding, other than in the case of a modification, waiver or amendment of the terms of a Mortgage Loan pursuant to Section 3.19(c), no fee described in this Section 3.19(d) shall be collected by the Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any such modification, waiver or amendment (unless the amount thereof is specified in the related Mortgage Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of, or otherwise constitute a deemed reissuance of, the Mortgage Note under the Code.

          (e) With respect to each Matured Performing Mortgage Loan, the Servicer shall undertake the prompt modification of the terms of such Mortgage Loan as described in Section 3.19(c).

          (f) The Servicer shall notify the Trustee of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (i) the Servicer's analysis underlying such modification, waiver or amendment, (ii) an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof for deposit in the related Mortgage File, and (iii) in the case of a modification, waiver or amendment pursuant to Section 3.19(c), a summary of the terms thereof, for delivery to the Certificateholders pursuant to Section 4.02.

          (g) Before the Servicer agrees to any modification, waiver or amendment of a Mortgage Loan pursuant to this Section 3.19, it shall, at its expense, prepare an analysis of the basis on which is deems such action to be advisable, including the status of an existing material default or the grounds for concluding that a payment default is reasonably foreseeable, and shall furnish a copy of such analysis to the Trustee and, if the Limited Guaranty is then outstanding, to the FDIC, along with a notice setting forth in reasonable detail the modification, waiver or amendment being contemplated by it, at least 10 Business Days prior to the agreeing to such modification, waiver or amendment. If the FDIC notifies the Servicer in writing during such 10 Business Day period that it does not consent to such modification, waiver or amendment, which consent shall not be unreasonably withheld and shall be given without regard to the Servicer's right to receive any Modification Fee, the Servicer shall not agree to such modification, waiver or amendment. In the event that the FDIC fails to provide the Servicer with such notification, the FDIC is hereby deemed to consent to such modification, waiver or amendment. The Servicer shall have no liability to the Trust Fund, the Certificateholders or any other Person if its analysis and determination that the modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation proves to be wrong or incorrect, so long as the analysis and determination was made in good faith by the Servicer.

          (h) The provisions of this Section 3.19 limiting the terms of a particular modification are applicable only to Servicer's ability to agree to such a modification, and not to a modification imposed unilaterally by a bankruptcy court of competent jurisdiction.

          Section 3.20.  Additional Obligations of the Servicer.

          (a) In connection with each Adjustable Rate Mortgage Asset (and, if and to the extent applicable, any successor REO Loan), the Servicer shall calculate adjustments in the Mortgage Rate and the Scheduled Payment and shall notify the Mortgagor of such adjustments, all in accordance with the Mortgage Note and applicable law. In the event the Index for any Adjustable Rate Mortgage Asset (or successor REO Loan) is not published or is otherwise unavailable, the Servicer shall select The Wall Street Journal Prime Rate as the alternative index with respect to such Mortgage Loan (or successor REO Loan).

          In the event that the Mortgage Rate or the Scheduled Payment with respect to any Adjustable Rate Mortgage Asset is not properly adjusted pursuant to the terms of such Mortgage Loan and applicable law, the Servicer shall deposit in the Collection Account on or prior to the Due Date of each affected Scheduled Payment, an amount equal to the excess, if any, of (i) the amount that would have been payable by the Mortgagor if the Mortgage Rate or Scheduled Payment had been properly adjusted, over (ii) the amount of such improperly adjusted Scheduled Payment, subject to reimbursement only out of such amounts as are recovered from the Mortgagor in respect of such excess (it being understood that amounts that would have been deemed P&I Advances absent such improper adjustment shall continue to be deemed P&I Advances notwithstanding such improper adjustment). For purposes of calculating distributions to Certificateholders, any payment by the Servicer under this Section 3.20(a) shall be deemed to have been paid by the affected Mortgagor as of the Due Date of the affected Scheduled Payment.

          (b) The Servicer shall deposit in the Collection Account on each P&I Advance Date, without any right of reimbursement therefor, the Compensating Interest Payment for the related Distribution Date. Such Compensating Interest Payment shall be allocated by the Trustee between the Sub-Pools based on the Aggregate Prepayment Interest Shortfalls for such Sub-Pools and such Distribution Date.

          (c) With respect to any Mortgage Loan as to which P&I Advances in respect of an aggregate of eighteen months of Scheduled Payments remain unreimbursed, the Servicer shall promptly cause the related Mortgaged Property to be appraised by an MAI-certified appraiser (the cost of which shall be an Extraordinary Expense). To the extent that such Mortgage Loan becomes a Limited Guaranty Draw Asset as a result of such appraisal, the Trustee shall make a claim on the applicable Demand Date under the Limited Guaranty for the appropriate amount.

          Section 3.21.  Sub-Servicing Agreements.

          (a) The Servicer may enter into Sub-Servicing Agreements for the servicing and administration of all or a part of the Mortgage Loans, provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement, including, without limitation, in connection with the retention of amounts collected by such Sub-Servicer on the Mortgage Loans serviced thereby, the provisions of this Agreement relating to the establishment of the Collection Account, deposits thereto, withdrawals therefrom and the investment of funds therein; (ii) provides that if the Servicer shall for any reason no longer be the servicer hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer under such agreement; and (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Servicer thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, any successor Servicer or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom. The Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, promptly upon the Servicer's execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Servicer hereunder to make Servicing Advances and P&I Advances shall be deemed to have been advanced by the Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Servicer and, for so long as they are outstanding. For purposes of this Agreement, the Servicer shall be deemed to have received any payment when the Sub-Servicer receives such payment. The Servicer shall notify the Trustee, the FDIC and the Mortgage Loan Seller in writing promptly of the appointment of any Sub-Servicer.

          (b) For so long as the Limited Guaranty is outstanding, the Servicer shall obtain the prior written approval from the FDIC of the use of any Sub-Servicer, which approval shall not be unreasonably withheld.

          (c) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

          (d) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the Mortgage Loans. The Servicer shall have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

          (e) In the event the Trustee or its designee assumes the rights and obligations of the Servicer under any Sub-Servicing Agreement, the Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

          (f) Notwithstanding any Sub-Servicing Agreement, the Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans.

          Section 3.22.  Successor to Servicing and Special Servicing Functions.

          Under the terms of this Agreement the Servicer is charged with responsibility both (1) for administering the Mortgage Assets on a general basis including making advances of delinquent principal and interest (the "Servicing Function") and (2) for providing servicing for Defaulted Mortgage Assets (the "Special Servicing Function"). The Agreement provides for the payment of fees for the different services provided by the Servicer. The FDIC and the Trustee acknowledge that it is in their best interest and in the interest of Certificateholders that the Mortgage Assets be serviced as efficiently and economically as practicable and to that end agree as follows with respect to Servicer succession.

          In the event the Servicer ceases to provide any or all of the Servicing Functions or Special Servicing Functions, the Trustee will determine (based on its reasonable judgment) whether it is advisable for some or all of the Servicing Function to be provided by a different entity than that providing some or all of the Special Servicing Function. If it determines that certain of the Servicing Function and Special Servicing Function can best be provided by separate entities, the Trustee will propose an amendment to this Agreement to reflect an allocation of services and fees in a manner consistent with separate entities providing different Servicing Functions and Special Servicing Functions. The amendment shall provide for fees consistent with those provided under the terms of this Agreement. The cost incurred by the Trustee in making the foregoing determination and preparing the proposed amendment shall be Extraordinary Expenses recoverable by the Trustee as provided herein. The amendment so proposed by the Trustee shall be come effective upon its approval by the FDIC and the receipt by the Trustee of a letter from each Rating Agency to the effect that adoption of the amendment will not adversely affect the rating assigned to any Classes of Offered Certificates.

          Upon the Servicer's ceasing to perform one or more Servicing Functions or Special Servicing Functions, and the effectiveness of the amendment, if any, pursuant to the foregoing, the Trustee shall use its reasonable best efforts to secure one or more established mortgage loan servicing entities acceptable to the Rating Agencies and the FDIC to perform the Servicing Functions and Special Servicing Functions.

                                  ARTICLE IV.

                         PAYMENTS TO CERTIFICATEHOLDERS

          Section 4.01.  Distributions.

          (a) Distributions of principal and interest in respect of the Uncertificated Sub-Pool I Regular Interests. On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account, to the extent of the Sub-Pool I Available Distribution Amount, together with amounts on deposit in the Residual Account and available for distribution pursuant to
Section 1.05(b)(ii), (iv) and (v), in the following order of priority:

          (i) to distributions of interest to the Trustee, as holder of the Uncertificated Regular Interest I-A for allocation to the Upper-Tier REMIC Sub-Pool I Available Distribution Amount on such Distribution Date, in an amount equal to all Distributable Interest in respect of the Uncertificated Regular Interest I-A for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

          (ii) to distributions of principal to the Trustee, as holder of the Uncertificated Regular Interest I-A, for allocation to the Upper-Tier REMIC Sub-Pool I Available Distribution Amount on such Distribution Date, in an amount equal to the lesser of (x) the sum of (1) the Uncertificated Regular Interest I-A Balance outstanding immediately prior to such Distribution Date and (2) any Negative Amortization allocated to Uncertificated Regular Interest I-A such Distribution Date and (y) the Distributable Principal for such Distribution Date allocable to Uncertificated Regular Interest I-A;

          (iii) to distributions of interest to the Trustee, as holder of the Uncertificated Regular Interest I-B, for allocation to the Upper-Tier REMIC Sub-Pool I Available Distribution Amount on such Distribution Date, in an amount equal to all Distributable Interest in respect of the Uncertificated Regular Interest I-B for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

          (iv) to distributions of principal to the Trustee, as holder of the Uncertificated Regular Interest I-B, for allocation to the Upper-Tier REMIC Sub-Pool I Available Distribution Amount on such Distribution Date, in an amount equal to the lesser of (x) the sum of (1) the Uncertificated Regular Interest I-B Balance outstanding immediately prior to such Distribution Date for such Distribution Date and (2) any Negative Amortization allocated to Uncertificated Regular Interest I-B for such Distribution Date and (y) the Distributable Principal for such Distribution Date allocable to Uncertificated Regular Interest I-B;

          (v) to distributions of interest to the Trustee, as holder of the Uncertificated Regular Interest I-C, for allocation to the Upper-Tier REMIC Sub-Pool I Available Distribution Amount on such Distribution Date, in an amount equal to all Distributable

     Interest in respect of the Uncertificated Regular Interest I-C for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

          (vi) to distributions of principal to the Trustee, as holder of the Uncertificated Regular Interest I-C, for allocation to the Upper-Tier REMIC Sub-Pool I Available Distribution Amount on such Distribution Date, in an amount equal to the lesser of (x) the sum of (1) the Uncertificated Regular Interest I-C Balance outstanding immediately prior to such Distribution Date and (2) any Negative Amortization allocated to Uncertificated Regular Interest I-C for such Distribution Date and (y) the Distributable Principal for such Distribution Date allocable to Uncertificated Regular Interest I-C;

         (vii) to distributions of interest to the Trustee, as holder of the Uncertificated Regular Interest I-D for allocation to the Upper-Tier REMIC Sub-Pool I Available Distribution Amount on such Distribution Date, in an amount equal to all Distributable Interest in respect of the Uncertificated Regular Interest I-D for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates; and

        (viii) to distributions of principal to the Trustee, as holder of the Uncertificated Regular Interest I-D, for allocation to the Upper-Tier REMIC Sub-Pool I Available Distribution Amount on such Distribution Date, in an amount equal to the lesser of (x) the sum of (1) the Uncertificated Regular Interest I-D Balance outstanding immediately prior to such Distribution Date and (2) any Uncertificated Regular Interest I-D Negative Amortization for such Distribution Date and (y) the Distributable Principal for such Distribution Date allocable to Uncertificated Regular Interest I-B.

          (b) Distributions of principal and interest in respect of the Uncertificated Sub-Pool II Regular Interests. On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account, to the extent of the Sub-Pool II Available Distribution Amount, together with amounts on deposit in the Residual Account and available for distribution pursuant to
Section 1.05(b)(ii), (iv) and (v), in the following order of priority:

          (i) to distributions of interest to the Trustee, as holder of the Uncertificated Regular Interest II-A, for allocation to the Upper-Tier REMIC Sub-Pool II Available Distribution Amount on such Distribution Date, in an amount equal to all Distributable Interest in respect of the Uncertificated Regular Interest II-A for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

         (ii) to distributions of principal to the Trustee, as holder of the Uncertificated Regular Interest II-A, for allocation to the Upper-Tier REMIC Sub-Pool II Available Distribution Amount on such Distribution Date, in an amount equal to the lesser of (x) the sum of (1) the Uncertificated Regular Interest II-A Balance outstanding immediately prior to such Distribution Date and (2) any Negative Amortization allocated to Uncertificated Regular Interest II-A for such Distribution Date and (y) the Distributable Principal for such Distribution Date allocable to Uncertificated Regular Interest II-A;

        (iii) to distributions of interest to the Trustee, as holder of the Uncertificated Regular Interest II-B, for allocation to the Upper-Tier REMIC Sub-Pool II Available Distribution Amount on such Distribution Date, in an amount equal to all Distributable Interest in respect of the Uncertificated Regular Interest II-B for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

         (iv) to distributions of principal to the Trustee, as holder of the Uncertificated Regular Interest II-B, for allocation to the Upper-Tier REMIC Sub-Pool II Available Distribution Amount on such Distribution Date, in an amount equal to the lesser of (x) the sum of (1) the Uncertificated Regular Interest II-B Balance outstanding immediately prior to such Distribution Date and (2) any Negative Amortization allocated to Uncertificated Regular Interest II-B for such Distribution Date and (y) the Distributable Principal for such Distribution Date allocable to Uncertificated Regular Interest II-B;

          (v) to distributions of interest to the Trustee, as holder of the Uncertificated Regular Interest II-C, for allocation to the Upper-Tier REMIC Sub-Pool II Available Distribution Amount on such Distribution Date, in an amount equal to all Distributable Interest in respect of the Uncertificated Regular Interest II-C for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates; and

         (vi) to distributions of principal to the Trustee, as holder of the Uncertificated Regular Interest II-C, for allocation to the Upper-Tier REMIC Sub-Pool II Available Distribution Amount on such Distribution Date, in an amount equal to the lesser of (x) the sum of (1) the Uncertificated Regular Interest II-C Balance outstanding immediately prior to such Distribution Date and (2) any Negative Amortization allocated to Uncertificated Regular Interest II-C for such Distribution Date and (y) the Distributable Principal for such Distribution Date allocable to Uncertificated Regular Interest II-C.

          (c) Allocation of Scheduled Principal Payments. On each Distribution Date, Scheduled Principal Payments relating to Sub-Pool I received on or prior to the related Determination Date, will be allocated to the Sub-Pool I Uncertificated Regular Interests in the following order of priority:

          (i) to the Uncertificated Regular Interest I-A, an amount equal to the lesser of (x) the Class Balance of the Uncertificated Regular Interest I-A outstanding immediately prior to such Distribution Date and (y) the Scheduled Principal Payments for such Distribution Date;

         (ii) to the Uncertificated Regular Interest I-B, an amount equal to the lesser of (x) the Class Balance of the Uncertificated Regular Interest I-B outstanding immediately prior to such Distribution Date and (y) the Scheduled Principal Payments for such Distribution Date;

        (iii) to the Uncertificated Regular Interest I-C, an amount equal to the lesser of (x) the Class Balance of the Uncertificated Regular Interest I-C outstanding immediately prior to such Distribution Date and (y) the Scheduled Principal Payments for such Distribution Date; and

          (iv) to the Uncertificated Regular Interest I-D, an amount equal to the lesser of (x) the Class Balance of the Uncertificated Regular Interest I-D outstanding immediately prior to such Distribution Date and (y) the Scheduled Principal Payments for such Distribution Date.

     On each Distribution Date, Scheduled Principal Payments relating to Sub-Pool II received on or prior to the related Determination Date, will be allocated among the Sub-Pool II Uncertificated Regular Interests in the following order of priority:

           (i) to the Uncertificated Regular Interest II-A, an amount equal to the lesser of (x) the Class Balance of the Uncertificated Regular Interest II-A outstanding immediately prior to such Distribution Date and (y) the Scheduled Principal Payments for such Distribution Date;

          (ii) to the Uncertificated Regular Interest II-B, an amount equal to the lesser of (x) the Class Balance of the Uncertificated Regular Interest II-B outstanding immediately prior to such Distribution Date and (y) the Scheduled Principal Payments for such Distribution Date; and

         (iii) to the Uncertificated Regular Interest II-C, an amount equal to the lesser of (x) the Class Balance of the Uncertificated Regular Interest II-C outstanding immediately prior to such Distribution Date and (y) the Scheduled Principal Payments for such Distribution Date.

          (d) Allocation of Allocated Principal Prepayments. On each Distribution Date prior to January 2002, all Principal Prepayments with respect to a Sub-Pool will be allocated in the same order of priority as Scheduled Principal Payments. On each Distribution Date beginning in January 2002 and later months, if the Delinquency Test is satisfied, the Subordinated Percentage Amount will be allocated among the Corresponding Subordinated classes for which the Credit Enhancement Test is satisfied on such Distribution Date in proportion to their remaining principal amounts, and the remainder of the Principal Prepayments will be allocated in the same order of priority as Scheduled Principal Payments.

     Notwithstanding the foregoing, if at any time following the Distribution Date occurring in December 2004, the Trustee is notified in writing by either Rating Agency that the then current rating on any class of Certificates would otherwise be (i) put on review for possible downgrade, (ii) downgraded, (iii) qualified or (iv) withdrawn by such Rating Agency, then on each Distribution Date following such notification, the Trustee will make distributions in respect of the Principal Prepayments in the same manner as the Scheduled Principal Payments are distributed.

          (e) Distributions of principal and interest in respect of the Sub-Pool I Certificates and the Class I-XS Certificates. On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account and the Limited Guaranty Account, to the extent of the Upper-Tier REMIC Sub-Pool I Available Distribution Amount, in the following order of priority:

          (i) to distributions of interest on the Class I-A Certificates, in an amount equal to all Distributable Interest in respect of the Class I-A Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

         (ii) to distributions of principal on the Class I-A Certificates, in an amount equal to the lesser of (x) the sum of (1) the Class I-A Balance outstanding immediately prior to such Distribution Date and (2) Class I-A Negative Amortization for such Distribution Date and (y) the Distributable Principal for such Distribution Date allocable to Uncertified Regular Interest I-A as provided in Subsections (c) and (d) of this Section 4.01.

        (iii) to distributions of interest on the Class I-B Certificates, in an amount equal to all Distributable Interest in respect of the Class I-B Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

         (iv) to distributions of principal on the Class I-B Certificates, in an amount equal to the lesser of (x) the sum of (1) the Class I-B Balance outstanding immediately prior to such Distribution Date and (2) Class I-B Negative Amortization for such Distribution Date and (y) the Distributable Principal for such Distribution Date allocable to Uncertified Regular Interest I-B as provided in Subsections (c) and (d) of this Section 4.01.

          (v) to distributions of interest on the Class I-C Certificates, in an amount equal to all Distributable Interest in respect of the Class I-C Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

         (vi) to distributions of principal on the Class I-C Certificates, in an amount equal to the lesser of (x) the sum of (1) the Class I-C Balance outstanding immediately prior to such Distribution Date and (2) Class I-C Negative Amortization for such Distribution Date and (y) the Distributable Principal for such Distribution Date allocable to Uncertified Regular Interest I-C as provided in Subsections (c) and (d) of this Section 4.01.

        (vii) to distributions of interest on the Class I-D Certificates, in an amount equal to all Distributable Interest in respect of the Class I-D Certificates for such

     Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

       (viii) to distributions of principal on the Class I-D Certificates, in an amount equal to the lesser of (x) the sum of (1) the Class I-D Balance outstanding immediately prior to such Distribution Date and (2) Class I-D Negative Amortization for such Distribution Date and (y) the Distributable Principal for such Distribution Date allocable to Uncertified Regular Interest I-D as provided in Subsections (c) and (d) of this Section 4.01.

         (ix) to distributions of interest on the Class I-XS Certificates, in an amount equal to all Distributable Interest in respect of the Stripped Interest Components relating to the Class I-XS Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates.

         (f)(1) Distributions of principal and interest in respect of the Sub-Pool II Certificates and the Class II-XS Certificates. On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account and the Limited Guaranty Account, to the extent of the Upper-Tier REMIC Sub-Pool II Available Distribution Amount, in the following order of priority:

           (i) to distributions of interest on the Class II-A Certificates, in an amount equal to all Distributable Interest in respect of the Class II-A Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

          (ii) to distributions of principal on the Class II-A Certificates, in an amount equal to the lesser of (x) the sum of (1) the Class II-A Balance outstanding immediately prior to such Distribution Date and (2) any Class II-A Negative Amortization for such Distribution Date and (y) the Distributable Principal for such Distribution Date allocable to Uncertified Regular Interest II-A as provided in Subsections (c) and (d) of this
     Section 4.01.

         (iii) to distributions of interest on the Class II-B Certificates, in an amount equal to all Distributable Interest in respect of the Class II-B Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

          (iv) to distributions of principal on the Class II-B Certificateholders, in an amount equal to the lesser of (x) the sum of (1) the Class II-B Balance outstanding immediately prior to such Distribution Date and (2) any Class II-B Negative Amortization for such Distribution Date and (y) the Distributable Principal for such Distribution Date allocable to Uncertified Regular Interest II-B as provided in Subsections
     (c) and (d) of this Section 4.01.

           (v) to distributions of interest on the Class II-C Certificates, in an amount equal to all Distributable Interest in respect of the Class II-C Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates;

          (vi) to distributions of principal on the Class II-C Certificates, in an amount equal to the lesser of (x) the sum of (1) the Class II-C Balance outstanding immediately prior to such Distribution Date and (2) any Class II-C Negative Amortization for such Distribution Date and (y) the Distributable Principal for such Distribution Date allocable to Uncertified Regular Interest II-C as provided in Subsections (c) and (d) of this
     Section 4.01.

         (vii) to distributions of interest on the Class II-XS Certificates, in an amount equal to all Distributable Interest in respect of the Stripped Interest Components relating to the Class II-XS Certificates for such Distribution Date, together with any portion thereof remaining unpaid from previous Distribution Dates.

         (f)(2) On each Distribution Date on which there is a Basis Risk Shortfall in respect of any Class of Sub-Pool II Certificates, the Trustee shall draw on the Limited Guaranty to the extent available for Sub-Pool II Certificates and apply the Basis Risk Support Amount and the portion, if any, of the Lower-Tier REMIC Residual Cash Flow for such Distribution Date allocable to Basis Risk Shortfalls pursuant to Section 1.05 to distributions of interest to the Class II-A Certificateholders, the Class II-B Certificateholders and the Class II-C Certificateholders, in each case in an amount equal to the Basis Risk Shortfall Payment for such Class and such Distribution Date.

          (g) Distributions in respect of the Residual Certificates. On each Distribution Date (other than the first Distribution Date), the Trustee shall distribute the Class R-LT Distribution Amount to the holders of the Class R-LT Certificates and the Trustee shall distribute the Class R-UT Distribution Amount to the holders of the Class R-UT Certificates.

          (h) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. All such distributions with respect to each Class (other than the final distribution with respect thereto) will be made on each Distribution Date to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such

Certificateholder (a) shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (or, in the case of the initial Distribution Date, no later than the first Record Date) and
(b) is (i) the registered owner of Certificates the aggregate initial principal balance of which is at least $3,000,000, or, in the case of the Class I-XS Certificates and Class II-XS Certificates, the aggregate initial Notional Amount of which is at least $3,000,000, or (ii) is the Holder of a 100% Percentage Interest in either Class of Residual Certificates or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

          (i) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund and the Limited Guaranty, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor the Trustee shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

          (j) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution of principal with respect to any Class of Certificates entitled thereto will be made on the next Distribution Date, the Trustee shall promptly mail to each Holder of record (as of the Record Date) of such Class of Certificates a notice to the effect that:

          (i) the Trustee expects that the final distribution of principal with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar therein specified, and

         (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.
If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem reasonable and appropriate and shall have no liability for any failure to contact any such Certificateholder. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).

          Section 4.02.  Statements to Certificateholders.

     On each Distribution Date the Trustee will forward to the Holders of each class of Certificates, a Distribution Date Statement based primarily upon information furnished to the Trustee by the Servicer that will set forth with respect to the applicable Sub-Pool or the Mortgage Pool, as indicated, among other things:

           (i) the amount, if any, of the distribution on such Distribution Date to the Holders of Certificates of each such class allocable to Distributable Principal and the Distributable Principal for each such class on such Distribution Date;

          (ii) the amount, if any, of the distribution on such Distribution Date to Holders of Certificates of each such class allocable to Distributable Interest and any portion thereof remaining unpaid after giving effect to the distributions made on such Distribution Date, separately stated and the Accrued Interest and Deferred Interest in respect of such Sub-Pool and each Corresponding class of Certificates for such Distribution Date;

         (iii) the Certificate Rate for each class of Certificates for such Distribution Date;

          (iv) the aggregate amount of P&I Advances and Servicing Advances made in respect of such Sub-Pool and such Distribution Date, and the aggregate amount of unreimbursed P&I Advances and Servicing Advances in respect of such Sub-Pool at the close of business on such Distribution Date;

           (v) the aggregate Stated Principal Balance and Scheduled Principal Balance of the Mortgage Assets in each Sub-Pool outstanding immediately following such Distribution Date;

          (vi) the weighted average amortization term and the weighted average remaining months to maturity of the Mortgage Assets in each Sub-Pool as of the commencement of the Due Period to which such Distribution Date relates and the Weighted Average Effective Net Mortgage Rate of each Sub-Pool as of such Distribution Date;

         (vii) the number and aggregate principal balance of Mortgage Assets in such Sub-Pool (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) as to which foreclosure proceedings have been commenced and (E) REO, as well as twelve month historical information for such categories;

          (viii) the Class Balance of each Corresponding Class of Certificates immediately before and immediately after such Distribution Date, and the Uncovered Portion thereof, if any;

          (ix) the (a) aggregate amount of Principal Prepayments and curtailments for such Sub-Pool made during the related Prepayment Period and (b) any Net Aggregate Prepayment Interest Shortfall for such Sub-Pool and such Distribution Date, in both cases also showing twelve month historical information;

          (x) the amount of the Servicing Fee paid to the Servicer, and, with respect to each Mortgage Loan, as applicable, the Liquidation Fee, Resolution Fee paid to the Servicer, and the Trustee Fee paid to the Trustee during the related Due Period in respect of such Sub-Pool and any other amounts otherwise reimbursable to the Servicer or the Trustee during the related Due Period;

          (xi) with respect to any Mortgage Loan in such Sub-Pool the terms of which were modified, waived or amended, a summary of terms thereof prepared by the Servicer;

          (xii) the amount of claims paid under the Limited Guaranty for such Distribution Date and the amount available under the Guaranty and the Available Sub-Pool Coverage amount for each Sub-Pool and the Excess Coverage Amount, if any, for any Sub-Pool immediately following such Distribution Date;

          (xiii) the Basis Risk Shortfall, the Basis Risk Support Amount, the Unfunded Basis Risk Shortfall, any amounts attributable to the Contract Rights and the allocation thereof to the Sub-Pool II Certificates for such Distribution Date;

          (xiv) the outstanding principal balance of Mortgage Loans that have been repurchased during the related Prepayment Period by the FDIC;

          (xv) the outstanding principal balance of Deleted Mortgage Assets and Qualified Substitute Mortgage Loans for the related Due Period; and

          (xvi) current realized losses for each of Sub-Pool I and Sub-Pool II and on an aggregate basis for the related Due Period and for the past twelve months.

     In the case of information furnished pursuant to subclauses (i), (ii) and
(ix)(a) above, the amounts will be expressed as a dollar amount in the aggregate of the relevant class of Certificates and per $1,000 denomination.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during the calendar year was a holder of a Certificate of such series a statement containing the information set forth in subclauses (i), (ii), and (x) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time-to-time in force.

     The Servicer will provide to the FDIC on a monthly basis portfolio performance reports in electronic format mutually agreeable to the Servicer and the FDIC

     The Servicer shall deliver to the Trustee two Business Days prior to each Distribution Date, and the Trustee shall deliver to the Mortgage Loan Seller, the Underwriters, the Certificateholders (upon written request), and each of the Rating Agencies the following reports:

          (a) A Comparative Financial Status Report substantially in the form of Annex A-1 attached hereto, setting further, among other things, to the extent such information is provided by the related borrower the occupancy, revenue, net operating income and debt service coverage ratio for each Mortgage Loan as of the Determination Date immediately preceding the preparation of such report for each of the following periods: (i) the most current available year-to-date (to the extent of information received), (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original underwriting information used as of the Cut-Off Date);

          (b) A Delinquent Loan Status Report substantially in the form of Annex A-2 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property, as well as twelve month historical information for such categories;

          (c) A Historical Loan Modification Report substantially in the form of Annex A-3 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Prepayment Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof;

          (d) A Historical Loss Estimate Report substantially in the form of Annex A-4 attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Prepayment Period, set forth on a Mortgage Loan-by-Mortgage Loan basis;

          (e) A REO Status Report substantially in the form of Annex A-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Prepayment Period, and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by any Sub-Servicer); and

          (f) A Watch List, substantially in the form of Annex A-6 attached hereto, which provides, among other things, a list of Mortgage Loans in jeopardy of becoming Defaulted Mortgage Loans.

          On each Distribution Date, the Trustee shall forward to the Mortgage Loan Seller, the FDIC, to each Rating Agency, to each Holder of a Residual Certificate, to the Servicer and, in the case of reports regarding the Regular Certificates, to The Trepp Group (at 477 Madison Avenue, 25th Floor, New York, New York 10022, or such other address as The Trepp Group may hereafter designate), a copy of the reports forwarded to the Regular Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R-LT Certificates and Class R-UT Certificates on such Distribution Date.

          Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement containing the information provided pursuant to the previous paragraph in respect of distributions on the Class R-LT Certificates and Class R-LT Certificates and in respect of items (i), (ii) and (x) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time-to-time are in force.

          The Trustee shall base its report on information provided to it by the Servicer in the Collection Report, and the Trustee shall be protected to the extent of its use of any such information or computations made using such information. The specification of information to be furnished by the Trustee to the Certificateholders in Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Trustee to Certificateholders) shall not limit the Trustee in furnishing, and the Trustee is hereby authorized to furnish, to Certificateholders, and/or to the public any other information (such other information, collectively, "Additional Information") with respect to the Mortgage Assets, the Mortgage Properties or the Trust Fund as may be provided to it by the Mortgage Loan Seller, the FDIC, the Servicer or gathered by it in any investigation or other manner from time to time, provided that (A) while there exists any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Mortgage Loan Seller (except pursuant to clause (E) below), (B) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Trustee may notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Trustee shall be entitled (but not obligated) to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in connection with, the collection, assembly, reproduction or delivery of any such Additional Information, (E) without the consent of the Mortgage Loan Seller, the Trustee may, in its sole discretion, furnish Additional Information to a Rating Agency in any instance, and to the Certificateholders, and/or the public-at-large if it determines that the furnishing of such information would assist in the evaluation of the investment characteristics or valuation of the Certificates or would be in the best interests of the Certificateholders or is required by applicable law and (F) the Trustee shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Trustee deems the same to be necessary or appropriate). Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the Trustee shall neither have any liability for furnishing or refraining from furnishing Additional Information in any instance. The Trustee shall be entitled (but not required) to request and receive direction from the Mortgage Loan Seller as to the manner of delivery of any such Additional Information, if and to the extent the Trustee deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section be made in writing.

          Section 4.03.  P&I Advances.

          (a) Not later than 12:00 p.m. (Eastern time) on each Determination Date, the Servicer shall deliver to the Trustee, by electronic transmission (or on such other medium as to which the Servicer and the Trustee may agree from time-to-time), the Collection Report for the related Distribution Date, which report may omit the delinquency status of the Mortgage Loans in the aggregate and in each Sub-Pool and the aggregate amount of P&I Advances to be made on such Distribution Date with respect to each Sub-Pool, together with such other information relating to the Mortgage Assets in the aggregate and to each Sub-Pool as the Trustee shall reasonably require in order to perform its obligations under this Agreement. The Trustee shall, not later than 12:00 p.m. (Eastern time) on the fifth Business Day following the Trustee's receipt of the Collection Report, furnish by facsimile a statement to the Servicer setting forth the Sub-Pool I Available Distribution Amount and the Sub-Pool II Available Distribution Amount and the amount to be withdrawn from the Collection Account and delivered to the Trustee for deposit in the Distribution Account pursuant to the first paragraph of Section 3.04(b) in respect of the related Distribution Date. The Trustee shall have no obligation to recompute, verify or recalculate the information provided to it by the Servicer in the Collection Report.

          (b) On the third Business Day prior to the related Distribution Date, the Servicer shall deliver to the Trustee, by electronic transmission (or on such other medium as to which the Servicer and the Trustee may agree from time-to-time), a report that shall contain all information permitted to be omitted from the Collection Report delivered pursuant to Section 4.03(a) above.

          (c) On or before 3:00 p.m. (Eastern time), on each P&I Advance Date, the Servicer shall either (i) pay to the Trustee for deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties in each Sub-Pool for the related Distribution Date, (ii) apply amounts held in the Collection Account allocable to such Sub-Pool (other than any portion thereof that constitutes a part of the Available Distribution Amount for such Sub-Pool on the related Distribution Date) in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) or (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Assets and REO Properties in such Sub-Pool. Any amounts held in the Collection Account and so used pursuant to clauses (ii) or (iii) of the immediately preceding sentence to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before the Determination Date relating to the Distribution Date in respect of which such amounts will constitute a portion of the Available Distribution Amount in respect of the affected Sub-Pool (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If by 3:00 p.m. (Eastern time) on any P&I Advance Date, the Trustee shall not have received from the Servicer the aggregate amount of P&I Advances, if any, to be made by the Servicer on such P&I Advance Date as calculated in accordance with Section 4.03(d), the Trustee shall immediately so notify the Servicer by telephone. The Trustee shall make all P&I Advances for any Distribution Date to the extent that the Servicer shall be in default of its obligation to make such P&I Advances as required hereunder.

          (d) The aggregate amount of P&I Advances to be made by the Servicer in respect of any Distribution Date shall, subject to subsection (e) below, equal the aggregate of: (i) with respect to each Mortgage Asset other than an REO Loan and other than a Non-Monthly Loan that does not have a Due Date in the related Due Period, all Scheduled Payments (net of the Servicing Fee), other than Balloon Payments, due (without regard to any acceleration of principal under the related Mortgage Note and Mortgage) during the related Due Period and for which no previous advance was made, which Scheduled Payments were delinquent as of the close of business on the related Determination Date; (ii) with respect to each Balloon Mortgage Loan as to which the related Balloon Payment was due (without regard to any acceleration of principal under the related Mortgage Note and Mortgage) during or prior to the related Due Period and was delinquent as of the close of business on the related Determination Date, the excess, if any, of (A) the Assumed Scheduled Payment in respect of such Balloon Mortgage Loan for the Due Date during the related Due Period (net of the Servicing Fee), over (B) any amounts received as of the related Determination Date (and not previously distributed to Certificateholders) that were paid by the related Mortgagor under a forbearance arrangement entered into pursuant to Section 3.19 and applied as interest (net of the Servicing Fee) on or principal of such Balloon Mortgage Loan (exclusive of any portion thereof representing Late Collections reimbursable to the Servicer for prior P&I Advances); (iii) with respect to each NonMonthly Loan that does not have a Due Date in the related Due Period, the Monthly Portion of the Scheduled Payment (at the Servicer's option, net of the Servicing Fee) for such Due Period; and (iv) with respect to each REO Loan, the excess, if any, of (A) the REO Payment in respect of such REO Loan for the Due Date during the related Due Period (net of the Servicing Fee), over (B) any related REO Revenues received during the related Due Period applied as interest (net of the Servicing Fee) on the related REO Loan (exclusive of any portion thereof representing Late Collections reimbursable to the Servicer for prior P&I Advances).

          (e) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement other than the next succeeding paragraph, and with respect to any Mortgage Loan or REO Loan in a particular Sub-Pool, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed.

          Notwithstanding anything herein to the contrary, if, with respect to either Sub-Pool, the applicable Available Sub-Pool Coverage Amount and the Excess Coverage Amount, if any, have become exhausted, the Servicer shall be obligated to make a P&I Advance in respect of any Mortgage Asset or REO Loan in such Sub-Pool only to the extent of the portion thereof equal to a fraction, the numerator of which is equal to the excess of the aggregate of the Class Balances of the Certificates of the applicable Sub-Pool over the aggregate Uncovered Portion thereof (as reported to the Servicer by the Trustee promptly upon written request) and the denominator of which is the aggregate of the Class Balances of such Sub-Pool. Additionally, no P&I Advance with respect to a particular Mortgage Asset shall be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance shall be evidenced by an Officers' Certificate delivered to the Mortgage Loan Seller, the FDIC and the Trustee no later than the Business Day following such determination which Officers' Certificate shall set forth such determination of nonrecoverability and the procedure and consideration of the Servicer forming the basis of such determination (including, without limitation, an appraisal conducted in accordance with (i) the Uniform Standards of Professional Appraisal Practice, as published by the Appraisal Standards Board of the Appraisal Foundation or (ii) MAI standards (the cost of which shall be an Extraordinary Expense) rent rolls, occupancy status, property inspections and Servicer inquiries).

          (f) The amount of any reimbursement pursuant to Section 3.05(a)(viii) in respect of any unreimbursed Advance shall be allocated: first, to specific REO Properties (to the full extent of any such Advances outstanding with respect to each), as to which title thereto has been held on behalf of the related Sub-Pool of the Trust Fund for the longest period of time; and second, to specific Mortgage Assets in each Sub-Pool (to the full extent of any such Advances outstanding with respect to each), as to which Scheduled Payments have been delinquent for the longest period of time. Allocation among REO Properties that have been held for the same period of time, or among Mortgage Assets that have similar numbers of delinquent Scheduled Payments, may be made by the Servicer in its discretion.

          (g) The rights of the Servicer and/or the Trustee to be reimbursed for all Servicing Advances and P&I Advances, together with interest thereon shall be an obligation of the related Sub-Pool of the Trust Fund for which the Servicer and/or the Trustee has not been reimbursed and shall, subject to the limitations of this Agreement as to the source of funds for such reimbursement and the timing of such reimbursement, be prior to the rights of Certificateholders to receive distributions on their respective Certificates.

          (h) On the third Business Day prior to the related Demand Date, the Servicer shall provide to the Trustee a report containing such information as the Trustee shall require to prepare the demand to the FDIC for payments under the Limited Guaranty. The Trustee shall be under no obligation to recompute or verify such information.

          Section 4.04.  Limited Guaranty.

          (a) The parties hereto acknowledge that the FDIC has delivered to the Trustee its Limited Guaranty, to provide a source of funds to enhance the likelihood of the receipt by the Certificateholders on each Distribution Date of the amounts to be distributed with respect to such Distribution Date pursuant to Sections 4.01. The Limited Guaranty shall not at any time be a part of the Trust Fund (or part of the Lower-Tier REMIC or the Upper-Tier REMIC).

          (b) On each Demand Date, the Trustee shall: (i) make demands under the Limited Guaranty in accordance with the provisions of Section 3.01 of the Limited Guaranty; (ii) make available or cause to be made available the Certificate Register to the FDIC, the Mortgage Loan Seller or the Servicer during normal business hours of the Trustee at such time as any of them may request; (iii) provide such other information to the FDIC, the Mortgage Loan Seller or the Servicer, upon written request, as is available to it and as is contemplated by the Limited Guaranty to be provided by it to the FDIC, the Mortgage Loan Seller or the Servicer (as the case may be); and (iv) establish a segregated trust account (the "Limited Guaranty Account"), which shall be an Eligible Account held by the Trustee separate and apart from the Trust Fund, and shall be designated "State Street Bank and Trust Company, as Trustee in trust for the registered holders of the FDIC REMIC Trust 1996-C1 Commercial Mortgage Pass-Through Certificates, Series 1996-C1 - Limited Guaranty Account". If the Trustee does not elect to establish and maintain a separate Limited Guaranty Account with respect to each Sub-Pool, the Trustee shall at all times during the term hereof maintain a separate ledger sub-account of the Limited Guaranty Account for each Sub-Pool, which ledger sub-account shall accurately reflect each deposit into and withdrawal from the Limited Guaranty Account that is allocable to such Sub-Pool. The Trustee shall deposit any amount paid under the Limited Guaranty in the Limited Guaranty Account and distribute such amount as described in this Agreement. Amounts paid under the Limited Guaranty shall be transferred to the Distribution Account and distributed by the Trustee to Holders of Certificates in accordance with Section 4.01(a). It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the distributions to Certificateholders with other funds available to make such payment. Amounts on deposit in the Limited Guaranty Account shall not be invested. As long as the Distribution Account is established at State Street Bank and Trust Company, the Limited Guaranty Account shall also be established at State Street Bank and Trust Company.

          (c) On or prior to the Closing Date, and from time-to-time thereafter, the Trustee shall provide or cause to be provided to the FDIC wire transfer instructions or other instructions sufficient to permit the FDIC to effect wire transfers pursuant to the Limited Guaranty to the Limited Guaranty Account. The Trustee shall accept and hold all amounts so paid or transferred in accordance with the provisions of this Agreement. Any funds remaining in the Limited Guaranty Account on the first Business Day following a Distribution Date shall be promptly remitted to the FDIC.

          (d) The Servicer shall notify the Trustee by means of an Officers' Certificate of the amount of any recovery in respect of a Mortgage Asset (and the Sub-Pool to which such Mortgage Asset relates) as to which a claim under the Limited Guaranty previously has been made.

          Section 4.05.  Demands on the Limited Guaranty.

          (a) On the fourth Business Day prior to the related Distribution Date the Trustee will determine the applicable Guarantied Amount and so notify the FDIC by facsimile by delivery of a Demand for Payment, in the form attached to the Limited Guaranty as Exhibit A.
                           -------

          (b) Any distributions pursuant to Section 4.01 to Certificateholders of amounts attributable to the Guarantied Amount for such Distribution Date shall not be considered distributions of payments on the Mortgage Assets, and shall give rise to the right of the FDIC to be reimbursed for such amounts to the extent provided in the Limited Guaranty.

          (c) With respect to each Distribution Date, to the extent of any distributions to Certificateholders pursuant to Section 4.01 of Guarantied Amounts, the FDIC shall become subrogated to the rights of the Holders of the Certificates to receive, on future Determination Dates, all Liquidation Proceeds, Insurance Proceeds and other payments and recoveries received by the Servicer as proceeds of the related Mortgage Asset or REO Property. Distribution of such amounts shall be made by the Servicer on each Determination Date in immediately available funds from the Collection Account directly to the FDIC pursuant to payment instructions specified by the FDIC from time-to-time.

          (d) The Trustee shall cause records to be kept as to the amounts subject to the subrogation described in Section 4.05(c). The FDIC shall not acquire any Voting Rights under this Agreement as the result of any subrogation described in Section 4.05(c).

          Section 4.06. Obligations of the FDIC in respect of Basis Risk Shortfalls.

          (a) On the third Business Day prior to each Distribution Date the Trustee will determine the Basis Risk Shortfall for the related Distribution Date and will on such Business Day so notify the FDIC by facsimile of the amount of such Basis Risk Shortfall.

          (b) With respect to any Distribution Date as to which there is a Basis Risk Shortfall, the FDIC shall deliver to the Trustee on or before 10:00 a.m. on the related P&I Advance Date for deposit in the Distribution Account and distribution on such Distribution Date pursuant to Section 4.01 the lesser of the total amount of such shortfall and the Basis Risk Support Amount. The amount paid pursuant to this provision shall be charged against the amount available under the Limited Guaranty.

          Section 4.07. Reports of Foreclosures and Abandonment of Mortgaged Property.

          Each year beginning in 1997, the Servicer or the Sub-Servicers shall file the reports of foreclosures and abandonments of any Mortgaged Property and the informational returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050J and 6050P of the Code.

          Section 4.08.  Reimbursement of Advances.

          The Servicer and the Trustee shall be reimbursed for any Advances by the Trust Fund, and will be entitled to recover any such Advance from Related Proceeds. In the event such Advance is determined to be a Nonrecoverable Advance, the Servicer or the Trustee shall be reimbursed from the Limited Guaranty to the extent of the applicable Available Sub-Pool Coverage Amount and any Excess Coverage Amount or from general funds with respect to the related Sub-Pool on deposit in the Collection Account. The Servicer and the Trustee will be entitled to receive interest at a rate equal to the Servicer Reimbursement Rate accrued on the amount of such Advance from the date paid by the Servicer to but not including the date of reimbursement, payable to the extent of available funds from Lower-Tier REMIC Residual Cash Flow in accordance with Section 1.05(b)(iii) and, to the extent remaining unpaid at the time of recovery of the related Advance, from Related Proceeds, from the Limited Guaranty or from general funds with respect to the related Sub-Pool on deposit in the Collection Account. Notwithstanding such reimbursement, the Servicer shall pursue recovery of such Advances from the related Mortgagors.

                                   ARTICLE V.

                                THE CERTIFICATES

          Section 5.01.  The Certificates.

          (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10 and
                  -------
A-11. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.06(a) beneficial ownership interests in the Regular Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates, other than the Class I-A, Class II-A, Class I-XS and Class II-XS Certificates, will be issuable only in denominations corresponding to initial Certificate Balances as of the Closing Date of $100,000 and integral multiples of $1,000 in excess thereof; provided, however, that if the Original Class Balance of any such Class does not equal an integral multiple of $1,000, then a single additional Certificate of such Class may be issued in a denomination corresponding to an initial Certificate Balance as of the Closing Date that includes the excess of
(i) the aggregate Original Class Balance of such Class over (ii) the largest integral multiple of $1,000 that does not exceed such amount. The Class I-A and Class II-A Certificates will be issuable only in denominations corresponding to initial Certificate Balances as of the Closing Date of $10,000 and integral multiples of $1,000 in excess thereof; provided, however, that if the Original Class Balance of any such Class does not equal an integral multiple of $1,000, then a single additional Certificate of each Class may be issued in a denomination corresponding to an initial Certificate Balance as of the Closing Date that does not include the excess of (i) the aggregate Original Class Balance of such Class over (ii) the largest integral multiple of $1,000 that does not exceed such amount. The Class I-XS and Class II-XS Certificates are issuable only in denominations corresponding to initial Notional Amounts as of the Closing Date of $100,000 and integral multiples of $1,000 in excess thereof; provided, however, that a single Class I-XS and Class II-XS Certificate of each such Class may be issued in a denomination corresponding to a Notional Amount as of the Closing Date that includes the excess of (i) the aggregate Notional Amount of such Class as of the Closing Date over (ii) the largest integral multiple of $1,000 that does not exceed such amount. The Class R-LT Certificates will be issuable only in denominations representing Percentage Interests of not less than 10%; and the Class R-UT Certificates will be issuable only in denominations representing Percentage Interests of not less than 10%.

          (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such

Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

          Section 5.02.  Registration of Transfer and Exchange of Certificates.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. The Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration or qualification, then the Certificate Registrar shall require (except in the case of the initial transfer of the Class I-XS, the Class II-XS and Residual Certificates to the FDIC or the Mortgage Loan Seller, as the case may be), in order to assure compliance with such laws, receipt of: (i) if such transfer is of a Non-Registered Certificate and is purportedly being made in reliance upon Rule 144A under the 1933 Act, either (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit C-1 hereto, or (B) a
                                               -------
certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit C-2 hereto and a certificate from
                                      -------
such Certificateholder's prospective transferee substantially in the form attached as Exhibit C-3 hereto; and (ii) in all other cases, an Opinion of
            -------
Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the FDIC, the Mortgage Loan Seller, the Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the FDIC, the Mortgage Loan Seller, the Trustee or the Certificate Registrar is obligated to register or qualify the Non-Registered Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate

Registrar, the FDIC and the Mortgage Loan Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (c) No transfer of an ERISA-Restricted Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA, or the Code (each, a "Plan") or (B) any Person who is directly or indirectly purchasing the ERISA-Restricted Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel (at the expense of the prospective transferee) which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code. In the absence of its having received the certification and Opinion of Counsel contemplated by the preceding sentence, the Certificate Registrar shall require the prospective transferee of any ERISA-Restricted Certificate to certify that it is neither (A) a Plan nor (B) a Person who is directly or indirectly purchasing such ERISA-Restricted Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause
(iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a United States Person and a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a United States Person or a Permitted Transferee.

          (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement" in the form attached hereto as Exhibit D-l) from the proposed
                                               -------
     Transferee, in form and substance satisfactory to the Trustee representing and warranting, among other things, that it is a United States Person and a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee or a United States Person, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted

     Transferee and a United States Person, and that it has reviewed the provisions of this Section 5.02 and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit D-2, from the holder
                                                 -------
     wishing to transfer the Residual Certificate, in form and substance satisfactory to the Servicer and the Trustee representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

          (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee or a United States Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

          (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit D-2.
                                 -------

          (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is "a pass-through interest holder", or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder".

          (ii) The Trustee will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement in the form attached hereto as Exhibit D-1, a certificate of the Holder
                               -------
requesting such transfer in the form attached hereto as Exhibit D-2 and all of
                                                        -------
such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Residual Certificates to Non-United States Persons and Disqualified Organizations are prohibited.

          (iii) If any Disqualified Organization shall become a holder of a Residual Certificate, then the last preceding Holder shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. If a Non-United States Person shall become a holder of a Residual Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-2 or Section 1.860G-3, then the last preceding Holder shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this
Section 5.02 or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

          (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee and a United States Person, including the information regarding "excess inclusions" of such Residual Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-l(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person who is not a Permitted Transferee or a United States Person. The Trustee may charge and shall be entitled to reasonable compensation for providing such information as may be required from those Persons which may have had a tax imposed upon them as specified in clauses (A) and (B) of this paragraph for providing such information.

          (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the office of the Certificate Registrar, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

          (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the office of the Certificate Registrar. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (i) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar and a certificate of such cancellation shall be delivered to the Trustee by the Certificate Registrar. The Certificate Registrar shall hold and dispose of such cancelled Certificates in accordance with its standard procedures.

          (j) Unless the Servicer is acting as Certificate Registrar, the Certificate Registrar shall be required to provide notice to the Servicer of each transfer of a Certificate and to provide the Servicer with an updated copy of the Certificate Register on January 1 and July 1 of each year, commencing January 1, 1997.

          (k) The Certificate Registrar may conclusively rely upon any certificate, affidavit, opinion or other document delivered to it pursuant to this Section.

          (l) Neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under 5.02(c), (d) or (e) under this Agreement or under applicable law with respect to any transfer of any Non-Registered Certificate, Residual Certificate or ERISA-Restricted Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Sections applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance as to form with the express requirements of this Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

          Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient-to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.04.  Persons Deemed Owners.

          The Mortgage Loan Seller, the Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and neither the Mortgage Loan Seller, the Servicer, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

          Section 5.05.  Available Information.

          The Trustee shall maintain at its Corporate Trust Office and shall make available during normal business hours for review upon one days' prior written request by any Holder of a Certificate or any Person identified to the Trustee as a prospective transferee of a Certificate, originals or copies or facsimiles of the following items which, if required to be delivered to it by the Servicer, shall include only those actually delivered: (i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, the private placement memorandum or other disclosure document relating to the Certificates of such Class, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to
Section 11.01, (B) all statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, (C) all Officers' Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (D) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (E) the most recent inspection report prepared by the Servicer in respect of each Mortgaged Property pursuant to
Section 3.12(a), (F) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items, the most recent annual operating statement of the related Mortgaged Property and financial statements of the related Mortgagor collected by the Servicer pursuant to Section 3.12(b), (G) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that any of the Environmental Conditions Precedent to Foreclosure were not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (H) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer pursuant to Section 3.19 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (I) any and all Officers' Certificates delivered to the Trustee to evidence the Servicer's determination that any P&I Advance or Servicing Advance was, or if made would be, a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be. Copies of any and all of the foregoing items that are in possession of the Trustee will be available from the Trustee upon written request and (J) in the case of a written request by three or more Certificateholders, the most recent list of Certificateholders as set forth in the Certificate Register, which list may be used for the purpose of communicating with other Certificateholders; however, the Trustee shall be permitted to require payment from the person requesting such information of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

          Section 5.06.  Book-Entry Certificates.

          (a) The Regular Certificates, other than the Stripped Interest Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Trustee unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection (c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage finn representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage finns for which it acts as agent in accordance with the Depository's normal procedures.

          (b) The Trustee, the Servicer and the Mortgage Loan Seller may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Mortgage Loan Seller, Depository Participants and brokerage finns representing such Certificate Owners; provided that no such agreement shall give any rights to any Certificateholder against the Servicer or the Trustee without the written consent of the party so affected. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          (c) If (i)(A) the Mortgage Loan Seller advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Mortgage Loan Seller is unable to locate a qualified successor, or (ii) the Mortgage Loan Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository Seller, the Certificate Registrar shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute and authenticate and deliver the Definitive Certificates to the Certificate Owners identified in such instructions. Definitive Certificates shall be provided to the Trustee by the Mortgage Loan Seller. The Mortgage Loan Seller and the Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of the Regular Certificates, the registered holders of the Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payment on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                                  ARTICLE VI.

              THE MORTGAGE LOAN SELLER, THE FDIC AND THE SERVICER

          Section 6.01. Liability of the Mortgage Loan Seller, the FDIC and the Servicer.

          The Mortgage Loan Seller, the FDIC and the Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Mortgage Loan Seller, the FDIC and the Servicer herein.

          Section 6.02. Merger, Consolidation or Conversion of the Mortgage Loan Seller or the Servicer.

          Subject to the following paragraph, the Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Assets and to perform its duties under this Agreement.

          The Mortgage Loan Seller, the FDIC or the Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Mortgage Loan Seller, the FDIC or the Servicer shall be a party, or any Person succeeding to the business of the Mortgage Loan Seller, the FDIC or the Servicer, shall be the successor of the Mortgage Loan Seller, the FDIC or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 6.03. Limitation on Liability of the Mortgage Loan Seller, the FDIC, the Servicer and Others.

          Neither the Mortgage Loan Seller, the FDIC, the Servicer nor any of the directors, officers, employees or agents of the Mortgage Loan Seller, the FDIC, or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Mortgage Loan Seller, the FDIC, the Servicer or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on the Servicer pursuant to any Section hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of duties. The Mortgage Loan Seller, the FDIC, the Servicer and any director, officer, employee or agent of the Mortgage Loan Seller, the FDIC or the Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Mortgage Loan Seller, the FDIC, the Servicer and any director, officer, employee or agent of the Mortgage Loan Seller, the FDIC, or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action or claim relating to this Agreement or the Certificates, other than any loss, liability or expense (i) specifically required to be borne by such parties pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder, including, without limitation, in the case of the Servicer, the prosecution (but not the defense of any counterclaim) of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise payable or reimbursable pursuant to this Agreement); (ii) incurred by reason of misfeasance, bad faith or negligence in the performance of duties; (iii) incurred in connection with any violation by it of any state or federal securities law; or (iv) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of this Agreement. Neither the Mortgage Loan Seller, the FDIC nor .the Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not involve it in any expense or liability; provided, however, that the Mortgage Loan Seller, the FDIC or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Mortgage Loan Seller, the FDIC and the Servicer shall be entitled to be reimbursed therefor as an Extraordinary Expense.

          Section 6.04.  Resignation of the Servicer.

          (a) Except as permitted by paragraph (b) hereof, the Servicer shall not resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of this Agreement. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel (obtained at the expense of the Servicer) to such effect which shall be delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 7.02.

          (b) The Servicer may resign from the obligations and duties imposed on it hereby at any time after December 31, 1997, upon reasonable notice to the Trustee, provided that (i) a successor servicer is (x) available, and (y) such successor servicer shall execute and deliver to the Trustee an agreement, in form and substance satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer hereunder from and after the date of such agreement; (ii) the Servicer bears all costs associated with its resignation and the transfer of servicing; (iii) each Rating Agency shall have confirmed that the rating or ratings on each class of Certificates then rated that were in effect immediately prior to such transfer of servicing will not be qualified, downgraded, or withdrawn as a result of such servicing transfer, as evidenced by a letter delivered to the Trustee by each Rating Agency; (iv) the Servicer shall not be released from its obligations hereunder that arose prior to the date on which the foregoing transfer of servicing occurs; and (v) such successor is reasonably satisfactory to the FDIC, the Mortgage Loan Seller and the Trustee.

          (c) The Servicer may assign its rights and delegate its duties and obligations hereunder in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that:
(i) the purchaser or transferee accepting such assignment and delegation (A) shall be reasonably satisfactory to the FDIC, the Mortgage Loan Seller and the Trustee based upon its financial and commercial mortgage loan servicing capabilities, (B) shall be (1) an established housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $50,000,000 organized and doing business under the laws of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of a servicer of mortgage loans and (2) acceptable to each Rating Agency as evidenced by a letter from each Rating Agency to the Trustee, and (3) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee; (ii) as evidenced by a letter from each Rating Agency delivered to the Trustee, the Rating Agency's rating or ratings of the Certificates in effect immediately prior to such assignment, sale or transfer will not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer; (iii) the Servicer shall not be released from its obligations hereunder that arose prior to the effective date of such assignment and delegation under this Section 6.04(c); and (iv) the Servicing Fee Rate (or any component thereof) shall not exceed the rate then in effect. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Servicer hereunder.

          Section 6.05. Rights of the Mortgage Loan Seller and the FDIC in Respect of the Servicer.

          The Servicer shall afford the Mortgage Loan Seller, the FDIC and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the. Servicer in respect of its rights and obligations hereunder and access to officers of the Servicer responsible for such obligations. Additionally, upon reasonable written notice, the Servicer shall permit the FDIC to visit the offices of the Servicer during normal business hours to view the servicing operations of the Servicer insofar as they relate to this Agreement and the transactions contemplated hereby. Upon reasonable written request, the Servicer shall furnish the Mortgage Loan Seller, the FDIC and the Trustee with its most recent financial statements and such other information as the Servicer possesses, and which it is not prohibited pursuant to any contract, document or instrument to which it is a party or otherwise applicable to it or by law, regulation or ruling from disclosing, regarding its business, affairs, property and condition, financial or otherwise solely as they relate to the Mortgage Loans and the transactions contemplated by this Agreement. Each of the Mortgage Loan Seller and the FDIC may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder or exercise rights of the Servicer hereunder; provided, however, that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Mortgage Loan Seller, the FDIC or a designee of either. Neither the Mortgage Loan Seller nor the FDIC shall have any responsibility or liability for any action or failure to act by the Servicer and neither is obligated to supervise the performance of the Servicer under this Agreement or otherwise.

          Section 6.06. The Mortgage Loan Seller, the FDIC and the Servicer to Cooperate with the Trustee.

          The Mortgage Loan Seller, the FDIC and the Servicer shall furnish such reports, certifications and information as are reasonably requested by the Trustee in writing. Notwithstanding the immediately preceding sentence, if any Person other than the Trustee requests the Servicer to prepare a document or report not specifically provided for in this Agreement, the expense of preparing such report or document shall be borne by such Person; provided, however, that if such Person is the Trustee or if such report is requested by Certificateholders representing at least 25% of the Voting Rights, the expense of preparing such report shall be an Extraordinary Expense. The Servicer may disseminate all reports and information relative to the Mortgage Assets to any Person electronically or otherwise.

          Section 6.07. The Mortgage Loan Seller, the FDIC and the Trustee to Cooperate with the Servicer.

          The Mortgage Loan Seller, the FDIC and the Trustee each shall furnish such reports, certifications and information as are reasonably requested in writing by the Servicer in order to enable it to perform its duties hereunder.

                                  ARTICLE VII.

                                    DEFAULT

          Section 7.01.  Events of Default.

          "Event of Default", wherever used herein, means any one of the following events:

          (i) any failure by the Servicer to remit to the Trustee for deposit in the Distribution Account any amount required to be so remitted under the terms of this Agreement;

          (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Mortgage Loan Seller (with a copy to the Trustee) or the Trustee, or to the Servicer (with a copy to the Mortgage Loan Seller and the Trustee) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

          (iii) any breach of the representations and warranties contained in
     Section 2.03(b) which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer by the Mortgage Loan Seller or the Trustee, or to the Servicer (with a copy to the Mortgage Loan Seller and the Trustee) by the Holders of Certificates entitled to at least 25% of the Voting Rights of any Class affected thereby; or

          (iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (v) the Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

          (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action furtherance of the foregoing;

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Trustee, the FDIC (for so long as the Limited Guaranty remains outstanding with respect to a Sub-Pool) or the holders of 25% of the outstanding principal amount of any Sub-Pool Certificates may, terminate all of the rights and obligations (including, without limitation, all obligations of the Servicer to make Servicing Advances and P&I Advances or incur any expenses pursuant hereto), except in respect of rights (including the right of the Servicer to recover Advances) and obligations accruing prior to such termination of the Servicer as Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records, including those in electronic form, requested by it to enable it or any successor Servicer appointed pursuant to 6.02, 6.04(c) or 7.01 to assume the Servicer's functions hereunder, and to cooperate with the Trustee or any successor Servicer appointed pursuant to 6.02, 6.04(c) or 7.01 in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Collection Account, any Escrow Account or, if established, the REO Account or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

          Section 7.02.  Trustee to Act; Appointment of Successor.

          On and after the time the Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer by the terms and provisions hereof including without limitation, the Servicer's obligation to make P&I Advances; provided that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make such P&I Advances pursuant to Section 4.03; and provided, further, that any failure to perform such duties or responsibilities caused by the

Servicer's failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder and shall have no liability as a result of a failure or delay by the predecessor servicer to transfer and records or amounts to it as provided in Section 7.01. The Trustee shall not be liable for any of the representations and warranties of the Servicer or for any losses incurred by the Servicer pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Asset hereunder. As compensation therefor, the Trustee shall be entitled to the Servicing Fees and all funds relating to the Mortgage Loans which the Servicer would have been entitled to charge to the Collection Account or, if established, the REO Account if the Servicer had continued to act hereunder.

          On the termination of the Servicer, the Trustee will follow the procedures set forth in Section 3.22 to secure one or more successors to perform the Servicing Functions and Special Servicing Function. If the Trustee fails to secure adequate successors and if the Trustee is unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Rating Agencies as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Except with respect to an appointment provided below, no appointment of a successor to the Servicer hereunder shall be effective until the assumption of the successor to the Servicer of all the responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if it is prohibited by law or regulation from making advances regarding delinquent mortgage loans, promptly appoint (subject to the approval of each Rating Agency) any established mortgage loan servicing institution having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder (including without limitation, the obligation to make P&I Advances pursuant to Section 4.03), which appointment will become effective immediately. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Mortgage Loan Seller, the Trustee, the Custodian, if any, and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          Section 7.03.  Notification to Certificateholders.

          (a) Upon any such termination pursuant to Section 7.01 above or any appointment of a successor to the Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

          (b) Not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default or 5 days after a Responsible Officer becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the Mortgage Loan Seller and all Certificateholders notice of such occurrence, unless such default shall have been cured or waived.

          Section 7.04.  Waiver of Events of Default.

          The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01 may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Mortgage Loan Seller or any Affiliate of the Mortgage Loan Seller shall be entitled to Voting Rights with respect to the matters described above.

          Section 7.05.  Additional Remedies of Trustee Upon Event of Default.

          During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                 ARTICLE VIII.

                             CONCERNING THE TRUSTEE

          Section 8.01.  Duties of Trustee.

          (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default of which it has actual notice occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

          (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Mortgage Loan Seller or the Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          (c) Subject to Section 8.02, no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

              (i) Prior to the occurrence of an Event of Default known to it, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely-by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

             (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iv) Except as specifically provided in this Agreement, the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against liability is not reasonably assured to it.

     (d) The Trustee shall furnish the Mortgage Loan Seller or its designees, the Managing Underwriters, and (for the information set forth in clauses (i) and
(ii) below only) Bloomberg Financial Services and the Trepp Group with (i) statements provided to Certificateholders pursuant to Section 4.02; (ii) monthly data diskettes received from the Servicer; and (iii) upon reasonable written request, any other information within its possession regarding the collection of payments on the Mortgage Loans as and to the extent such information has been furnished to it by the Servicer and the Trustee's allocation of such payments to the Certificateholders in order to enable the Mortgage Loan Seller and the Managing Underwriters to monitor the allocation of collections on the Mortgage Loans, along with other amounts described in the Agreement, as payments to the Certificateholders; provided, that the Trustee shall not be required to provide
                    --------
any analytical or other reports or information generated by the Trustee for internal use only. The Trustee shall be entitled to charge a reasonable fee for providing the information required to be provided hereunder.

          Section 8.02.  Certain Matters Affecting the Trustee.

     (a)  Except as otherwise provided in Section 8.01:

            (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

               (iv) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document furnished to it hereunder, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys;

               (vii) The Trustee shall not be required to obtain a deficiency judgment against any Mortgagor;

               (viii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default or other fact or circumstance upon the occurrence of which it may be required to take action hereunder unless a

          Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Holders of the Certificates and this Agreement; and

               (ix) The Trustee shall not be responsible for any act or omission of the Certificate Registrar (unless the Trustee or an Affiliate of the Trustee is acting as Certificate Registrar), the Servicer, the FDIC or the Mortgage Loan Seller.

          (b) Following the Startup Day, the Trustee shall not accept any contribution of assets to the Trust Fund (other than a Qualified Substitute Mortgage Loan pursuant to Section 2.04(d) hereof) unless it shall have obtained an Opinion of Counsel, at no expense to the Trustee, the Servicer or the Trust Fund, to the effect that the inclusion of such assets in the Trust Fund will not cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust Fund to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          Section 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates, other than the Certificate of Authentication, shall be taken as the statements of the Mortgage Loan Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement (other than as to the due authorization, execution and delivery thereof by it or of the Certificates (other than as to the due authorization and execution thereof by it or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Mortgage Loan Seller of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Mortgage Loan Seller in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Mortgage Loan Seller or the Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Mortgage Loan Seller or the Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

          Section 8.04.  Trustee May Own Certificates.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

          Section 8.05.  Fees and Expenses of Trustee; Indemnification of
                         Trustee.

          (a) The Trustee may withdraw from the Distribution Account, prior to any other payments to be made from such account, on each Distribution Date the Trustee's Fee. As to each Mortgage Asset and REO Loan, the Trustee's Fee shall accrue at the Trustee Fee Rate and shall be computed on the basis of the same principal amount and for the same period respecting which any related interest payment due on the Mortgage Loans is computed (except that for purposes of calculating its fee, each Mortgage Loan shall be deemed to accrue interest on the basis of a 360-day year consisting of twelve 30-day months). From time-to-time the Trustee may request the Servicer to withdraw, and the Servicer shall pay, from the Collection Account the Trustee's Fee, to the extent not paid from the Distribution Account all amounts necessary to reimburse the Trustee for all ongoing reasonable expenses and disbursements incurred or made by the Trustee in the course of performing its duties in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its outside counsel and of all persons not regularly in its employ, but excluding allocable overhead), other than any such expense or disbursement (i) specifically required to be borne thereby pursuant to the terms hereof, (ii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of reckless disregard of such obligations and duties, (iii) as may arise from a breach of any representation, warranty or covenant of the Trustee made herein or (iv) except as otherwise provided in Section 8.11, incurred in connection with the use of any Custodian; provided, however, that the Trustee shall not refuse to perform any of its duties under this Agreement solely as a result of the failure of the Servicer or the Trust Fund to pay the Trustee's fees and expenses.

          (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified and held harmless by the Trust Fund (which amounts shall be Extraordinary Expenses) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder; provided that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this
Section 8.05(b) for any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or by reason of reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

          (c) The Servicer shall indemnify the Trustee for any liability or assessment against the Trustee resulting from any negligent error or omission in any information furnished in writing or by electronic means by the Servicer to the Trustee that is reasonably necessary for the Trustee to perform its duties pursuant to Section 10.01(e).

          (d) The Servicer shall indemnify the Trustee for any loss, liability or expense (including without limitation costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising in respect of the Servicer's negligent acts or omissions in connection with its performance of its duties under this Agreement or the Certificates that are done or omitted in violation of its obligations under this Agreement (including without limitation servicing, foreclosures or liquidations, and any resultant liability therefrom) (other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of duties hereunder, or as may arise from a breach of any representation or warranty of the Trustee set forth herein or from any failure of the Trustee to perform its obligations set forth in Section 8.12); provided, however, that the indemnification provided for in this Section 8.05(d) shall only be effective upon exhaustion by the Trustee of its claims against the Collection Account pursuant to Section 8.05(b) and the termination of the Collection Account upon the final withdrawal of funds from the Collection Account pursuant to Section 3.05(a)(xiv). Notwithstanding anything herein to the contrary, the foregoing indemnification shall not benefit the Trustee or any director, officer, employee or agent of the Trustee insofar as any such loss, liability or expense arises out of the Trustee's acting in any capacity other than as Trustee, including without limitation as successor Servicer.

          (e) In the event that any loss, liability or expense arises from the issuance or sale of the Certificates and the indemnification provided to the Trustee pursuant to this Section 8.05 is deemed invalid or unenforceable, the Trustee may deduct from the Collection Account the amount of any such liability as may arise by reason of the acts or omissions of others.

          (f) The provisions of this Section 8.05 shall survive the termination of this Agreement. Any payment hereunder made by the Mortgage Loan Seller, the FDIC or the Servicer to the Trustee shall be from its own funds, without reimbursement therefor from Certificateholders or the Trust Fund.

          Section 8.06.  Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and rated "BBB" by Duff & Phelps or otherwise acceptable to Duff & Phelps. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The Trustee shall not have its place .of business from which it administers the Trust Fund in any state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions). The corporation or association serving as Trustee may have banking and trust relationships with the Mortgage Loan Seller, the FDIC and its Affiliates or the Servicer and its Affiliates.

          Section 8.07.  Resignation and Removal of the Trustee.

          (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Rating Agencies, the FDIC, the Mortgage Loan Seller, the Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Mortgage Loan Seller shall promptly appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Servicer by the Mortgage Loan Seller. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Mortgage Loan Seller, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Mortgage Loan Seller may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Servicer by the Mortgage Loan Seller.

          (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Mortgage Loan Seller, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the remaining Certificateholders and the Servicer by the Mortgage Loan Seller.

          (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

          Section 8.08.  Successor Trustee.

          (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Mortgage Loan Seller and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Mortgage Loan Seller and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

          (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance (i) such successor trustee shall be eligible under the provisions of Section 8.06, (ii) the long-term unsecured debt obligations of such successor (or, in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of such depository institution holding company) are rated "BBB" or better by Duff & Phelps and "Aa2" or better by Moody's and (iii) such successor trustee shall otherwise be acceptable to the Rating Agencies.

          (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Mortgage Loan Seller shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Mortgage Loan Seller fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Mortgage Loan Seller.

          Section 8.09.  Merger or Consolidation of Trustee.

          Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 8.10.  Appointment of Co-Trustee or Separate Trustee.

          (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

          (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

          Section 8.11.  Appointment of Custodians.

          The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Subject to the other provisions of this Article VIII, the Trustee agrees to enforce the terms and provisions of Sections 2.01 and 2.02 hereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $10,000,000 (unless the Trustee shall have guaranteed the availability of capital in such amount), shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Mortgage Loan Seller or any Affiliate of the Mortgage Loan

Seller. Each Custodian shall be subject to the same obligations and standard of care as are imposed on the initial Custodian hereunder in connection with the retention of Mortgage Files. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. The fees and expenses of the Custodian, to the extent not in excess of fees and expenses charged by the Trustee for custodial services under this Agreement, shall be paid directly by the FDIC or, if paid directly by the Trustee, reimbursed to the Trustee by the FDIC.

          Section 8.12.  Representations and Warranties of the Trustee.

          The Trustee hereby represents and warrants to the Servicer, the FDIC and the Mortgage Loan Seller, as of the Closing Date, that:

          (i) The Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

          (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

          (iii) The Trustee has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by the Servicer, the FDIC and the Mortgage Loan Seller, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, is likely to affect materially and adversely the condition (financial or other) or operations of the Trustee or the ability of the Trustee to perform its obligations under this Agreement.

          (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, is likely to materially and adversely affect the condition (financial or other) or operations of the Trustee or the ability of the Trustee to perform its obligations under this Agreement.

          Section 8.13.  Filings with the Securities and Exchange Commission.

          The Trustee shall, prepare and file with the Securities and Exchange Commission any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed (including such filings as are required to be made by EDGAR or other electronic system), and shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited, pursuant to the Securities Exchange Act of 1934, as amended. The cost of the foregoing shall be an Extraordinary Expense. Notwithstanding the foregoing, within 15 days following the Closing Date, the Mortgage Loan Seller shall prepare, and the Trustee shall execute and file with the Securities and Exchange Commission, a report on Form 8-K setting forth information with respect to the Mortgage Loans included in the Trust Fund on the Closing Date.

          The Trustee is authorized, on behalf of the Trust Fund, to execute and file with the Securities and Exchange Commission a Registration Statement on Form S-11, together with amendments thereto, and such other forms and statements relating to the sale of the Certificates in any state, as may be requested of it by the Mortgage Loan Seller or any designee thereof and the execution and filing of any such documents prior to the execution and delivery hereof is hereby ratified and confirmed.

          Section 8.14.  Filings with the Commonwealth of Massachusetts.

          The Trustee shall make all filings required by Massachusetts General Laws Chapter 182, Sections 2 and 14, and any other filings relating to the organization and qualification of the trust and the Trustee required by applicable state law.

                                  ARTICLE IX.

                                  TERMINATION

          Section 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Assets.

          (a) Subject to Section 9.03 and Section 8.05(e), the respective obligations and responsibilities under this Agreement of the Mortgage Loan Seller, the FDIC, the Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Servicer and required hereunder to be so paid or deposited on the Distribution Date following the earlier to occur of (i) the purchase by the FDIC, the Mortgage Loan Seller, the Servicer or the Class R-LT Certificateholder having the largest Percentage Interest in such Class (the "Controlling Class R-LT Certificateholder"), at the option of any of them, of all Mortgage Assets and each REO Property remaining in the Lower-Tier REMIC at a price equal to the greater of (1) the aggregate Purchase Price of all the Mortgage Assets included in the Lower-Tier REMIC, plus the appraised value of each REO Property, if any, included in the Lower-Tier REMIC, such appraisal to be conducted by an Independent MAI-appraiser selected by the Servicer, minus, if the Purchaser is the Servicer, the aggregate amount of unreimbursed P&I Advances and Servicing Advances and unpaid Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer in connection with such purchase), and (2) the aggregate fair market value of all of the assets of the Lower-Tier REMIC (as determined by the Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to Section 9.01(b)), and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Asset or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

          (b) The Servicer, the FDIC, the Mortgage Loan Seller, or the Controlling Class R-LT Certificateholder, may make an election to purchase all of the Mortgage Assets and each REO Property remaining in the Lower-Tier REMIC pursuant to clause (i) of the preceding paragraph by giving written notice to the Trustee, the FDIC, the Mortgage Loan Seller, the Servicer and the Controlling Class R-LT Certificateholder (excepting such electing party), no later than 60 days prior to the anticipated date of purchase; provided, however, that the Servicer, the FDIC, the Mortgage Loan Seller, or the Controlling Class R-LT Certificateholder may elect to purchase all of the Mortgage Assets and each REO Property remaining in the Lower-Tier REMIC pursuant to clause (i) of Section 9.01(a) only if the aggregate Stated Principal Balance of the Mortgage Assets and any REO Loans remaining in the Lower-Tier REMIC at the time of such election is less than 10% of the aggregate Cut-off Date Balance of the Mortgage Assets. The right of the parties to purchase the assets of the Lower-Tier REMIC shall be in the following priority (i) the Controlling Class R-LT Certificateholder, (ii) the FDIC, (iii) the

Mortgage Loan Seller and (iv) the Servicer. Notwithstanding the foregoing, the party with the prior right shall have the right prior to the right of another party if, and only if, upon receipt by it of notice of another party's election to purchase the Mortgage Assets and each REO Property remaining in the Lower-Tier REMIC pursuant to this clause (b), it notifies the other parties and the Trustee within five (5) Business Days after receipt of such notice of its election to purchase the Mortgage Assets and each REO Property. Any purchase of all of the assets of the Lower-Tier REMIC shall cause a termination of the Lower-Tier REMIC and the Upper-Tier REMIC.

          (c) Notice of any termination of the Lower-Tier REMIC (and, in turn, the Upper-Tier REMIC) shall be given by the Servicer by letter to the Trustee for timely delivery to the Certificateholders mailed (a) in the event such notice is given in connection with the Servicer's, the FDIC's, the Mortgage Loan Seller's or the Controlling Class R-LT Certificateholder's purchase of the Mortgage Assets and each REO Property, during the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Certificate Registrar therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Certificate Registrar. Unless it is acting as Certificate Registrar, the Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given in connection with the purchase by the Servicer, the FDIC, the Mortgage Loan Seller or the Controlling Class R-LT Certificateholder of all of the Mortgage Assets and each REO Property remaining in the Trust Fund, the Controlling Class R-LT Certificateholder, the FDIC or the Mortgage Loan Seller, as the case may be, shall deliver to the Servicer for deposit in the Collection Account or the Servicer shall deposit therein, as applicable, not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. Upon receipt of notification of such final deposit, the Trustee shall release to the Servicer, the FDIC, the Mortgage Loan Seller, or the Controlling Class R-LT Certificateholder, as the case may be, the Mortgage Files for the remaining Mortgage Assets and shall execute all assignments, endorsements and other instruments furnished to it by the Servicer, the FDIC, the Mortgage Loan Seller or the Controlling Class R-LT Certificateholder, as applicable, as shall be necessary to effectuate transfer of the Mortgage Assets and REO Properties to the Servicer, the FDIC, the Mortgage Loan Seller or the Controlling Class R-LT Certificateholder (or their respective designees), as the case may be. Any transfer of Mortgage Assets to the Controlling Class R-LT Certificateholder shall be on a servicing-released basis.

          (d) Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with
Section 4.01 in respect of the

Certificates so presented and surrendered. Any funds not distributed on such Distribution Date shall be set aside and held in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with this Section 9.01 and Section 4.01.

          Section 9.02.  Termination of the Upper-Tier REMIC.

          The Upper-Tier REMIC shall be terminated on the date on which (i) it receives the last distributions on the Uncertificated Regular Interests and (ii) the last distribution on the Upper-Tier REMIC Certificates is made.

          Section 9.03.  Additional Termination Requirements.

          (a) In the event that the Servicer, the FDIC, the Mortgage Loan Seller, or the Controlling Class R-LT Certificateholder purchases all the Mortgage Assets and each REO Property remaining in the Lower-Tier REMIC pursuant to Section 9.01, the Lower-Tier REMIC (and, accordingly, the Upper-Tier REMIC) shall be terminated in accordance with the following additional requirements.

          (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return of the Lower-Tier REMIC and the Upper-Tier REMIC pursuant to Treasury Regulation
     Section 1.860F-1 and shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer, the FDIC, the Mortgage Loan Seller or the Controlling Class R-LT Certificateholder, as applicable;

          (ii) During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Lower-Tier REMIC to the Servicer, the FDIC, the Mortgage Loan Seller or the Controlling Class R-LT Certificateholder, as applicable, for cash and shall distribute such cash to (a) the Trustee, as holder of the Uncertificated Regular Interests and (b) the Class R-LT Certificateholder, in each case in accordance with the provisions of
     Section 4.01;

          (iii) To the extent of the cash proceeds described in clause (ii) remaining after the payment of any remaining expenses of the REMICs, such cash proceeds shall be applied to reduce to zero outstanding entitlements to interest and principal of the Uncertificated Regular Interests, and any amount of such proceeds thereafter remaining shall be distributed on the Class R-LT Certificates; and

          (iv) Amounts received with respect to the Uncertified Regular Interests shall be applied as distributions on the Regular Certificates to reduce to zero the outstanding entitlements to interest and principal of the Regular Certificates, any remaining such amounts shall be distributed on the Class R-UT Certificates, and the Trust shall terminate; provided that the Trustee, in its discretion, may delay making the distributions described in this clause (iv) in an amount and for a period that it deems reasonable to meet the claims of the Trust Fund's creditors.

          (b) The Trustee shall prepare any documentation required in connection with the adoption of any plan of complete liquidation of the Lower-Tier REMIC and Upper-Tier REMIC pursuant to this Section 9.03 that in the judgment of the Trustee may be necessary or appropriate to effect the termination and liquidation of the Lower-Tier REMIC and Upper-Tier REMIC hereunder. The cost of the foregoing shall be an expense of the party purchasing the remaining Mortgage Loans pursuant to Section 9.01.

          (c) By their acceptance of the Uncertificated Regular Interests, Regular and Residual Certificates, the Holders hereof hereby agree to authorize the Trustee to adopt a plan of complete liquidation for the Lower-Tier REMIC and the Upper-Tier REMIC, which authorization shall be binding upon all successor Uncertificated Regular Interests, Regular and Residual Certificateholders.

                                   ARTICLE X.

                              REMIC ADMINISTRATION

          Section 10.01.  REMIC Administration.

          (a) The Trustee shall elect to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

          (b) The Uncertificated Regular Interests shall be designated as the Regular Interests in the Lower-Tier REMIC, and the Class R-LT Certificates shall be designated as the single class of Residual Interest in the Lower-Tier REMIC. The Class I-A, Class I-B, Class I-C, Class I-D, Class I-XS, Class II-A (exclusive of the related Contract Rights), Class II-B (exclusive of the related Contract Rights, Class II-C (exclusive of the related Contract Rights) and Class II-XS Certificates shall be designated as the Regular Interests in the Upper-Tier REMIC, and the Class R-UT Certificates shall be designated as the single class of Residual Interest in the Upper-Tier REMIC. The Trustee shall not permit the creation of any "interests" in the Lower-Tier REMIC or the Upper-Tier REMIC (within the meaning of Section 860G of the Code) other than the Uncertificated Regular Interests and the Regular Interests represented by the Certificates. The Trustee shall account for the Contract Rights as property separate and apart from the Regular Interests in the two REMICs. At such time as the Trustee reports interest and original issue discount (if any) to the Holders of the Class II-A, Class II-B, and Class II-C Certificates, it shall separately state the amount and timing of any payments made to such Holders that are attributable to the Contract Rights.

          (c) The Closing Date is hereby designated as the "startup day" of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of
Section 860G(a)(9) of the Code.

          (d) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses of the Trust Fund incurred in the preparation and filing of the tax returns required to be prepared and filed by it hereunder, other than the expense of obtaining any tax related Opinion of Counsel and other than taxes and filing fees, except as specified herein. Subject to Section 10.01(g), the Trustee shall be reimbursed pursuant to Section 3.05(a)(vi) for all other tax related expenses incurred hereunder. The holder of the largest Percentage Interest in each Class of the Residual Certificates, by their acceptance of such Certificates, agrees to be and is hereby designated as the Tax Matter Person for each related REMIC. The holders of the largest Percentage Interest in the Class R-LT Certificates and Class R-UT Certificates, as the Tax Matter Person for the Lower-Tier REMIC and the Upper-Tier REMIC, respectively, hereby appoint the Trustee (or any successor trustee) to act as their agent and in such capacity the Trustee (or any successor trustee) shall act on behalf of the Trust Fund in relation to any tax matter or controversy and shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Lower-Tier REMIC or the Upper-Tier REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Lower-Tier REMIC or the Upper-Tier REMIC and otherwise act on behalf of the Lower-Tier REMIC and the Upper-Tier REMIC in relation to any tax matter or controversy involving the Lower-Tier REMIC or the Upper-Tier REMIC. The legal expenses and costs of any action described in this subsection (d) shall be Extraordinary Expenses. Any taxes, interest and penalties resulting from any action described in this subsection
(d) shall be charged to and paid by the Trust Fund as an Extraordinary Expense, unless such taxes, interest and penalties are incurred by reason of the Trustee's willful misfeasance, bad faith or gross negligence or are expressly provided by this Agreement to be borne by any party hereto. Any taxes, interest and penalties incurred by reason of the Trustee's willful misfeasance, bad faith or gross negligence shall be charged to and paid by the Trustee.

          (e) The Trustee shall prepare, sign and file all of the Tax Returns in respect of the Lower-Tier REMIC and the Upper-Tier REMIC. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC as is in its possession and reasonably requested in writing by the Trustee to enable it to perform its obligations under this Article.

          (f) The Trustee shall perform on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or State of New York taxing authority. The Trustee shall also file tax returns in Massachusetts and New York and in such other jurisdictions that the Trustee determines may from time-to-time be required to be filed on behalf of the Trust Fund; provided, however, that, notwithstanding any contrary provision of this
Article X, the Trustee shall be liable for any taxes, interest and penalties arising due to its failure to file any such other state Tax Returns only if such failure was due to the Trustee's gross negligence, subject to the general indemnification and liability standards of Section 8.05(b). Included among such duties, the Trustee shall provide to: (i) any transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) the Internal Revenue Service the name, title, address and telephone number of the Person who will serve as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC. In addition, the Mortgage Loan Seller shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data requested by the Trustee that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow (based upon the Prepayment Assumption) of the Certificates.

          (g) The Trustee shall take such action and shall cause the REMICs created hereunder to take such action as shall be necessary to create or maintain the status thereof as REMICs under the REMIC Provisions (and the Servicer shall assist it, to the extent reasonably requested by it). The Trustee shall not take any action, cause the Lower-Tier REMIC or the Upper-Tier REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would: (i) affect the status of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC; or (ii) result in the imposition of a tax upon the Lower-Tier REMIC or the Upper-Tier REMIC (including, except as explicitly provided in Articles II and III hereof, the tax on prohibited transactions as defined in
Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel, except as explicitly provided in Articles II and III hereof (unless otherwise specified herein, at the expense of the party seeking to take such action), to the effect that the contemplated action will not: (i) cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) result in the imposition of any tax on the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the REMIC Provisions. The Servicer shall not take any action, omit to take any action, or cause the Lower-Tier REMIC or the Upper-Tier REMIC to take any action, as to which the Trustee has advised it in writing that an Adverse REMIC Event could result, except as explicitly provided in Article II and III hereof. The Trustee may consult with counsel in preparing such written advice, and the cost of same shall be borne by the party seeking to take, or omit to take, the action.

          (h) If any tax or filing fee is imposed on the Trust Fund, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Servicer pursuant to Section 3.17(a)(iii)) such tax or filing fee shall be charged: (i) to the Trustee, if such tax or filing fee arises out of or results from a breach by the Trustee of any of its obligations under this Article X; (ii) to the Servicer, if such tax or filing fee arises out of or results from a breach by the Servicer of any of its obligations under
Article III, or this Article X; (iii) to the Mortgage Loan Seller, if such tax or filing fee arises out of or results from a breach of the FDIC's representation set forth in Section 2.03(c)(xv), (xvi) or (xxxi); or (iv) if not charged to the Mortgage Loan Seller, the Trustee or the Servicer, against amounts on deposit in the Collection Account, in which case the amount of such tax or filing fee shall be paid by the Servicer by withdrawal from the Collection Account at the direction of the Trustee. Any tax permitted to be incurred by the Servicer pursuant to Section 3.17(a)(iii) shall be charged to and paid by the Trust Fund.

          (i) On or before April 15 of each calendar year, commencing April 15, 1997, the Trustee shall deliver to the Servicer and each Rating Agency a certificate from a Responsible Officer stating the Trustee's compliance with this Article X.

          (j) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis.

          (k) Following the Startup Day, the Trustee shall not accept any contributions of assets to either the Lower-Tier REMIC or the Upper-Tier REMIC, other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.04, unless it shall have received an Opinion of Counsel at no expense to the Trustee or the Trust Fund, to the effect that the inclusion of such assets in such REMIC will not cause: (i) the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on the Trust Fund under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (l) Except as otherwise permitted by Section 3.17(a)(iii), neither the Trustee nor the Servicer shall enter into any arrangement by which either the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          Section 10.02.  Prohibited Transactions and Activities.

          Neither the Trustee nor the Servicer shall: (i) sell or dispose of any of the Mortgage Loans (except in connection with (a) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (b) the bankruptcy of the Trust Fund, (c) the termination of the Trust Fund pursuant to Article IX of this Agreement, or (d) a purchase, sale or disposition of Mortgage Loans pursuant to Article II or III of this Agreement); (ii) acquire any assets for the Trust Fund except as expressly permitted by this Agreement; (iii) sell or dispose of any investments in the Collection Account, the Distribution Account or the REO Account for gain; or (iv) accept any contributions to the Trust Fund after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.04), in any event unless it has received an Opinion of Counsel (at no expense to the Servicer, the Trustee or the Trust
Fund) that such sale, disposition, or acquisition will not: (a) cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (b) cause the Trust Fund to be subject to the imposition of any prohibited transactions or contribution tax pursuant to the REMIC Provisions.

                                  ARTICLE XI.

                           MISCELLANEOUS PROVISIONS

          Section 11.01.  Amendment.

          (a) This Agreement may be amended from time-to-time by the Mortgage Loan Seller, the FDIC, the Servicer and the Trustee, without the consent of any of the Certificate-holders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) as provided in Section 3.22 or (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust Fund or either REMIC at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of the Trust Fund or either REMIC or the loss of REMIC status of either REMIC; provided that such action (except any amendment described in clause (v) above) shall not, as evidenced by an Opinion of Counsel (which may rely conclusively as to credit matters on a letter of each Rating Agency) delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

          (b) This Agreement may also be amended from time-to-time by the Mortgage Loan Seller, the FDIC, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) alter the obligation of the Servicer to make P&I Advances without the consent of the Holders of all Certificates, (iii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) and (ii) without the consent of the Holders of all Certificates of such Class, (iv) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all Certificates then outstanding or (v) alter the servicing standard set forth in Section 3.01(a). No amendment of this Agreement shall affect the FDIC's Limited Guaranty obligation or the FDIC's rights to reimbursement hereunder in connection therewith without the prior written consent of the FDIC. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Mortgage Loan Seller, the FDIC, the Servicer or any Affiliate of the Mortgage Loan Seller or the Servicer shall be entitled to Voting Rights with respect to matters described in clauses (i), (ii) and (iii) of this paragraph affecting such Certificates.

          (c) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Servicer shall consent to any amendment to this Agreement unless the Trustee and the Servicer shall each have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Servicer or the Trustee in accordance with such amendment will not result in the imposition of a tax on the Trust Fund pursuant to the REMIC Provisions or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

          (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement describing the amendment to each Certificateholder.

          (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (f) The Trustee and the Servicer may, but neither shall be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

          (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Trustee requests any amendment of this Agreement and such amendment does not solely benefit the Servicer or the Trustee, the Servicer or the Trustee shall be entitled to withdraw the cost of any Opinion of Counsel required pursuant to Section 11.01(a) or (c) out of the Collection Account pursuant to Section 3.05(a)(xi).

          Section 11.02.  Recordation of Agreement; Counterparts.

          (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust Fund on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be an Extraordinary Expense) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

          (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 11.03.  Limitation on Rights of Certificateholders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time-to-time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of an Event of Default, or of a default by the Mortgage Loan Seller or the FDIC in the performance of any of its obligations hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.04.  Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 11.05.  Notices.

          Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered mail, postage prepaid, return receipt requested, and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex, telecopy or telegraph and confirmed by a writing delivered by means of (a), (b) or (c), to: (i) in the case of the Mortgage Loan Seller or the FDIC, Federal Deposit Insurance Corporation, 1717 H Street, N.W., Washington, D.C. 20006 (in the case of overnight mail) or 550 17th Street, N.W., Washington, D.C. 20429 (in the case of regular mail), Attention:
Associate General Counsel-Corporate Legal Issues Section, telecopy number:
(202) 736-0189, with copies to Deputy Director-Finance, L. William Seidman Center, 3501 North Fairfax Drive, Arlington, Virginia, telecopy number: (202) 736-0189, and Managing Director-Contract Oversight and Management Branch, 1910 Pacific Avenue, 10th Floor, Dallas, Texas 75201, telecopy number: (214) 953-4981; (ii) in the case of the Servicer, Banc One Management and Consulting Corporation, 1717 Main Street (14th Floor), Dallas, Texas 75201, Attention:
Edgar L. Smith, II, telecopy number: (214) 290-4480, with a copy to George Bleuher, Esq. (12th Floor), telecopy number: (214) 290-5265; (iii) in the case of the Trustee, 225 Franklin Street, Boston, Massachusetts 02110, Attention:
Corporate Trust Department, telecopy number: (617) 664-5367; (iv) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Managing Director, Structured Finance - Commercial Real Estate Group, telecopy number: (212) 553-1350; and (v) in the case of Duff & Phelps, Duff & Phelps Credit Rating Co., 55 East Monroe Street, 35th Floor, Chicago, Illinois 60603, Attention: Commercial Mortgage Monitoring Group, telecopy number (312) 263-2852; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be sent to the address of such Holder as shown in the Certificate Register.

          Section 11.06.  Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 11.07.  Successors and Assigns.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trustee and the Certificateholders.

          Section 11.08.  Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          Section 11.09.  Notices to Rating Agencies.

          (a) The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

                (i)    any material change or amendment to this Agreement;

                (ii) the occurrence of any Event of Default that has not been cured;

                (iii) the resignation or termination of the Servicer or the Trustee;

                (iv)   any change in the location of the Distribution Account;
          and

                (v) the final payment to the Holders of the Certificates of any Class.

          (b) The Servicer shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

                (i) the purchase of any Mortgage Loan pursuant to this Agreement;

                (ii)   the resignation or removal of the Trustee;

                (iii)  any change in the location of the Collection Account;

                (iv) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee; and

                (v) any determination by the Servicer that a Servicing Advance or P&I Advance constitutes (or would, if made, constitute) a Nonrecoverable Servicing Advance or a Nonrecoverable P&I Advance, as the case may be.

          (c) The Servicer shall promptly furnish to the Rating Agencies copies of the following:

                (i) each of its annual statements as to compliance described in Section 3.13;

                (ii) each of its annual independent public accountants' servicing reports described in Section 3.14; and

                (iii) such other information that either Rating Agency may request that is readily available to the Servicer.

          (d) The Trustee shall promptly furnish to each Rating Agency a copy of the statement delivered to Certificateholders pursuant to Section 4.02.

          Section 11.10.  Effect of Payments by the FDIC; Subrogation.

          Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Certificates that is made with moneys received pursuant to the terms of the Limited Guaranty shall not be considered payment of the Certificates from the Trust Fund and shall not result in the payment of or the provision for the payment of the principal of or interest on the Certificates within the meaning of Section 4.01. The Mortgage Loan Seller, the Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Certificate agrees, that without the need for any further action on the part of the FDIC, the Mortgage Loan Seller, the Servicer, the Trustee or the Certificate Registrar (a) to the extent the FDIC makes payments, directly or indirectly, on account of principal of or interest on the Certificates to the Holders of such Certificates, the FDIC will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust Fund in respect of the related Mortgage Loans or REO Properties and (b) the FDIC shall be paid such principal and interest, but only from the sources and in the manner provided herein for the payment of such principal and interest.

          The Trustee and the Servicer shall cooperate in all respects with any reasonable written request by the FDIC for action to preserve or enforce the rights or interests of the FDIC under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein; provided, however, that no such written request shall cause the Servicer or the Trustee to incur any unreasonable cost or expense not otherwise provided for in this Agreement.

          Section 11.11.  Notices and Reports to the FDIC.

          (a) All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Certificateholders shall also be sent to the FDIC.

          (b) In addition to the items required to be delivered to the FDIC pursuant to clause (a) above, the Trustee will also submit monthly reports to the FDIC substantially in the forms set forth in Exhibits G-l, G-2, M and N to
                                                 -------
this Agreement.

          (c) In addition to the items required to be delivered to the FDIC pursuant to clause (a) above, the Servicer will also submit monthly reports to the FDIC substantially in the forms set forth in Exhibits G-3, G-4, G-5, G-6,
                                                 --------
G-7, G-8, K, J-1, J-2, J-3 and L to this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                         FEDERAL DEPOSIT INSURANCE CORPORATION, in its corporate capacity as administrator of the Bank Insurance Fund


                         By:  /s/ Joseph V. Fellerman
                             ------------------------------------------------
                         Name:         Joseph V. Fellerman
                                      ---------------------------------------
                         Title:        Senior Liquidation Specialist
                                      ---------------------------------------


                         FEDERAL DEPOSIT INSURANCE CORPORATION, as receiver of the Depository Institutions


                         By:  /s/ Sandra L. Thompson
                             ------------------------------------------------
                         Name:         Sandra L. Thompson
                                      ---------------------------------------
                         Title:        Manager, Securitizations
                                      ---------------------------------------


                         BANC ONE MANAGEMENT AND CONSULTING CORPORATION,
                         Servicer


                         By:  /s/ Edgar L. Smith, II
                             ------------------------------------------------
                         Name:         Edgar L. Smith, II
                                      ---------------------------------------
                         Title:        Chief Operating Officer
                                      ---------------------------------------


                         STATE STREET BANK AND TRUST COMPANY, Trustee


                         By:  /s/ David Duclos
                             ------------------------------------------------
                         Name:         David Duclos
                                      ---------------------------------------
                         Title:        Assistant Vice President
                                      ---------------------------------------